SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 17, 2012

DYNASTAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-144596	32-0309317
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1311 Herr Lane, Louisville, KY 40222
(Address of principal executive offices)

502.326.8100
(Registrant’s telephone number, including area code)

c/o Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, new York NY 10022
(Former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements as that term is defined under the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to the adequacy of our capital to finance our planned operations, market acceptance of our services and product offerings, our ability to attract and retain key personnel, and our ability to protect our intellectual property. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Explanatory Note

This Current Report on Form 8-K/A is being filed for the purpose of including exhibits that were not filed on the Registrant’s Current Report on Form 8-K which was dated January 17, 2012, and was filed with the SEC on January 23, 2012 (the “Original Filing”). The Original Filing errantly excluded Exhibit 4.2, Form of Bridge Note Exchange Warrant, and Exhibit 21.1, Subsidiaries of Registrant (the “Missing Exhibits”). This Current Report on Form 8-K/A includes the Missing Exhibits.

On October 14, 2011, we changed our corporate name from Medical Design Studios, Inc. to Dynastar Holdings, Inc. (“Dynastar Holdings”). Effective November 2, 2011, our trading symbol was changed from “MEDD.OB” to “DYNA.OB”.

On January 17, 2012, our wholly owned Delaware subsidiary, Dynastar Acquisition Corp. (“Acquisition Corp.”), merged (the “Merger”) with and into Dynastar Ventures, Inc., a Delaware corporation (“Dynastar”). In connection with the Merger, each share of Dynastar common stock, on a fully diluted basis, was converted into the right to receive, one (1) share of our common stock. Dynastar was the surviving corporation of that Merger. As a result of the Merger, Dynastar Holdings acquired the business of Dynastar and will continue the existing business operations of Dynastar, as its wholly owned subsidiary.

Unless the context indicates otherwise, the terms “Dynastar Holdings,” “Company,” “we,” “us” and “our” herein refer to Dynastar Holdings, Inc. and its subsidiaries (including Dynastar Ventures, Inc.), after giving effect to the Merger. References to “Pubco” refer to the public company prior to giving effect to the Merger. References to “Dynastar” refer to Dynastar Ventures, Inc., and its subsidiaries Dynasty Energy, LLC and Hm Energy Consultants, LLC, each a Delaware corporation, both before and after giving effect to the Merger.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

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Table of Contents

Cautionary Note Regarding Forward-Looking Statements		i

Explanatory Note		i

Item 1.01.	Entry into a Material Definitive Agreement	1

Item 2.01.	Completion of Acquisition or Disposition of Assets	1

The Merger and Related Transactions		1

Description of Business		6

Risk Factors		12

Management’s Discussion and Analysis of Financial Condition and Results of Operation		23

Securities Ownership of Certain Beneficial Owners and Management		32

Directors and Executive Officers		34

Executive Compensation		36

Market Price of and Dividends on Common Equity and Related Stockholder Matters		37

Certain Relationships and Related Transactions		40

Description of Capital Stock		41

Indemnification of Officers and Directors		46

Recent Sales of Unregistered Securities		46

Financial Statements and Supplemental Data		48

Index to Exhibits		48

Description of Exhibits		48

Item 3.02.	Unregistered Sales of Equity Securities.	48

Item 5.01.	Changes in Control of the Registrant.	48

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	48

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.06.	Change in Shell Company Status.	49

Item 9.01.	Financial Statements and Exhibits.	49

Financial Statements		F-1

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Item 1.01. Entry into a Material Definitive Agreement

On January 17, 2012, Pubco entered into an Agreement and Plan of Merger and Reorganization with Acquisition Corp. and Dynastar which we refer to in this Current Report as the “Merger Agreement”, and completed the Merger. For a description of the Merger and the material agreements entered into in connection with the Merger, please see the disclosures set forth in Item 2.01 to this Current Report, which disclosures are incorporated into this item by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

THE MERGER AND RELATED TRANSACTIONS

The Merger

On January 17, 2012, which we refer to as the “Closing Date”, Pubco, Dynastar, and Acquisition Corp. entered into the Merger Agreement and completed the Merger. As a result of the Merger, we acquired the business of Dynastar and will continue the existing business operations of Dynastar as our wholly owned subsidiary. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

On October 6, 2011, Dynastar purchased an aggregate of 271,400,076 (6,742,859 pre-split) shares of Pubco’s restricted common stock from the previous owner for a cash consideration of $100,000. The 271,400,076 shares purchased by Dynastar represented approximately 94.4% of Pubco’s issued and outstanding common stock as of the purchase date. Dynastar surrendered those shares to Pubco for cancellation concurrent with the closing of the Merger. Prior to the Merger, no material relationship existed between Acquisition Corp. and Dynastar.

Pursuant to the Merger Agreement, on the Closing Date, Acquisition Corp., a wholly owned subsidiary of Dynastar Holdings, merged with and into Dynastar, with Dynastar remaining as the surviving entity. As a result of the Merger, each share of Dynastar common stock outstanding was cancelled and converted into the right to receive one (1) share of our common stock.

Prior to the closing of the Merger, holders of the Series A Convertible Preferred Stock of Dynastar (the “Dynastar Preferred Stock”) agreed (i) that their shares of Dynastar Preferred Stock would automatically convert into shares of Dynastar common stock immediately prior to, and conditional upon, the closing of the Merger at the anti-dilution adjusted conversion price of $0.20 per share, rather than at the original conversion price of $0.33 per share, and (ii) to waive certain rights they may have had under the terms of the Dynastar Preferred Stock.

Prior to the closing of the Merger, holders of the Dynastar 10% Secured Convertible Promissory Notes (the “Bridge Notes”) agreed (i) that their Bridge Notes would automatically convert into shares of our common stock upon the closing of the Merger at the anti-dilution adjusted conversion price of $0.20 per share, rather than at the original conversion price of $0.40 per share, (ii) that the Dynastar Warrants (defined below) would automatically convert upon the closing of the Merger into our warrants (on terms discussed below) and (iii) to waive certain rights they may have had under the terms of the Dynastar Warrants

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As of the closing of the Merger, there were no outstanding or authorized options, warrants, rights, agreements or commitments to which Dynastar is a party or which are binding upon Dynastar providing for the issuance or redemption of any of its capital stock.

The Merger Agreement contains customary representations, warranties and covenants of Dynastar Holdings, Dynastar, and, as applicable, Acquisition Corp., for like transactions. Breaches of representations and warranties are secured by indemnification provisions. The Merger Agreement provides for a post-closing adjustment in an aggregate amount of up to 500,000 additional shares of our common stock issuable pro rata to Dynastar’s pre-Merger stockholders for any breach of the Merger Agreement by us that is discovered during the two-year period following the closing of the Merger.  The Merger Agreement also provides that 5% of the shares of our common stock that Dynastar’s pre-Merger stockholders receive in the Merger in exchange for their shares of Dynastar are to be held in escrow for any breach of the Merger Agreement by Dynastar that is discovered during the two years following the Merger pursuant to the terms of an Escrow Agreement dated as of January 17, 2012, among the Company, John S. Henderson IV, as indemnification representative, and Gottbetter & Partners, LLP, as Escrow Agent.

For financial reporting purposes, the Merger represents a capital transaction of Dynastar or a “reverse merger” rather than a business combination, because the sellers of Dynastar controlled the combined company immediately following the completion of the Merger. As such, Dynastar is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a recapitalization of Dynastar.  Accordingly, the assets and liabilities and the historical operations that will be reflected in Dynastar Holdings’ ongoing financial statements will be those of Dynastar and will be recorded at the historical cost basis of Dynastar. Dynastar Holdings’ assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Dynastar after consummation of the Merger. The historical financial statements of Pubco before the Merger will be replaced with the historical financial statements of Dynastar before the Merger in all future filings with the Securities and Exchange Commission (the “SEC”). The Merger is intended to be treated as, and the parties have agreed to take all actions necessary to ensure that the Merger is treated as, a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Following the closing of the Merger, our board of directors consists of three (3) members. In connection with the foregoing, on the Closing Date, Kenneth Spiegeland, the sole director of Pubco before the Merger, appointed John S. Henderson IV and Jerry Tyler to fill vacancies on the board of directors. Also on the Closing Date, Mr. Spiegeland, the then-sole officer of Pubco, resigned and new executive officers designated by Dynastar were appointed. The officers and directors of the Company as of the Closing Date are identified in this Current Report under the heading “Directors and Executive Officers.”

As a result of the Merger, Pubco acquired the business of and will continue the existing business operations of Dynastar, its wholly-owned subsidiary, as a publicly-traded company. We will continue to comply with the information and reporting requirements of the federal securities laws applicable to us.

Prior to the Merger, Pubco’s Board and shareholders owning a majority of its outstanding common stock adopted the 2011 Equity Incentive Plan (the “2011 Plan”), which became effective on September 20, 2011. The 2011 Plan provides for the issuance of up to 5,000,000 shares of our common stock as incentive awards to be granted to executive officers, key employees, consultants and directors of the Company.

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The Offering

Concurrently with the closing of the Merger and in contemplation of the Merger, we completed an initial closing of a private offering (the “Offering”) of 125,000 units of our securities, at a price of $0.20 per unit. Each unit consists of one share of our common stock and a warrant to purchase one-half share of our common stock. The warrants are exercisable for a period of five years at a purchase price of $0.80 per whole share of our common stock.

The Offering is being conducted on a “best efforts” basis with respect to a maximum of 10,000,000 units.  In addition, in the event the maximum number of units is sold, the placement agent and the Company have the option to offer an additional 2,500,000 units.  The initial closing of the Offering and the closing of the Merger were not conditioned upon each other.

On the Closing Date, an investor in the Offering purchased 125,000 units for total cash consideration of $25,000.  The Offering for the remaining 9,875,000 units will continue after the closing of the Merger.

We paid the placement agent in the offering, Gottbetter Capital Markets, LLC, a commission of 10% of the funds raised from investors in the offering. In addition, the placement agent received five-year warrants to purchase a number of shares of our common stock equal to five (5%) of the units sold to investors in the offering. As a result of the foregoing arrangement, at the initial closing of the offering, the placement agent was paid commissions of $2,500 and was issued broker warrants to purchase 6,250 shares of our common stock at an exercise price of $0.20 per share.

The forms of the investor warrant and broker warrant issued in the offering are attached as Exhibits 4.1 and 4.3, respectively, to this Current Report and are incorporated herein by reference.

Investor Relations Agreement

On December 20, 2011, Dynastar entered into a consulting agreement with Undiscovered Equities, Inc. (“UEI”) pursuant to which UEI will provide certain public relations and financial communications services to Dynastar and us. Our Board has agreed to assume the obligations to UEI under this agreement. In exchange for UEI’s services to us, we will pay UEI a cash fee of up to $350,000 payable as follows: $200,000 upon our raising a minimum of $500,000 in the Offering; an additional $100,000 upon our raising a minimum of $1,000,000 in the Offering; and an additional $50,000 upon our raising a minimum of $1,500,000 in the Offering. Additionally, subject to our raising a minimum of $1,500,000 in the Offering, we will issue to UEI, 1,000,000 restricted shares of our common stock (subject to adjustment in the event of any stock split or similar event). This agreement with UEI will terminate on December 31, 2012 unless terminated earlier in accordance with its provisions.

The Bridge Financing

In October 2010, Dynastar completed a bridge financing (the “Bridge Note Offering”) involving the sale of its Bridge Notes. The purchasers of the Bridge Notes also received, for each $0.80 principal amount of the Bridge Notes purchased, a warrant (the “Dynastar Warrants”) to purchase one share of common stock of Dynastar, exercisable for a period of five (5) years, at an exercise price of $0.80 per share. As of the completion of the Bridge Note Offering, Dynastar had sold Bridge Notes in the aggregate principal amount of $1,144,985, and had issued to the purchasers of the Bridge Notes Dynastar Warrants to purchase an aggregate of 1,431,231 shares of Dynastar common stock.

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Upon the closing of the Merger and following consent of the Bridge Note holders, the entire principal amount of the Bridge Notes was converted into 5,724,925 shares of our common stock and $51,756 in accrued and unpaid interest on the Bridge Notes was converted into 258,781 shares of our common stock, each at a conversion price of $0.20 per share. Additionally, the Dynastar Warrants were exchanged for our five-year warrants exercisable for 2,864,463 shares of our common stock, at an exercise price of $0.80 per whole share. Prior to the consummation of the Merger, holders of the Dynastar Warrants agreed to waive any and all anti-dilution rights they might have had under the terms of the Dynastar Warrants.

The Merger, the Offering and the bridge financing and the related transactions are collectively referred to in this Current Report as the “Transactions.”

Registration Rights

In connection with the Merger and the Offering, we have agreed to file a registration statement registering for resale (i) the shares of our common stock issued in the Offering (including the shares of our common stock underlying the Investor Warrants, but not those underlying any Agent Warrants), (ii) the shares of our common stock issued upon conversion of the Bridge Notes and underlying the Bridge Warrants and (iii) the shares of our common stock issued in the Merger to the holders, prior to the Merger, of the Dynastar Series A Preferred Stock, consistent with the terms and conditions of the registration rights agreement we have entered into with the holders of the registrable shares listed above. We have agreed to file the registration statement no later than seventy-five (75) calendar days following the closing of the Merger (the “Filing Deadline”) and use our best efforts to ensure that such registration statement is declared effective within one hundred fifty (150) calendar days of filing with the SEC (the “Effectiveness Deadline”). Notwithstanding the foregoing, should our Board deem it advisable and in the best interests of us to delay the filing, we may seek the consent of the holders of registrable securities to such delay and the waiver of monetary penalties described below.

If we are late in filing the registration statement or if the registration statement is not declared effective within one hundred fifty (150) days of filing with the SEC, monetary penalties payable by us to each holder of registrable securities will commence to accrue and cumulate at a rate equal to one percent (1.00%) of the purchase price per share paid by such holder for the registrable securities for each full period of 30 days that (i) we are late in filing the registration statement or (ii) the registration statement is late in being declared effective by the SEC (which shall be pro rated for any period less than 30 days); provided, however, that in no event shall the aggregate of any such penalties exceed ten percent (10%) of the purchase price per share paid by such holder for the registrable securities. Notwithstanding the foregoing, no payments shall be owed with respect to any period during which all of the holder’s registrable securities may be sold by such holder under Rule 144 or pursuant to another exemption from registration. Moreover, no such payments shall be due and payable with respect to any registrable securities we are unable to register due to limits imposed by the SEC’s interpretation of Rule 415 under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement through the earlier of second anniversary of the date the registration statement is declared effective by the SEC or until Rule 144 of the Securities Act is available to the holders to allow them to sell all of their registrable securities thereunder. The holders of any registrable securities removed from the registration statement as a result of any Rule 415 or other comments from the SEC shall have “piggyback” registration rights for the shares of common stock or common stock underlying such warrants with respect to any registration statement filed by us following the effectiveness of the registration statement which would permit the inclusion of these shares.

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We will pay all expenses in connection with any registration obligation provided in the registration rights agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants.  Each investor will be responsible for its own underwriting discounts and commissions, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.

The form of the registration rights agreement is attached as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

Lock-up Agreements

In connection with the Merger, each of the officers, directors, key employees and certain holders of 10% or more of our common stock after giving effect to the Transactions agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their shares of our common stock for a term of eighteen (18) months from the Closing Date of the Merger except in certain limited circumstances.  We also agreed not to register under the Securities Act the resale of the shares of our common stock received by those officers, directors, key employees and 10% holders in the Merger for a period of two years following the closing of the Merger.

Current Ownership

Immediately after giving effect to the Transactions, including the units sold in the initial closing of the Offering, the conversion of the Bridge Notes and the exchange of the Dynastar Warrants, the issuance of shares of our common stock to the former Dynastar stockholders in the Merger, the cancellation of shares owned by Dynastar, and the broker warrants issued to the placement agent in connection with the Offering, there were issued and outstanding securities of the Company on the closing of the Transactions as follows:

(i)	the stockholders of Dynastar surrendered all of the issued and outstanding shares of Dynastar’s capital stock, assuming the conversion of Dynastar’s outstanding Dynastar Preferred Stock at the as adjusted conversion price of $0.20 per share, and received, in exchange for such shares, an aggregate of 15,872,000 shares of our common stock (the “Merger Shares”);

(ii)	the pre-merger closing stockholders of Pubco other than Dynastar retained 16,103,541 shares of our common stock;

(iii)	Dynastar surrendered to Pubco for cancellation 271,400,076 shares of our common stock pursuant to a share cancellation agreement dated effective as of January 17, 2012;

(iv)	one investor purchasing Units in the Offering will receive 125,000 shares of our common stock and investor warrants to purchase up to 62,500 shares of our common stock;

(v)	the Bridge Notes were converted, as to their outstanding principal amount, into an aggregate of 5,724,925 shares of our common stock and as to their accrued interest amount, into an aggregate of 258,781 shares of our common stock;

(vi)	the Dynastar Warrants were exchanged into our warrants to purchase an aggregate of 2,862,463 shares of our common stock;

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(vii)	Robert R. Mohr, Chief Financial Officer of Dynastar and designated Chief Financial Officer of Pubco, exchanged an option exercisable for 450,000 Dynastar shares of common stock for an option under the 2011 Plan exercisable for 450,000 shares of our common stock and received an additional option under the 2011 Plan exercisable for 500,000 shares of our common stock; and John S. Henderson IV, Chief Executive Officer of Dynastar and designated Chief Executive Officer of Pubco received an option exercisable for 1,000,000 shares of our common stock under the 2011 Plan;

(viii)	the placement agent received agent warrants to purchase up to 6,250 shares of our common stock; and

(ix)	Acquisition Corp. merged with and into Dynastar, with Dynastar remaining as the surviving entity.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger,” and Dynastar is deemed to be the acquirer in the reverse merger for accounting purposes. Consequently, the assets and liabilities and the historical operations of the Company that will be reflected in the financial statements prior to the Merger will be those of Dynastar, and the consolidated financial statements of the Company after completion of the Merger will include the assets and liabilities of Dynastar, historical operations of Dynastar and operations of Dynastar from the Closing Date of the Merger.

Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of common stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

DESCRIPTION OF BUSINESS

Overview

Through our wholly owned subsidiary Dynastar, we are a direct selling company focused on selling electricity in deregulated energy markets with headquarters located in Louisville, Kentucky.

We operate through an organization of independent energy consultants to sell electricity to consumer and commercial clients on behalf of our deregulated retail energy provider partners. These energy providers are licensed energy resellers in the deregulated retail energy markets.

We plan to leverage our independent energy consultant organization to grow to meet the demands of the rapidly deregulated retail energy markets by offering alternative pricing opportunities to consumer and commercial purchasers of electricity and gas.

Solutions

We are a focused energy marketing company. Our focus is on building a selling and marketing organization of independent energy consultants. We are not in the business of purchasing or actually selling electricity or gas. That responsibility is left to our deregulated retail energy provider partners. We provide a service to both the deregulated energy providers and to the consumers. To the deregulated retail energy provider partners, we bring energy customers at an affordable commission cost, helping the deregulated energy providers avoid the costs of having to invest in the fixed costs of hiring and managing their own direct sales forces. To consumers, as a result of deregulation, we intend to bring cost savings and alternative pricing programs that are not available through the incumbent local regulated utility.

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As a sales and marketing company, our principal tools consist of (i) our independent energy consultant organization, (ii) our web-based selling and pricing tools, (iii) our advertising and promotion programs and (iv) our relationships with our deregulated retail energy provider partners.

Independent Energy Consultant Organization. At December 31, 2011, our independent energy consultant organization consisted of 292 active consultants. Our consultant organization has declined over the last 11 months, due to a deliberate change in our energy consultant compensation plan that offered more incentives to energy consultants to grow their business organization and customer base. As a result of this shift in compensation, a number of the existing independent energy consultants left the organization, resulting in short term margin improvement for us as those consultants relinquished their rights to the residual commissions from their customer base. We believe that we have stabilized our base energy consultant organization and are ready to engage our growth strategies to add productive, high-value added independent energy consultants going forward. We believe that Dynastar will be able to rapidly grow its independent energy consultant organization in order to expand its business throughout the deregulated markets in the United States.

Web-based Selling and Pricing Tools. Our web-based selling and pricing tools have been developed to facilitate the identification and tracking of customers and renewals, the pricing of products offered to retail energy customers and the tracking of commissions and bonuses earned. We believe that these tools will serve as motivators to facilitate the growth of our independent energy consultant organization.

Advertising and Promotion Programs. We believe that our advertising and promotion programs are currently being developed and we anticipate that we will launch these promotion programs in early 2012, after the consummation of our current Offering.

Relationships with Retail Energy Provider Partners. We have established agency agreements with three deregulated retail energy providers, who operate in the states of Texas, New York, Pennsylvania, Connecticut, Maryland, New Jersey and Maine. We are targeting to enter into agency agreements with energy providers across most of the 24 states in which electricity and gas have been deregulated. Through January 20, 2012, we were only operating in the states of Texas, New Jersey, and New York. Our initial focus will be in the Texas, New Jersey, New York and Pennsylvania markets.

We believe that we are able to attract independent energy consultants to our business by providing opportunities for individuals to start their own business with a low start-up cost ($99 enrollment fee) and a personalized website (“Energy Store”) with an easy to use back office tool set ($49 per month). In addition, we provide comprehensive online training, operations support, and the ability to participate in corporate sponsored events. We provide the independent energy consultants the opportunity to earn monthly residual income and leadership bonuses in a flexible business that allows the consultants to work around their schedules with no inventory or collections to maintain. Finally, we believe that our consultants are provided an incentive to build a business organization by recruiting other independent energy consultants into their organization and receiving residual income based on the efforts of those consultants they sponsor in the business.

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We provide each independent energy consultant with an Energy Store for $49 per month that includes a replicated consultant oriented website, a replicated customer oriented website, a custom lead capture site, social media interaction linked to our site, a contact management system integrated with the lead capture sites, an e-mail auto responder system, a follow up reminder system, a personal @mydynastarenergy.com e-mail address, cell phone text notices of prospect and enrollment activity, online and printed marketing materials and a fully integrated help desk with FAQ subsystem. We believe these tools help optimize the consultants time and efforts to give them the ability to rapidly build their organization whether it be customer oriented or consultant organization oriented.

Market

According to the U.S. Energy Information Administration (www.eia.gov), there are approximately 91 million potential retail and commercial energy customers in the 24 states that have deregulated the selling of electricity and gas. We anticipate that additional states will deregulate their energy markets.

We expect that the deregulation of the energy business in the United States will have effects similar to that of the deregulation of the telecommunications business. The former AT&T was effectively broken up in 1984, allowing for other players such as MCI, Sprint, Quest and ACN to expand in the market. The Telecommunications Act of 1996 allowed for the retail resale of telecommunication services. According to Phone+ magazine, with deregulation, over the past 10 years, the telecommunications business has grown to a $100 billion market, from just $10 billion. Also according to Phone+ magazine, the growth of the telecommunication business was partly attributable to market participants who utilized direct selling as a tool to rapidly introduce new products and services, thus facilitating the rapid expansion of their markets and customer base. We believe that we are at the forefront of this same business expansion in the sales and marketing of energy to consumers and small businesses.

We plan to initially focus our efforts on deregulated retail energy providers in what we believe are three primary high potential markets: Texas, New York and Pennsylvania. The Texas market is the most mature having engaged in deregulation since 2002. According to the Texas State Comptroller, in Texas by 2007, approximately 40% of residential customers had switched from the incumbent local regulated utility to deregulated retail energy providers. Utilizing information gathered by the U.S. Energy Information Administration, assuming a similar penetration rate in the New York and Pennsylvania markets, for the year 2010, there were potentially approximately 8.0 million residential consumers using approximately 100.6 billion kWh of electricity per year resulting in approximately $13.4 billion in revenue for the retail energy providers. Sales commissions on the resale of electricity by brokers are typically 10% of the price of electricity. Therefore, within the residential customer market in New York and Pennsylvania, we believe there is a potential for independent energy selling agents to generate approximately $1.3 billion in total commissions.

Opportunity

Deregulated retail energy providers, who emerged with the deregulation of the energy markets, operate under a license to sell electricity and gas. To date, these energy providers have traditionally catered to the industrial and large commercial customer base. For the most part, we believe these energy providers have ignored the needs of the consumer and small commercial purchasers, as the cost to service this widely distributed customer base through their own direct sales forces was not cost effective. We are seeing an emerging focus by these energy providers to target the consumer and small commercial customers.

We see an opportunity to partner with these retail energy providers, by bringing customers to them through our independent energy consultant organization, our marketing programs and our web-based support platform.

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Our energy customers typically sign 1 year agreements to purchase energy from our deregulated retail energy provider partners. We believe that consumers will be attracted to our product pricing offerings, as we will be able to offer a choice of energy purchasing plans and reduce their costs of electric and gas energy purchases by 5% to 15%.

Competition

The market for our products is highly competitive and rapidly changing. We target to sign up consumer and small commercial purchasers of electricity and gas. Even though we will operate on the deregulated side of the selling of energy, we believe that we will be able to effectively compete for customers with both regulated and deregulated companies. On the regulated side, we intend to compete for customers with the incumbent public utility. On the deregulated side, we will compete principally against licensed retail energy providers who have invested in their own direct sales forces. Two of these players are Ignite, Inc. (founded in 2004) and Ambit Energy (founded in 2006). According to Direct Selling News, for the year 2010, through direct selling, Ignite controlled approximately $160 million in retail energy sales and Ambit approximately $70 million in retail energy sales. During this same time frame, Ignite and Ambit reported that they had 188 and 275 employees, respectively, committed to their direct selling business. Ignite operates in Texas and Georgia, and Ambit operates in Texas, New York and Illinois. Further, we may face competition from other direct selling companies who may add electricity and gas to the other products and services that they are now selling.

Marketing and Sales

Our marketing efforts to date have been to use web-based sales and marketing tools to attract and sign up highly motivated independent energy consultants and their associated organization. In our target markets, we intend to use inside and outside direct sales representatives to generate end user sales. Through targeted Internet marketing, advertising and lead generation with firms that have proven success in the marketplace, we intend to identify the highest potential markets and focus our advertising to attract independent energy consultants and electricity and gas consumers. In addition, we intend to use proven high potential television advertising to drive electricity and gas consumers to our retail energy provider partners. Finally, we intend to engage online lead generation companies that have a reputable web presence to focus on identifying highly qualified independent energy consultant leads.

The historical sales cycle of Dynastar suggests that an independent energy consultant identifies, qualifies, approaches and closes a large number of customers within the first month of joining the business. Typically, the consultant is selling to friends and family as well as signing up themselves. The sales cycle is typically very quick with a span of only a few days between prospect identification and closing. Each jurisdiction is different but the process typically involves the customer providing copies of their utility bills and a third party verification that the customer wishes to change provider. We receive one time commission from the retail energy provider upon the initial enrollment of a new customer (“Customer Acquisition Bounty”) . Within 30 to 60 days the customer receives its first bill from the new energy provider and within 60 to 90 days the customer is paying the new energy provider and we are earning residual commissions.

Strategy

We expect that with the infusion of the additional capital we raised and plan to continue to raise and with additional management we will be able to increase commission revenues, expand the geographic footprint of the markets in which we will operate and increase marketing and promotion. Our management intends to do the following:

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•	Add additional established and proven independent energy consultants to our sales organization, which would drive more revenue and take early advantage of signing customers for our retail energy provider partners.

•	Establish direct selling arrangements with additional retail energy providers in both existing marketing geographies and in new geographies.

•	Initiate specific new marketing and promotion programs that will serve to drive additional energy consumers to us and help us to build brand awareness.

•	Expand our capabilities for and target growth in the commercial market, where there are economies of scale that drive greater commission revenues and margins.

•	Increase our independent energy consultant organization by introducing services within jurisdictions that are not yet deregulated or are not within the footprint of our existing retail energy providers to ensure we penetrate the market immediately with an existing organization when we are able to sell energy services within such jurisdictions.

Intellectual Property

Our blend and menu of web-based selling tools is proprietary although the underlying technology is publicly available. We expect to continue to develop our intellectual property in order to provide greater and more efficient tools to facilitate the sales efforts by our independent energy consultants.

Customers

Our customers are the retail energy providers. As of January 20, 2012, we have 3 retail energy provider customers. Through these three energy providers, we have enrolled a total of 4,155 retail and commercial energy consumers located in Texas and New York. Substantially all of our revenues are through just one of these retail energy providers.

Employees

As of January 20, 2012, we had five (5) employees. We have never experienced a work stoppage and believe our relationship with our employees is good.

Properties

We currently lease approximately 2,142 square feet of office space in Louisville, Kentucky for our principal executive offices under a two year operating lease. We currently pay monthly basic rent of $2,600 per month for this space.

Legal Proceedings

We may, from time to time, be a party to litigation that arises in the normal course of our business operations.  Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us.

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Available Information

We are currently a voluntary filer with respect to the reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”).  Reports filed with the SEC pursuant to the Exchange Act, including annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC’s website (http://www.sec.gov).

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RISK FACTORS

RISKS RELATED TO OUR BUSINESS AND OUR INDUSTRY

We have a history of losses and we may not achieve or maintain profitability.

We have a history of losses and have not yet achieved profitability. We had a net loss of $558,903 and a net loss available to common stockholders of $1,025,403 for the period from May 4, 2010 (inception) through December 31, 2010 and $1,158,020 for the nine months ended September 30, 2011. As of September 30, 2011, our cumulative loss available to common stockholders from inception was $2,183,423. We expect operating expenses to increase in the future due to the expected development activities and marketing expenses we will incur to increase brand awareness in the deregulated energy marketplace as well as, increased operations costs and general and administrative costs associated with implementing our business plan. Although we expect to achieve profitability in 2013, such expectation is based on assumptions that are subject to economic and competitive uncertainties that are largely outside of our control. Our independent registered public accounting firm included an explanatory paragraph in their report for the consolidated period from May 4, 2010 (inception) through December 31, 2010 on the accompanying consolidated financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent registered public accounting firm. We have a limited operating history upon which you can evaluate our business and prospects. You must consider our business, financial history and prospects in light of the risks and difficulties we face as an early stage company with a limited operating history. There can be no assurances that we will achieve or maintain profitability.

We have limited sales and compete in rapidly evolving markets, which makes our future operating results difficult to predict.

We were formed in May 2010 and began operations in February 2011. We have limited commission revenues in an increasingly competitive industry. We are building out our network of deregulated Retail Energy Provider partners for which we would sell and we are expanding our organization of independent sales consultants. Building these partnerships will require time and money. These factors make it difficult to predict our operating results, which may impair our ability to manage our business and our investors’ ability to assess our prospects.

If we are unable to manage our anticipated growth effectively, our revenues and profits could be adversely affected.

We anticipate that a significant expansion of our operations and addition of new personnel is required in all areas of our operations in order to implement our business plan. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. For us to continue to manage our growth, we must put in place legal and additional accounting systems and implement human resource management and other tools. We have taken preliminary steps to put this structure in place. However, there is no assurance that we will be able to successfully manage this anticipated rapid growth. A failure to manage our growth effectively could materially and adversely affect our ability to market and sell our solutions and products.

The rates we charge for our services may decline over time, which would reduce our revenues and adversely affect our profitability.

As our business model continues to gain acceptance and attracts the attention of competitors, we may experience pressure to decrease the fees for our services, which could affect our revenues and gross margin. If we are unable to sell our services at acceptable prices, or if we fail to offer additional services with sufficient profit margins, our revenue growth will slow and our business and financial results will suffer.

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Our future success depends on the continued services of our employees, including Messrs. John S. Henderson IV and Robert R. Mohr.

Our future success depends on the continued services of our Chief Executive Officer and President, John S. Henderson IV, and Chief Financial Officer, Robert R. Mohr. We have entered into an employment agreement with each of Messes. Henderson and Mohr; however, each may resign at any time in his sole discretion. The loss of services of any of these individuals could impair our ability to consummate our business plan and could have a material adverse effect on our business, financial condition and results of operations. It is our intention to purchase key man life insurance with respect to Mr. Henderson.

We must also continue to seek ways to retain and motivate all of our employees through various means, including through enhanced compensation packages. In addition, we will need to hire more employees as we continue to implement our key strategy of building on our market position and expanding our business. Competition for qualified personnel in the areas in which we compete remains strong and the pool of qualified candidates is limited. Our failure to attract, hire and retain qualified staff on a cost efficient basis would have a material adverse effect on our business, prospects, financial condition, results of operations and ability to successfully implement our growth strategies.

We may be subject to intense competition and may not be able to compete successfully against larger and more established businesses.

Several established companies are currently offering or looking to offer solutions that compete within the deregulated energy marketplace. There can be no assurance that competitors with substantially greater financial, technical, managerial, marketing and other resources and experience than us will not compete more effectively than us.

Our ability to compete successfully will depend, in part, on our ability to attract and retain experienced independent sales consultants.

The success of our business model presumes that we will be able to attract, train, motivate and retain highly skilled and effective independent sales consultants. Either not being able to develop this independent sales consultant organization or not being able to retain them, could have an adverse effect on our business, financial condition or results of operations.

A prolonged recession, instability in the financial markets, and insufficient financial sector liquidity, could negatively impact our business.

The consequences of a prolonged recession could include a lower level of economic activity and uncertainty regarding energy prices. A lower level of economic activity could result in a decline in energy consumption which could adversely affect our revenues and future growth. Economic downturns or periods of high energy supply costs typically lead to reductions in energy consumption and increased conservation measures. These factors could have an adverse effect on our results of operations, cash flows or financial position. Instability in the financial markets as a result of recession or otherwise, as well as insufficient financial sector liquidity, also could affect the cost of capital and our ability to raise capital.

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Our business is heavily influenced by how much regulated utility prices for energy are above or below competitive market prices for energy and, accordingly, any changes in regulated prices or cyclicality or volatility in competitive market prices heavily impacts our business.

When energy prices increase in competitive markets above the price levels of the regulated utilities, energy consumers are less likely to lock-in to higher fixed price contracts in the competitive markets and so they are less likely to use our alternative pricing platform. Accordingly, reductions in regulated energy prices can negatively impact our business. Any such reductions in regulated energy prices over a large geographic area or over a long period of time would have a material adverse effect on our business, prospects, financial condition and results of operations. Similarly, cyclicality or volatility in competitive market prices that have the effect of driving those prices above the regulated utility prices will make our alternative pricing platform less useful to energy consumers and will negatively impact our business.

We currently derive all of our revenue as a sales agent to resellers of electricity, and as a result our business is highly susceptible to factors affecting the electricity market over which we have no control.

We have derived approximately 100% of our revenues since we began operations in February 2011 from commissions earned in connection with the sale of electricity. Although we intend to expand into other markets such as gas and commercial markets, we believe that our revenues will continue to be highly dependent on the level of activity in the electricity market for the near future. Transaction volume in the electricity market is subject to a number of variables, such as consumption levels, pricing trends, availability of supply and other variables. We have no control over these variables, which are affected by geopolitical events such as war, threat of war, terrorism, civil unrest, political instability, environmental or climatic factors and general economic conditions. We are particularly vulnerable during periods when energy consumers perceive that electricity prices are at elevated levels since transaction volume is typically lower when prices are high relative to regulated utility prices. Accordingly, if electricity transaction volume declines sharply, our results will suffer.

Our success depends on the widespread adoption of purchasing electricity from competitive sources.

Our success depends, in large part, on the willingness of energy consumers to embrace competitive sources of supply, and on the ability of the energy resellers for whom we sell to consistently source electricity at competitive rates. In most regions of North America, energy consumers have either no or relatively little experience purchasing electricity in a competitive environment. Although electricity consumers in deregulated regions have been switching from incumbent utilities to competitive sources, there can be no assurance that the trend will continue. In a majority of states and municipalities, including some areas which are technically “deregulated”, electricity is still provided by the incumbent local utility at subsidized rates or at rates that are too low to stimulate meaningful competition by other providers. In addition, extreme price volatility could delay or impede the widespread adoption of competitive markets. To the extent that competitive markets do not continue to develop rapidly our prospects for growth will be constrained. Also, there can be no assurance that trends in government deregulation of energy will continue or will not be reversed. Increased regulation of energy would significantly damage our business.

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Even if our alternative pricing platform model achieves widespread acceptance as the preferred means to transact energy, we may be unsuccessful in competing against current and future competitors.

We expect that competition for the retail marketing of deregulated energy will intensify in the near future in response to expanding restructured energy markets that permit consumer choice of energy sources and as technological advances create incentives to develop more efficient and less costly energy procurement in regional and global markets. The barriers to entry into the retail marketing of deregulated energy and marketplace are relatively low, and we expect to face increased competition from traditional providers and other established participants in the energy industry.

Many of our competitors and potential competitors have longer operating histories, better brand recognition and significantly greater financial resources than we do. The management of some of these competitors may have more experience in implementing their business plan and strategy which would give them a competitive advantage. We expect that as competition in the deregulated retail energy marketplace increases, commissions for the retail sale of energy will decline, which could have a negative impact on the level of commissions we can charge per transaction and may reduce the relative attractiveness of our services. We expect that our costs relating to marketing and human resources may increase as our competitors undertake marketing campaigns to enhance their brand names and to increase the volume of business conducted through their exchanges. We also expect many of our competitors to expend financial and other resources to improve their network and system infrastructure to compete more aggressively. Our inability to adequately address these and other competitive pressures would have a material adverse effect on our business, prospects, financial condition and results of operations.

If we are unable to rapidly implement some or all of our major strategic initiatives, our ability to improve our competitive position may be negatively impacted.

Our strategy is to improve our competitive position by implementing certain key strategic initiatives in advance of competitors, including the following:

•	continuing to develop deregulated retail energy provider relationships;

•	expanding our organization of independent sales consultants;

•	leveraging new products such as the sale of gas;

•	targeting the commercial markets; and

•	targeting other energy-related markets.

We cannot assure you that we will be successful in executing against any of these key strategic initiatives, or that our time to market will be sooner than that of competitors. Some of these initiatives relate to new services or products in which we lack experience and expertise. If we are unable to continue to implement some or all of our key strategic initiatives in an effective and timely manner, our ability to improve our competitive position may be negatively impacted, which would have a material and adverse effect on our business and prospects.

Our costs will continue to increase as we expand our business and our revenue may not increase proportionately, resulting in operating losses in the future.

We expect that we will need to significantly increase our operating expenses as we expanded our capabilities to offer additional energy-related products, increase our sales and marketing efforts and developed our administrative organization. As we continue to expand our business, we may incur additional operating losses. In addition, our budgeted expense levels are based, in significant part, on our expectations as to future revenue and are largely fixed in the short term. As a result, we may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue which could compound those losses in any given fiscal period.

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We may expand our business through the acquisition of other businesses and technologies which will present special risks.

We may expand our business in certain areas through the acquisition of businesses, technologies, products and services from other businesses. Acquisitions involve a number of special problems, including:

•	the need to incur additional indebtedness, issue stock or use cash in order to complete the acquisition;

•	difficulty integrating acquired technologies, operations and personnel with the existing business;

•	diversion of management attention in connection with both negotiating the acquisitions and integrating the assets;

•	strain on managerial and operational resources as management tries to oversee larger operations;

•	the funding requirements for acquired companies may be significant;

•	exposure to unforeseen liabilities of acquired companies;

•	increased risk of costly and time-consuming litigation, including stockholder lawsuits; and

•	potential issuance of securities in connection with an acquisition with rights that are superior to the rights of our common stockholders, or which may have a dilutive effect on our common stockholders.

We may not be able to successfully address these problems. Our future operating results will depend to a significant degree on our ability to successfully integrate acquisitions and manage operations while also controlling expenses and cash burn.

We depend on a small number of key licensed deregulated retail energy providers for a significant portion of our revenue, none of which have any obligation to use our services or continue their relationship with us, and the partial or complete loss of business of one or more of these relationships could negatively affect our business.

We operate as sales agents through relationships with licensed deregulated retail energy providers. For the nine months ended September 30, 2011, 100% of our revenues were generated through just one of these relationships. Although we are developing additional relationships, there is no guarantee that we will be able to develop sufficient relationships to meet our business plan. Further, the loss of certain of these relationships would impair our ability to consummate our business plan and could have a material adverse effect on our business, financial condition and results of operations.

Our business depends heavily on our website selling platform the interruption or unavailability of which could materially damage our operations.

The satisfactory performance, reliability and availability of our selling and marketing efforts, as well as network infrastructure are critical to our reputation and our ability to attract and retain both independent sales consultants and retail customers. Our efforts to mitigate systems risks may not be adequate and the risk of a system failure or interruption cannot be eliminated. Although we have never experienced a material unscheduled interruption of service, any such interruption in our services may result in an immediate, and possibly substantial, loss of revenue and damage to our reputation.

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Our business also depends upon the use of the Internet as a transactions medium. Therefore, we must remain current with Internet use and technology developments. Our current technological architecture may not effectively or efficiently support our changing business requirements.

Any substantial increase in service activities or transaction volume on our exchanges may require us to expand and upgrade our technology, transaction processing systems and network infrastructure. Although we continually monitor infrastructure performance and plan for scalability, there can be no assurance that we will be able to successfully do so, and any failure could have a material adverse effect on our business, results of operations and financial condition.

Breaches of online security could damage or disrupt our reputation and our ability to do business.

To succeed, online communications must provide a secure transmission of confidential information over public networks. Security measures that are implemented may not always prevent security breaches that could harm our business. Although to our knowledge we have never experienced a breach of online security, compromise of our security could harm our reputation and cause users to lose confidence in our security systems and also subject us to lawsuits, sanctions, fines and other penalties. In addition, a party who is able to circumvent our security measures could misappropriate proprietary information, cause interruptions in our operations, damage our computers or those of our users, or otherwise damage our reputation and business. Our insurance policies may not be adequate to reimburse us for losses caused by security breaches.

We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. These issues are likely to become more difficult and costly as our business expands.

We depend on third-party service and technology providers and any loss or breakdown in those relationships could damage our operations significantly if we are unable to find alternative providers.

We depend on a number of third-party providers for web hosting, elements of our online auction system, data management and other systems, as well as communications and networking equipment, computer hardware and software and related support and maintenance. There can be no assurance that any of these providers will be able to continue to provide these services without interruption and in an efficient, cost-effective manner or that they will be able to adequately meet our needs as our transaction volume increases. An interruption in or the cessation of such third-party services and our inability to make alternative arrangements in a timely manner, or at all, could have a material adverse effect on our business, financial condition and operating results. There is also no assurance that any agreements that we have in place with such third-party providers will be renewed, or if renewed, renewed on favorable terms.

The application of taxes including sales taxes and other taxes could negatively affect our business.

The application of indirect taxes (such as sales and use tax, value added tax, goods and services tax, business tax, and gross receipt tax) to e-commerce businesses and our users is a complex and evolving issue. Many of the fundamental statutes and regulations that impose these taxes were established before the growth of the Internet and e-commerce. In many cases, it is not clear how existing statutes apply to the Internet or e-commerce. In addition, some jurisdictions have implemented or may implement laws specifically addressing the Internet or some aspect of e-commerce. The application of existing or future laws could have adverse effects on our business.

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Several proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. These proposals, if adopted, could substantially impair the growth of e-commerce, and could diminish our opportunity to derive financial benefit from our activities. The United States federal government’s moratorium on states and other local authorities imposing access or discriminatory taxes on the Internet is effective through November 1, 2014. This moratorium, however, does not prohibit federal, state, or local authorities from collecting taxes on our income or generally from collecting taxes that are due under existing tax rules.

In conjunction with the Streamlined Sales Tax Project – an ongoing, multi-year effort by certain state and local governments to require collection and remittance of distant sales tax by out-of-state sellers – bills have been introduced in the U.S. Congress to overturn the Supreme Court’s Quill decision, which limits the ability of state governments to require sellers outside of their own state to collect and remit sales taxes on goods purchased by in-state residents. An overturning of the Quill decision would harm our users and our business.

The passage of new legislation and the imposition of additional tax requirements could increase the costs to bidders and listers using our auction platform and, accordingly, could harm our business. There have been, and will continue to be, ongoing costs associated with complying with the various indirect tax requirements in the numerous states, localities or countries in which we currently conduct or will conduct business.

U.S. federal or state legislative or regulatory reform of the current systems governing commodities or energy may affect our ability to conduct our business profitably.

We are currently not regulated as an energy provider, broker or commodities dealer. Changes to the laws or regulations governing activities related to commodities trading or energy procurement, supply, distribution or sale, or transacting in energy-related products or securities could adversely affect the profitability of our operations or even our ability to conduct. Changes to the current regulatory framework could result in additional costs and expenses or prohibit certain of our current business activities or future business plans. We cannot predict the form any such legislation or rule making may take, the probability of passage, and the ultimate effect on us.

Risks Related to the Offering and the Merger

We may need additional financing. Any limitation on our ability to obtain such additional financing could have a material adverse effect on our business, financial condition and results of operations.

Although we expect that the proceeds from the Offering will be sufficient (assuming we sell the Maximum Offering) to implement our business plan, there can be no assurance that we will not require additional capital if we are unable to sell the Maximum Offering for further expansion of our business. The raising of additional capital could result in dilution to our stockholders. In addition, there is no assurance that we will be able to obtain additional capital if we need it, or that if available, it will be available to us on favorable or reasonable terms. Any limitation on our ability to obtain additional capital as and when needed could have a material adverse effect on our business, financial condition and results of operations.

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The shares of Common Stock underlying the Units and the Investor Warrants comprising part of the Units will be “restricted securities” and, as such, may not be sold except in limited circumstances.

The Units offered in the Offering have not been registered under the Securities Act or any state securities law. As a result, the shares of common stock underlying the Units, the Investor Warrants and shares of common stock issuable upon exercise of the Investor Warrants will be “restricted securities” under the Securities Act and they may not be sold, transferred, pledged or otherwise disposed of unless they are registered under the Securities Act and applicable state securities laws, except in a transaction which, to our satisfaction and that of our counsel, is exempt from such registration requirements. Although we are required to register the resale of the shares of common stock underlying the Units and the Investor Warrants issued to the investors in the Offering to enable those shares to be freely tradable, we cannot assure that the SEC will declare the registration statement effective, or that once declared effective, that the SEC will not take action to suspend such effectiveness. In addition, although the term of the Investor Warrants is five years, we are only required to keep the registration statement effective for a period of two years, so it might not be effective at the time you exercise your Investor Warrant.

In addition, Rule 144 promulgated under the Securities Act, which permits the resale of the shares of common stock underlying the Units and the Investor Warrants, subject to various terms and conditions, will generally not apply to our common stock until one year after we cease to be a “shell company” under SEC regulations. As a result, your ability to sell those shares will be limited.

Because the Merger was a reverse merger, we may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our Common Stock and may make it more difficult for us to raise additional capital in the future.

Additional risks may exist because the Merger was a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to resell their shares of common stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our common stock because there may be little incentive for brokerage firms to recommend the purchase of our common stock. As a result, our common stock may have limited liquidity and investors may have difficulty selling it. In addition, we cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf if we seek to raise additional capital in the future. Our inability to raise additional capital may have a material adverse effect on our business.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

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If we are unable to register the resale of the shares of our Common Stock underlying the Units and the Investor Warrants sold in the Offering in a timely manner as required by the Registration Rights Agreement, we may have to pay cash penalties in connection with such failure. Our use of cash to pay such penalties may limit our ability to use such cash for other business purposes, which could have a material adverse effect on our business.

We have agreed, at our expense, to prepare and file a registration statement with the SEC within 75 calendar days after the merger closing date. We have also agreed to use our best efforts to cause such registration statement to be declared effective by the SEC within 150 calendar days of filing with the SEC. The registration statement will cover the resale of the shares of our common stock underlying the Units and the Investor Warrants sold in the offering. There are many reasons, including some over which we have little or no control, which could delay our filing of the registration statement beyond 75 days after the merger closing date or which could prevent the registration statement from being declared effective by the SEC, including delays resulting from the SEC review process and comments raised by the SEC during that process. In the event that the registration statement is not filed, or we fail to use our commercially reasonable efforts to have it declared effective within these timeframes, we may be required to pay cash penalties in accordance with the terms of the Registration Rights Agreement. As a result, we may be required to divert cash from other business purposes to pay such cash penalties, which could have a material adverse effect on our business.

RISKS RELATED TO OUR COMMON STOCK

We do not expect to pay dividends on our Common Stock.

We have no plans to pay dividends on our common stock for the foreseeable future. We intend to retain future earning to fund operations and future capital requirements. Because we do not plan to pay dividends on our common stock, our stock may be less attractive to some investors, which could adversely affect our stock price.

A trading market for our Common Stock may not develop or be sustained, and you may not be able to resell your Common Stock.

No trading market for our shares presently exists. We cannot assure you that a market for our common stock will develop in the foreseeable future or, if developed, that it will be sustained. As a result you may not be able to resell your common stock.

Our Common Stock will likely be considered a “penny stock,” which is likely to limit its liquidity and make it more difficult for us to raise additional capital in the future.

The market price of our common stock is, and will likely remain for the foreseeable future, less than $5.00 per share, and therefore will be a “penny stock” according to SEC rules, unless our common stock is listed on a national securities exchange. The OTC Bulletin Board is not a national securities exchange. Designation as a “penny stock” requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of current holders of our common stock to sell their shares. Such rules may also deter broker-dealers from recommending or selling the common stock, which may further limit its liquidity. This may also make it more difficult for us to raise additional capital in the future.

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The price of our Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The future trading price of our common stock may become highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of developments by us, our strategic partners or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	sales of our common stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.

 As a former shell company, resales of shares of our restricted Common Stock in reliance on Rule 144 of the Securities Act are subject to the requirements of Rule 144(i).

Rule 144 under the Securities Act, which generally permits the resale, subject to various terms and conditions, of restricted securities after they have been held for six months will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, restrictive legends on certificates for shares of our common stock cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our Common Stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 310,000,000 shares of capital stock consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of January 20, 2012, following the closing of the Merger and the initial closing of the Offering, there were 38,084,247 shares of our common stock Outstanding. There are 5,000,000 shares of our common stock reserved for issuance under our 2011 Plan, of which 1,950,000 have been allocated for issuance under outstanding stock options.

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Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As described above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under our 2011 Plan), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. Our Board of Directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our certificate of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this Current Report. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. See “Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this Current Report.

Overview

We are a direct selling company focused on selling electricity in deregulated energy markets located in Louisville, Kentucky, operating through our wholly owned subsidiary, Dynastar.

We operate through an organization of independent energy consultants to sell electricity and gas to consumer and commercial clients on behalf of our retail energy provider partners. These energy providers are licensed energy resellers in the deregulated retail energy markets.

We plan to leverage our independent energy consultant organization to grow to meet the demands of the rapidly deregulated retail energy markets by offering alternative pricing opportunities to consumer and commercial purchasers of electricity and gas.

Revenues

We recognize revenue from commissions earned on the sale of energy services through our deregulated energy provider partners. Commissions are earned based upon the quantity of energy sold (“kWh”), as well as from customer acquisition bounties (“CAB”) when we acquire new energy customers, as well as customer renewal bonuses and fees for customer retention. We recognize these revenues when the deregulated energy provider partner, as the principal, receives payment for the electricity from the retail customer.

We also recognize revenue from our independent energy consultants, who pay a flat monthly fee entitling them to the use of our websites which facilitate their business operations. These revenues are earned and recognized in the month that they are received.

Cost of Sales

We recognize as a cost of sales the commissions earned by our independent energy consultants.

Operating expenses

Operating expenses consist of the compensation and overhead of administrative personnel and professional services firms performing administrative functions, including management, accounting, finance and legal services, plus expenses associated with infrastructure, including depreciation, information technology, telecommunications, facilities and insurance.

Change in fair value of derivative liabilities

Gain on change in fair value of derivative liabilities represents the change in the fair value of derivative liabilities over a reporting period, since derivative liabilities are required to be revalued at each reporting date.

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Interest income

We recognize interest income related to a note receivable made on June 22, 2010 and repaid in full as of February 15, 2011.

Interest expense

We recognize interest expense associated with our notes payable.

Amortization of debt discount

We recognize the amortization of debt discounts related to our notes payable, which are amortized over the terms of the related debt.

Results of Operations

Nine Months Ended September 30, 2011 Compared to the period May 4, 2010 (Inception) through September 30, 2010

Overview

We reported a net loss and net loss available to common stockholders of $1,158,020 for the nine months ended September 30, 2011, as compared to a net loss of $240,490 and net loss available to common stockholders of $706,990 for the period May 4, 2010 (Inception) through September 30, 2010. The increase in net loss of $917,530, is primarily due to the costs that we have incurred in 2011 in connection with our planned merger, offset by the gross profit of $520,905 realized after the commencement of our operations, as a result of our acquisition of the business and selected assets of Affordable Energy, LLC (“Affordable Energy”) on February 15, 2011. Operating expenses incurred in 2011 include compensation, as well as legal, consulting, accounting and professional fees.

Revenues

Our commission revenues for the nine months ended September 30, 2011 were $849,367 as compared to revenues of $0 for the corresponding 2010 period. The increase in revenues is the result of the acquisition of Affordable Energy and the corresponding commencement of operations during February, 2011.

We recognize revenue from commissions earned on the sale of energy services by our deregulated energy provider partners. We also receive a customer acquisition bounty (“CAB”) when we acquire new residential or commercial energy customers as well as monthly customer renewal bonuses and customer fees. We recognize these revenues when the deregulated energy provider, as the principal, receives payment for the electricity from the retail customer.

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We also recognize revenues from our independent energy consultants, who pay a flat monthly fee entitling them to the use of our website which facilitates their business operations. These revenues are earned and recognized in the month that they are received.

Revenues consisted of the following for the nine months ended September 30, 2011:

kWh commissions	$607,843
Customer acquisition and renewal commissions	55,560
Customer fees	71,194
Total commission revenues	734,597
Independent energy consultant fees	114,770
Total revenues	$849,367

Cost of Revenues

Our cost of revenues during the nine months ended September 30, 2011 was $328,462 as compared to $0 for the corresponding 2010 period. The increase in cost revenues is the result of the acquisition of Affordable Energy and the corresponding commencement of operations in February, 2011.

Operating Expenses

Operating expenses are principally driven by salaries and professional fees as we have been preparing to become a public company. Operating expenses were $1,515,215 during the nine months ended September 30, 2011 as compared to $288,852 during the period May 4, 2010 (inception) through September 30, 2010, representing an increase of $1,226,363. This increase resulted primarily from (i) an increase in compensation and related expenses of $407,148, principally on account of salaries and stock-based compensation for our CEO and CFO for the full nine months of 2011 (compared to 5 months in 2010), (ii) an increase of $455,752 in acquisition and merger related costs in connection with the purchase of the net assets of an operating company and our proposed merger with Pubco, (iii) an increase of $132,426 in consulting expenses and (iv) an increase of $35,682 in liquidated damages recognized under our registration rights agreement (recorded at the maximum level at September, 30, 2011). Stock-based compensation included in operating expenses was $34,472 and $27,500 for the nine months ended September 30, 2011 and the period May 4, 2010 (inception) through September 30, 2010, respectively.

Change in fair value of derivative liabilities

During the nine months ended September 30, 2011, we recorded a gain from the change in fair value of our derivative liabilities of $6,780 as compared to a gain of $0 during the period May 4, 2010 (inception) through September 30, 2010. The derivative liability is related to warrants which were deemed to be derivatives, granted in connection with our issuance of 10% secured convertible promissory notes (the “Bridge Notes”) during 2011.

Interest income

Interest income was $3,132 for the nine months ended September 30, 2011, compared to $48,362 for the period from May 4, 2010 (inception) to September 30, 2010. The decrease is due to a $24,000 loan origination fee earned during 2010, as well as the payment in full of the related note receivable as of February 15, 2011.

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Interest expense

Interest expense was $65,166 during the nine months ended September 30, 2011, compared to $0 for the period from May 4, 2010 (inception) through September 30, 2010. The increase in interest expense resulted from borrowings in 2011 in connection with the acquisition of an operating company and from the Bridge Notes issued during 2011.

Amortization of debt discount

We amortized $108,456 of debt discount during the nine months ended September 30, 2011 compared to $0 for the period from May 4, 2010 (inception) through September 30, 2010. The increase in debt discount is related to the Bridge Notes issued during 2011.

Results for the Period May 4, 2010 (Inception) through December 31, 2010

Overview

We reported a net loss available to common stockholders of $1,025,403 for the period May 4, 2010 (inception) through December 31, 2010, which includes a deemed dividend to the holders of the Dynastar Preferred Stock of $466,500. A net loss of $558,903 reported before the deemed dividend is attributable to operating costs that were incurred in connection with beginning our operations, seeking acquisition candidates and making preparations for our planned reverse merger.

Operating Expenses

Operating expenses for the period May 4, 2010 (inception) through December 31, 2010 consisted of compensation of $349,388 (including stock based compensation of $48,342), consulting fees of $102,802, liquidated damages of $71,364 recognized under our registration rights agreement and other general and administrative costs of $83,767.

Supplemental Management’s Discussion of Results of Operations

We are providing the following supplemental Management’s Discussion and Analysis to explain the pro forma effect on Dynastar’s operations from its acquisition on February 15, 2011 of the net assets of My Affordable Energy (“MAE”). We are presenting the results of operations as if Dynastar had acquired MAE on January 1, 2010. You should refer to our Pro Forma Condensed Combined Financial Statements included elsewhere within this document.

Pro forma Nine Months Ended September 30, 2011 compared to the pro forma nine months ended September 30, 2010

Overview

Our pro forma net loss was $1,198,431 for the nine months ended September 30, 2011, as compared to a pro forma net loss of $284,793 for the nine months ended September 30, 2010. The increase in net loss of $913,638, is primarily due to increases of $871,684 in operating expenses, $57,354 of interest expense, and $56,254 in amortization of debt discount, a decrease in interest income of $45,230, offset by the increase in gross profit of $110,104. The increase in operating expenses was principally in connection with the increases in compensation, as well as legal, consulting, and accounting professional fees, primarily related to our preparations for our pending reverse merger.

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Revenues

Our pro forma revenues for the nine months ended September 30, 2011 were $958,590 as compared to pro forma revenues of $1,213,079 for the corresponding 2010 period. The decrease of $254,489 was principally on account of a decrease in the number of energy consultants in 2011 related to the transition of Affordable Energy to Dynastar, since turnovers in Affordable Energy employees adversely impacted our relationship with some of our existing energy consultants, offset by an increase in the rate per kWh received from our energy provider for new Texas customers and by customer renewal bonuses received in 2011. Furthermore, our consultant organization has declined over the last 11 months, due to a deliberate change in our energy consultant compensation plan that offered more incentives to energy consultants to grow their business organization and customer base. As a result of this shift in our compensation plan, a number of the existing energy consultants left the organization, resulting in short term margin improvement for us as these consultants relinquished their rights to the residual commissions from their customer base.

Cost of Revenues

Our pro forma direct cost of revenues during the nine months ended September 30, 2011 was $396,811 as compared to $761,404 for the corresponding pro forma period. The decrease in cost of revenues results primarily from the decrease in revenues, as well as an increased emphasis on cutting costs and improving margins during 2011.

Operating Expenses

Pro forma operating expenses were $1,584,497 for the nine months ended September 30, 2011 as compared to $712,813 for the pro forma nine months ended September 30, 2010, representing an increase of $871,684. This increase resulted primarily from an increase in corporate compensation costs of $282,238 related to a full nine months of compensation and related expenses during expenses 2011, compared to five months for the period from inception through December 31, 2010, and $455,752 in acquisition and merger related expenses incurred during 2011 in connection with our proposed merger with the public shell, as well as $35,682 in liquidated damages under our registration rights agreement (recorded at the maximum level at September, 30, 2011), and an increase of consulting expenses of $80,783.

Interest income

Pro forma interest income was $3,132 for the nine months ended September 30, 2011, compared to $48,362 for the period ended September 30, 2010. The decrease is due to a $24,000 loan origination fee earned during 2010, as well as the payment in full of the related note receivable as of February 15, 2011.

Interest expense

Pro forma interest expense was $66,729 during the nine months ended September 30, 2011, compared to $9,375 for the period ended September 30, 2010. The increase in interest expense resulted from borrowings in 2011 in connection with the acquisition of MAE and from the Bridge Notes issued during 2011.

Amortization of debt discount

Pro forma amortization of debt discount was $118,896 during the nine months ended September 30, 2011 compared to $62,642 for the period ended September 30, 2010. The increase in debt discount is related to the Bridge Notes issued during 2011.

Gain on change in fair value of derivative liabilities

During the nine months ended September 30, 2011, we recorded a pro forma gain from the change in fair value of our derivative liabilities of $6,780 as compared to a gain of $0 during the period ended September 30, 2010. Our derivative liabilities result from warrants granted in connection with the issuance of our 10% secured promissory notes during 2011. Derivative liabilities tend to decrease in value as the remaining term of the underlying instrument decreases, which results in a gain in the statement of operations.

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Liquidity and Capital Resources

We measure our liquidity in a variety of ways, including the following:

	September 30, 2011 (unaudited)	December 30, 2010
Cash	$181,462	$28,968
Working Capital (Deficiency)	$(1,708,801)	$75,406

Through September 30, 2011, we incurred cumulative net losses since inception of $1,716,923, respectively.

We were formed in May 2010, and through January 2011, our operations consisted solely of raising capital and conducting due diligence in connection with the targeted acquisition of an operating company. On February 15, 2011, we closed on our first acquisition and became an operating company. Following the February 15, 2011 acquisition, we focused our efforts on becoming a public company as a vehicle to raise capital. We consummated our reverse merger on January 17, 2012. We intend to deploy that additional capital to expand our operations within additional deregulated energy markets within the United States. We further expect to incur significant auditing, accounting, legal and other costs in connection with the preparations for and then becoming a public company.

We expect that through the next 12 to 18 months, that the capital requirements to fund our growth and to cover the operating costs of a public company will consume most of our cash flows that we intend to generate from both the recently acquired operating company, as well as from the proceeds of planned issuances of debt and equity securities. We further believe that during this period, while we focus on the growth and expansion of our business, that the operating profits that expect to generate from our commissioned energy selling operations will not generate sufficient funds to cover these anticipated operating costs.

On February 15, 2011, we acquired MAE. Through November 30, 2011, we have reduced our overall headcount in an effort to reduce operating costs and have taken steps that we believe will drive long-term revenue growth through enhancements in the commission program with our independent energy consultants.

Since inception, our operations have primarily been funded through private equity and debt financing, and we expect that we would continue to seek additional funding through these private or public equity and debt financing sources.

However, there can be no assurance that our plans as discussed above will materialize and/or that we will be successful in funding estimated cash shortfalls through additional debt or equity capital and/or any cash generated by our operations that we acquired in February 2011. Given these conditions, our ability to continue as a going concern is contingent upon our being able to secure an adequate amount of debt or equity capital to enable us to meet our cash requirements. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets, the competitive environment in which we operate and the current capital raising environment. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

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We raised $1,144,985 in our 10% convertible bridge notes during the period February through October of 2011, and in connection with the reverse merger and thereafter, are conducting a private placement to raise $2,000,000 through February 2012 through the issuance of units consisting of common stock and warrants. The funds raised through this private placement will be used to fund our operations, including the costs that we expect to incur as a public company, and most importantly, to fund our plans to hire additional personnel to enable us to expand to additional markets and deepen our penetration into existing markets.

In connection with our merger, we affected the following events which we believe improved our liquidity and provided a platform on which we can raise additional capital:

(i)	We issued 5,822,000 shares of common stock in exchange for the outstanding $1,164,400 of Dynastar Preferred Stock that remained outstanding after the redemption of $25,000 of Dynastar Preferred Stock. In connection with the conversion to common stock, these investors waived their rights to receive registration rights penalties which otherwise are due.

(ii)	We caused the issuance of 5,724,925 shares of our common stock to holders of the Bridge Notes in exchange for their Bridge Notes and 258,781 shares of our common stock in exchange for $51,756 of accrued and unpaid interest on the Bridge Notes. The Dynastar Warrants outstanding were exchanged for our warrants in like amounts and on like terms.

(iii)	Through our ongoing private placement offering we expect to raise a maximum of $2,000,000 through the sale of up to 10,000,000 Units of our securities, at an offering price of $0.20 per Unit, each Unit comprised of one (1) share of common stock and a warrant to purchase one-half of one (1/2) share of common stock at an exercise price of $0.80 per whole share for five (5) years. Each share of common stock is entitled to one vote per share. We may sell up to an additional 2,500,000 Units for $500,000 in the event the Offering is oversubscribed.

The current level of cash is not enough to cover our existing fixed and variable obligations. Increased revenue performance and the addition of more capital are critical to our success. Should we not be able to raise these additional funds through the private placement or some other financing source, we would need to consider implementing any or all of the following steps as counter measures to temporarily conserve cash, including: (i) curtailing our growth plans by limiting the hiring of new personnel, (ii) reducing the salaries of or deferring the payment of compensation to our employees and (iii) extending the terms of payments to our vendors, advisors and consultants.

Assuming that we are successful in our growth plans and development efforts, we believe that we will be able to raise additional funds through the sale of our stock. There is no guarantee that we will be able to raise these additional funds or to do so at an advantageous price.

Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we not be unable to continue as a going concern.

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 Cash Flows

 Operating Activities

We used cash of $779,734 during the first nine months of 2011, primarily due to net losses of $1,158,020, offset primarily by amortization of debt discount of $108,456, depreciation and amortization expense of $42,087, stock based compensation of $34,472, consulting services received in exchange for a promissory note of $29,985, as well as an increase in cash related to the change in our operating assets and liabilities.

Investing Activities

Investing activities provided $42,228 during the nine months ended September 30, 2011. This consisted of $150,000 cash received related to the repayment of a note receivable, offset by $75,000 used for the acquisition of MAE, and $32,772 used for the purchases of property and equipment.

Financing Activities

Financing Activities provided $890,000 during the nine months ended September 30, 2011, representing proceeds from the promissory note issued in connection with our purchase of MAE.

Off-Balance Sheet Arrangements

None.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with United States Generally Accepted Accounting Principles (“U.S. GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, and reported amounts of revenues and expenses in the financial statements and the accompanying notes. Actual results could differ from those estimates. Our significant estimates and assumptions are stock-based compensation, the useful lives of fixed assets and intangibles, allowance for income taxes, fair value of derivative liabilities and warrants.

Derivative Financial Instruments

We do not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, we use the binomial lattice option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the instrument could be required within 12 months of the balance sheet date.

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Revenue Recognition

We recognize revenue from commissions earned on the sale of energy services, on behalf of our deregulated energy providers. We also receive a customer acquisition bounty (“CAB”) when we acquire new residential or commercial energy customers. We recognize these revenues when our deregulated energy provider, as the principal, receives payment for the electricity from the retail customer.

We also recognize revenues from our independent energy consultants, who pay a flat monthly fee entitling them to the use of our websites which facilitate their business operations. These revenues are earned and recognized in the month that they are received.

Recent Accounting Pronouncements

In December 2010, the FASB issued ASU 2010-28, Intangibles – Goodwill and Other (Topic 350), related to the way companies test for impairment of goodwill. Pursuant to ASU 2010-28, goodwill of the reporting unit is not impaired if the carrying amount of a reporting unit is greater than zero and its fair value exceeds its carrying amount. In that event, the second step of the impairment test is not required. However, if the carrying amount of a reporting unit is zero or negative, the second step of the impairment test is required to be performed to measure the amount of impairment loss, if any, when it is more likely than not that goodwill impairment exists. In considering whether it is more likely than not that goodwill impairment exists, a company must evaluate whether there are qualitative factors that could adversely affect goodwill. Consistent with the prior requirements, this test must be performed annually or, if an event occurs or circumstances exist that indicate that it is more likely than not that goodwill impairment exists, in the interim. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. This standard is not expected to have a material impact on our reported results of operations or financial position.

On September 15, 2011, the FASB issued ASU 2011-08, Intangibles – Goodwill and Other, which simplifies how an entity is required to test goodwill for impairment. This ASU would allow an entity to first assess qualitative factors to determine whether it is necessary to perform the two step quantitative goodwill impairment test. Under the ASU, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The ASU includes a number of factors to consider in conducting the qualitative assessment. The ASU is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. This standard is not expected to have a material impact on our reported results of operations or financial position.

In May 2011, FASB issued Accounting Standards Update (“ASU”) No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS.” This pronouncement was issued to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and International Financial Reporting Standards (“IFRS”). ASU 2011-04 changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. This pronouncement is effective for interim and annual reporting periods beginning on or after December 15, 2011, with early adoption prohibited. The new guidance will require prospective application. The adoption of this pronouncement is not expected to have a material impact on our consolidated financial statements.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our common stock as of January 20, 2012 by:

●	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors and executive officers following the Merger; and

●	all of our directors and executive officers following the Merger as a group.

Unless otherwise indicated in the footnotes to the following tables, each person named in the table has sole voting and investment power and that person’s address is c/o Dynastar Holdings, Inc., 1311 Herr Lane, Suite 205, Louisville, KY 40222.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)		Percent of Common Stock Beneficially Owned (2)

John S. Henderson IV	4,500,000	(3)	11.8%

Robert R. Mohr	200,000	(4)	*

Kenneth Spiegeland	0		0.0%

Jerry W. Tyler Jr.	0		0.0%

All directors and executive officers as a group (4 persons)	4,700,000		12.3%

Gottbetter Capital Group, Inc. 488 Madison Avenue, 12th Floor New York, NY 10022	3,093,803	(5)	8.0%

Jerry A. Hickson 403 Hazeltine Drive Austin, TX78734	8,728,299	(6)	21.6%

Michael Lichtenstein 17879 Monte Vista Drive Boca Raton, FL 33496	3,958,101	(7)	10.1%

Navesink Capital Advisors, LLC 1200 Federal Highway, Suite 200 Boca Raton, FL 33432	3,721,259	(8)	9.6%

David Duggins 7005 New Bern Court Prospect, KY 40059	4,500,000	(9)	11.8%

* Less than 1%.

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(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this Current Report are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentage based on 38,084,247 shares of our common stock issued and outstanding as of January 20, 2012 (including an aggregate of 15,872,000 Merger Shares, 5,724,925 Bridge Note Shares and 258,781 Bridge Note interest shares received by the former Dynastar stockholders and bridge note holders in the Merger), after giving effect to the Merger and the first closing of the Offering.

(3)	Consists of 4,500,000 Merger Shares. Does not include 1,000,000 shares of common stock that may be issued upon exercise of incentive stock options granted under our 2011 Plan, which are not exercisable within 60 days.

(4)	Consists of 50,000 Merger Shares and 150,000 shares that may be issued upon exercise of stock options granted under our 2011 Plan, which are exercisable within 60 days. Does not include 800,000 shares issuable upon exercise of such options, which are not exercisable within 60 days.

(5)	Includes 2,587,553 shares of our common stock and 500,000 shares that may be issued upon exercise of a warrant which is exercisable within 60 days. Also includes 6,250 shares of our common stock that may be issued upon exercise of a broker warrant issued to Gottbetter Capital Markets, LLC. Adam Gottbetter has voting and investment power with respect to the shares owned by, and issuable to, Gottbetter Capital Group, Inc. and Gottbetter Capital Markets, LLC.

(6)	Consists of 1,207,500 shares of our common stock, 375,000 Merger Shares, 4,625,000 shares issued upon conversion of the Bridge Notes, 208,299 Bridge Note interest shares and 2,312,500 shares that may be issued upon exercise of Bridge Notes warrants which are exercisable within 60 days.

(7)	Consists of 2,553,018 shares of our common stock, 250,000 Merger Shares, 100,000 shares issued upon conversion of the Bridge Notes, 5,083 Bridge Note interest shares, 50,000 shares that may be issued upon exercise of Bridge Notes warrants which are exercisable within 60 days and an additional 1,000,000 shares that may be issued upon exercise of other warrants which are exercisable within 60 days.

(8)	Consists of 2,369,453 shares of our common stock, 400,000 shares issued upon conversion of the Bridge Notes, 14,303 Bridge Note interest shares, 250,000 shares that may be issued upon exercise of Bridge Notes warrants which are exercisable within 60 days, 500,000 shares that may be issued upon exercise of an additional warrant which are exercisable within 60 days, 125,000 shares issued upon the initial closing of the Offering and 62,500 shares that may be issued upon exercise of an Investor Warrant issued in the Offering, which is exercisable within 60 days .

(9)	Consists of 4,500,000 Merger Shares.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following persons became the executive officers and directors of the Company following the Merger and hold the positions set forth opposite their names:

Name	Age	Position

John S. Henderson IV	39	Chief Executive Office, President and Director

Robert R. Mohr	46	Chief Financial Officer, Treasurer and Secretary

Kenneth Spiegeland	48	Director

Jerry W. Tyler Jr.	41	Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.  Officers are appointed by the Board of Directors and serve until their successors are appointed by the Board of Directors.

Biographical resumes of each officer and director of the Company are set forth below:

John S. Henderson, Chief Executive Officer, President and Director, has served as Chief Executive Officer, President, and the Director of Dynastar since May 4, 2010.  Mr. Henderson previously served as President of Lightyear Wireless Solutions, a division of Lightyear Network Solutions, Inc. (LYNS), from 2003 to 2010 where he founded and built the direct sales division to $12 million in revenue.  Prior to Lightyear, Mr. Henderson served as Vice President of Sales and Marketing of the Direct Sales division of Excel Communications, a billion dollar direct sales company, from 2001 to 2003.

Robert R. Mohr, Chief Financial Officer, Treasurer and Secretary, has served as Chief Financial Officer of Dynastar since November of 2010.  Mr. Mohr previously served as Chief Accounting Officer and principal financial officer of Beacon Enterprise Solutions Group, Inc. (BEAC.OB) from 2007 to 2010 in charge of finance and administration.  Prior to that, Mr. Mohr served as Director of Financial Reporting for Triple Crown Media, Inc. (TCMI), a $130 million sports marketing, association management and newspaper concern, where he was in charge of SEC compliance, financial reporting and analysis from 2005 to 2007.  Over the past 20 years, Mr. Mohr has served in senior financial roles in both public and private companies in varying stages of development including start-ups, mergers and acquisitions, restructurings, leveraged buy-outs and turnarounds.  Pursuant to financial roles, Mr. Mohr has also served as the leader of human resources, information technology, logistics, distribution and customer service.

Kenneth Spiegeland, Director, served as Pubco’s sole director from October 12, 2011 until the Merger closing on January 17, 2012. Mr. Spiegeland will remain as one of our directors following the Merger closing. He became Pubco’s interim Chief Executive officer, President and Interim Chief Financial Officer on September 14, 2011 and served in those capacities until the Merger closing on January 17, 2012. Mr. Spiegeland has been a member of the Board of Directors of Rackwise, Inc. (OTCBB: RACK) since February 1, 2011. From February 1, 2011 through September 21, 2011, he served as the Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary of Rackwise. He has been a Senior Account Manager with Concord Private Jet since January 2010.  From April 2008 to January 2010, he was a real estate broker and a partner in KBS Partnership, a real estate holding company he founded in 1985, and from January 2005 to December 2008, he was the Managing Member of New Space Closet. Prior to this, from January 2000 to November 2005, he was Division Manager with Masco Contractor Services, a subsidiary of Masco Corporation, a leading manufacturer of home improvement and building products, and from February 1998 to January 2000, he was the General Manager of Gabriel-Spry Services, a division of Gale Industries, and prior to this he served as Executive Vice President of Gabriel-Spry Company Inc. since 1983.

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Jerry W. Tyler Jr., Director, has served as private banker to The Liberty Group, a division of Morgan Stanley Smith Barney, which currently manages over $300 million in client assets and loans, since 2009.  Prior to joining The Liberty Group, Mr. Tyler served was a private banker at JP Morgan from 2001 to 2009.  Mr. Tyler has spent his entire career assisting numerous individuals and companies identify, target and execute investment strategies to improve stakeholder value.

Board of Directors and Corporate Governance

Immediately following the closing of the Merger, our Board consisted of three (3) members, two of which were independent. By January 31, 2012, the Board of Directors shall consist of at five (5) members as two additional directors shall be appointed by the existing Board by that date. At least three (3) of the five (5) directors will be independent. Pubco’s pre-Merger stockholders appointed one (1) of the current members of the Board. The Board may be increased up to seven (7) members, provided that at least one of the additional directors is independent.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board comprised of a majority of “Independent Directors.”   Nevertheless, our Board has determined that two of our three directors, Mr. Kenneth Spiegeland and Mr. Jerry Tyler, are “independent” within the definition of independence provided in the Marketplace Rules of The Nasdaq Stock Market.

Board Committees

We intend to maintain a board of directors that is composed of a majority of “independent” directors. We may appoint an audit committee, nominating committee and/or compensation committee, to adopt charters relative to each such committee.

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.  To date, no security holders have made any such recommendations.

Code of Ethics

We have adopted a written code of ethics (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  To request a copy of the Code of Ethics, please make written request to our Secretary, at Dynastar Holdings, Inc., 1311 Herr Lane, Louisville, KY 40222.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the period from inception (May 4, 2010) through December 31, 2010 to (i) all individuals that served as our principal executive officer or acted in a similar capacity at any time during the fiscal years ended December 31, 2011 and 2010; (ii) all individuals that served as its principal financial officer or acted in a similar capacity at any time during the fiscal years ended December 31, 2011 and 2010; and (iii) all individuals that served as executive officers of Dynastar at any time during the fiscal years ended December 31, 2011 and 2010 that received annual compensation during the fiscal years ended December 31, 2011 and 2010 in excess of $100,000.

Summary Compensation Table

The following table presents the compensation for our executive officers since the inception of our operations on May 4, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)

John S. Henderson IV	2011	$220,000	$15,000	(1)	-		-		$21,696	(2)	$256,696
Chief Executive Office	2010	$130,000	-		-		-		-		$130,000

Robert R. Mohr	2011	$175,000	$10,000	(1)	-		-		$15,719	(2)	$200,719
Chief Financial Officer	2010	$29,167	-		$16,500	(3)	$127,000	(4)	-		$172,667

David L. Duggins(5)	2010	$95,000	$10,000	(6)	-		-		$15,417	(7)	$120,417
President

(1)	Represents cash bonus paid in connection with performance under employment agreement.
(2)	Amount represents an automobile allowance provided pursuant to employment agreement.
(3)	Amount represents the grant date fair value of 50,000 shares of fully vested Dynastar common stock issued to Mr. Mohr upon the execution of his employment agreement on November 4, 2010.
(4)	Amount represents the grant date fair value of an option to purchase 450,000 shares of Dynastar common stock at exercise price of $0.33, awarded to Mr. Mohr in connection with the execution of his employment agreement on November 4, 2010.
(5)	David Duggins resigned as president of Dynastar on November 4, 2010.
(6)	Amount represents bonus paid in connection with the timely collection of a note receivable.
(7)	Amount represents consulting fees paid to Mr. Duggins, subsequent to his resignation as president of Dynastar.

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Employment Agreements with Executive Officers

As of and effective upon the closing of the Merger, we have entered into three-year, renewable executive employment agreements with John S. Henderson, our Chief Executive officer, and Robert R. Mohr, our Chief Financial Officer, which agreements supersede and replace in the entirety those existing agreements by and between Dynastar and each of Messrs. Henderson and Mohr.

Pursuant to these employment agreements, Mr. Henderson will receive a base salary for the first twelve months of his agreement in the amount of $210,000 while Mr. Mohr will receive a base salary for the same period in the amount of $175,000. These amounts will be subject to annual review by our Board and increase (but not decrease) as the Board determines. Our Board shall determine in its sole discretion, following the closing of the Merger, what bonuses Messrs. Henderson and Mohr shall be entitled to, based on milestones to be agreed upon by the Board and each of Messrs. Henderson and Mohr. Messrs. Henderson and Mohr have each received options under our 2011 Plan to acquire shares of our common stock, in such numbers and on such terms as indicated below under the Section “2011 Equity Incentive Plan – Grants to Officers and Directors.”

Messrs. Henderson and Mohr shall be eligible to participate in any other bonus or incentive program established by us for executives of the Company and shall be entitled to other benefits as may be adopted by us from time to time for the benefit of our executives, as determined by our Board.

Compensation of Non-Employee Directors

Following the closing of the Merger, our Board consists of two non-employee directors and one executive officer. We currently do not provide compensation to non-employee directors and we will not provide cash or incentive compensation to our executive officers serving as directors.

Until we establish a compensation committee, amendments to our director compensation arrangements must be approved by a majority of our independent directors.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently eligible for quotation on the OTCBB under the symbol “DYNA.OB.”  Our common stock became publicly traded on January 17, 2012.  There has been no trading in our common stock to date.  As of the date of this Current Report, we had 38,084,247 shares of common stock outstanding held by approximately 80 stockholders of record. To date, we have not paid dividends on our common stock. We have no outstanding shares of preferred stock.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

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Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	1,950,000	$0.20	3,050,000
Equity compensation plans not approved by security holders	—	—	—
Total	1,950,000	$0.20	3,050,000

2011 Equity Incentive Plan

Our Board and stockholders owning a majority of our outstanding shares adopted our 2011 Plan on October 14, 2011. A total of 5,000,000 shares of our common stock are reserved for issuance under the 2011 Plan.  If an incentive award granted under the 2011 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2011 Plan.

Shares issued under the 2011 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2011 Plan.  In addition, the number of shares of common stock subject to the 2011 Plan and the number of shares and terms of any incentive award are expected to be adjusted in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2011 Plan.  Subject to the terms of the 2011 Plan, the compensation committee would have complete authority and discretion to determine the terms of awards under the 2011 Plan.

Eligible Recipients

Any officer or other employee of the Company or its affiliates, or an individual that the Company or an affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its affiliates, including a non-employee director of the Board, is eligible to receive awards under the 2011 Plan.

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Grants

The 2011 Plan authorizes the grant to eligible recipients of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and stock appreciation rights, as described below:

•	Options granted under the 2011 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant. Such awards may include vesting requirements.

•	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•	The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•	Stock awards are permissible. The compensation committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

•	Stock appreciation rights or SARs, entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board may amend, suspend or terminate the 2011 Plan without stockholder approval or ratification at any time or from time to time.  No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2011 Plan terminates ten years after it is adopted.

Grants to Officers and Directors

Upon the closing of the Merger, we granted (i) John S. Henderson IV, our Chief Executive Officer, options under the 2011 Plan to purchase 1,000,000 shares of our common stock vesting in three equal annual installments beginning on the first anniversary of the Merger Closing Date, with an exercise price of $0.22 per share, to qualify as incentive stock options under the Internal Revenue Code requirements for 10% stockholders and (ii) Robert R. Mohr options under the 2011 Plan to purchase (a) 450,000 shares of common stock, of which 150,000 shares were fully vested as of the Merger Closing Date and the remaining 300,000 shares will vest in two equal annual installments on November 4, 2012 and November 4, 2013 and (b) additional options to purchase 500,000 shares of common stock vesting in three equal annual installments beginning on the first anniversary of the Merger Closing Date, each with an exercise price of $0.20 per share.

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Other than these options, Our Board will determine a limitation on the number of options that may be granted pursuant to the 2011 Plan during the twelve (12) months immediately following the closing of the Merger.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

An investor in $25,000 principal amount of the Dynastar Bridge Notes is the father of John S. Henderson IV, our chief Executive Officer.

Transactions with the Placement Agent and Other Related Parties

Placement Agent Agreement

We are paying the placement agent in the Offering, Gottbetter Capital Markets, LLC, a commission of 10% of the funds raised from investors in the Offering. In addition, the placement agent will receive five-year warrants, exercisable at $0.20 per share, to purchase a number of shares of our common stock equal to five percent (5%) of the number of units sold in the Offering. As a result of the foregoing arrangement, at the initial closing of the Offering, the placement agent was paid commissions of $2,500 and was issued broker warrants to purchase 6,250 shares of our common stock at an exercise price of $0.20 per share.

Share Escrow Agreement

We entered into an Escrow Agreement dated as of January 17, 2012 with John S. Henderson IV, as indemnification representative, and Gottbetter & Partners, LLP, as Escrow Agent, pursuant to which the Escrow Agent will hold in escrow 5% of the shares of our common stock that Dynastar’s pre-Merger stockholders received in the Merger in exchange for their shares of Dynastar for any breach of the Merger Agreement by Dynastar that is discovered during the two years immediately following the closing of the Merger.

Employment Agreements

As of and effective upon the closing of the Merger, we have entered into three-year, renewable executive employment agreements with John S. Henderson, our Chief Executive officer, and Robert R. Mohr, our Chief Financial Officer, which agreements supersede and replace in the entirety those existing agreements by and between Dynastar and each of Messrs. Henderson and Mohr.

Pursuant to these employment agreements, Mr. Henderson will receive a base salary for the first twelve months of his agreement in the amount of $210,000 while Mr. Mohr will receive a base salary for the same period in the amount of $175,000. These amounts will be subject to annual review by our Board and increase (but not decrease) as the Board determines. Our Board shall determine in its sole discretion, following the closing of the Merger, what bonuses Messrs. Henderson and Mohr shall be entitled to, based on milestones to be agreed upon by the Board and each of Messrs. Henderson and Mohr. Messrs. Henderson and Mohr each received options under our 2011 Plan to acquire shares of our common stock, in such numbers and on such terms as indicated above under the Section “Stock Option Plans – Grants to Officers and Directors.”

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Messrs. Henderson and Mohr shall be eligible to participate in any other bonus or incentive program established by us for executives of the Company and shall be entitled to other benefits as may be adopted by us from time to time for the benefit of our executives, as determined by our Board.

Transactions with Navesink Capital Advisors, LLC

Consulting Agreement

Effective upon the closing of the Merger, we entered into an agreement with Navesink Capital Advisors, LLC (“Navesink”) pursuant to which Navesink agreed to provide us with certain professional consulting services relating to business development and corporate finance. This agreement has a term of six months. As consideration under this agreement, we agreed to issue to Navesink a five year warrant exercisable for two million (2,000,000) shares of our common stock at an exercise price of $0.20 per share. Shares underlying these warrants are entitled to “piggyback” registration rights at our discretion. Prior to the merger Closing Date, Navesink assigned to certain third parties its right to receive warrants exercisable for one million five hundred thousand (1,500,000) shares, including 500,000 shares of which were assigned to Gottbetter Capital Group, Inc.

Navesink Investments in Dynastar and the Company

In October 2011, Navesink purchased $100,000 principal amount of the Bridge Notes and received Dynastar Warrants to purchase 125,000 shares of Dynastar common stock. Upon the closing of the Merger, these Bridge Notes were converted into 500,000 shares of our common stock and the Dynastar Warrants were exchanged for our warrants to purchase 250,000 shares of our common stock. Prior to the Merger closing, Navesink sold to a third party its rights to receive 100,000 of the 500,000 shares of our common stock.

Effective upon the closing of the merger, Navesink purchased 125,000 units in the initial closing of the Offering for a purchase price of $25,000. As a result of this purchase, Navesink received 125,000 shares of our common stock and five year warrants to purchase 62,500 shares of our common stock at a purchase price of $0.80 per share.

Lock-ups

Officers, directors, key employees and certain holders of 10% or more of the Company’s common stock have agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their Company shares, including shares that maybe issued upon exercise of Merger warrants for a term of 18 months from the Closing Date, except in certain limited circumstances.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our Articles of Incorporation provide for the issuance of 310,000,000 shares of capital stock, of which 300,000,000 are shares of common stock, par value $0.001 per share, and 10,000,000 are blank-check preferred stock, par value $0.001 per share.

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Equity Securities Issued and Outstanding

Immediately after giving effect to the Transactions, including the units sold in the Offering, the conversion of the Bridge Notes and exchange of the Dynastar Warrants, the issuance of shares of our common stock to the former Dynastar stockholders in the Merger, the cancellation of shares owned by Dynastar, the broker warrants issued to the placement agent in connection with the initial closing of the Offering, the warrants issued to Navesink and its designees under the consulting agreement with Navesink and the granting of options under the 2011 Plan to each of John S. Henderson IV and Robert Mohr, there were issued and outstanding securities of the Company on the closing of the Transactions as follows:

•	38,084,247 shares of our common stock (including an aggregate of 15,872,000 shares entitled to be received by the former Dynastar stockholders in the Merger, 5,724,925 shares entitled to be received by the former Dynastar Bridge Note holders, 258,781 shares entitled to be received by Dynastar’s former bridge Note holders in payment of accrued but unpaid interest on the bridge Notes and 125,000 shares issued in the initial closing of the Offering);
•	Options to purchase 1,950,000 shares of common stock granted under the 2011 Plan to our executive officers;
•	Investor warrants to purchase 62,500 shares of our common stock at an exercise price of $0.80 per share issued to the investor in the initial closing of the Offering, broker warrants to purchase an aggregate of 6,250 shares of our common stock at a price of $0.25 per share issued to the placement agent in connection with the initial closing of the Offering, warrants to purchase up 2,000,000 shares of our common stock at an exercise price of $0.20 per share issued to Navesink and its designees pursuant to the Navesink consulting agreement and warrants issued to the holders of the Dynastar Warrants in exchange for such warrants, to purchase 2,862,463 shares of our common stock at an exercise price of $0.80 per share.

The issued and outstanding number of shares of our common stock indicated above does not include shares of our common stock that we expect to issue on or prior to February 15, 2012 to MAE upon conversion of the $900,000 principal amount Dynastar promissory note held by MAE. This $900,000 in value of shares of our common stock is to be issued to MAE at a price equal to eighty and one-half percent (80.5%) (as that number may be adjusted for a conversion on or after February 10, 2012), of the average closing price of the our common stock over the first 22 days of trading following the closing of the Merger on January 17, 2012. The $900,000 promissory note was issued to MAE in connection with the acquisition by Dynastar of the MAE assets.

Description of Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

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Holders of our common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share of our common stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Our common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to our common stock.

Description of Preferred Stock

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, none of which as of the date hereof is designated or outstanding.  Our Board is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series.  Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of preferred stock will be determined by our Board, without the necessity of obtaining approval of our stockholders.

Description of Investor Warrants

In connection with the closing of the Merger and the simultaneous initial closing of the offering, we issued investor warrants to purchase 62,500 shares of our common stock to the investor who purchased units in the initial closing of the Offering. The investor warrants entitle the holders to purchase one full share of common stock at a purchase price of $0.80 per share during the five (5) year period that commenced upon issuance of the investor warrants.

The investor warrants, at the option of the holder, may be exercised by cash payment of the exercise price to us. The investor warrants may be exercised on a cashless exercise basis commencing one year after the date of filing of this Current Report if no registration statement registering the shares underlying the investor warrants is then in effect. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price. We will not receive additional proceeds to the extent that warrants are exercised by cashless exercise.

The exercise price and number of shares of common stock issuable on exercise of the investor warrants may be adjusted in certain circumstances including stock splits, stock dividends and future issuances of our equity securities, including a weighted average adjustment in the event of future issuances of our equity securities at a price less than the exercise price of the warrant.

No fractional shares will be issued upon exercise of the investor warrants. If, upon exercise of the investor warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number, the number of shares of common stock to be issued to the investor warrant holder.

Description of Broker Warrants

The broker warrants issued in connection with the first closing of the Offering permit the placement agent (and, with respect to broker warrants that may be issued in future closings of the Offering, its sub-agents and designees, if any) to purchase up to 6,250 shares of common stock, or five percent (5%) of the number of units sold in the Offering. The broker warrants are identical to the investor warrants in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; and (ii) they have an exercise price of $0.20 per share.

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Description of Warrants Issued in Exchange for the Dynastar Warrants

The warrants issued in exchange for the Dynastar Warrants are identical to the investor warrants in all material respects, and the resale of our common stock underlying these warrants is covered by the registration rights discussed above.

Description of Warrants Issued to Navesink and its Designees

The warrants issued to Navesink and its designees pursuant to our consulting agreement with Navesink are identical to the investor warrants in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; (ii) they have an exercise price of $0.20 per share and (iii) the cashless exercise provisions become effective 10 months from the date of issuance.

Registration Rights

We are required to file with the SEC, within 75 days of the closing of the Merger, a registration statement registering for resale all shares of our common stock (i) included in the units sold in the Offering and issuable upon exercise of the investor warrants issued in the Offering, (ii) issued upon conversion of the Bridge Notes and issuable upon the exercise of our warrants issued in exchange for the Dynastar Warrants and (iii) issued in the Merger to the holders, prior to the Merger, of the Dynastar Preferred Stock, consistent with the terms and conditions of the Registration Rights Agreement.

The holders of any registrable securities removed from the registration statement a result of a Rule 415 or other comment from the SEC shall have “piggyback” registration rights for the shares of common stock or common stock underlying such warrants with respect to any registration statement filed by us following the effectiveness of the registration statement which would permit the inclusion of these shares. We have agreed to use our best efforts to have the registration statement declared effective within 150 days of filing the registration statement. Notwithstanding the foregoing, should our Board of Directors deem it advisable and in our best interests to delay the filing, we may seek the consent of the holders of registrable securities to such delay and the waiver of monetary penalties described below.

If the registration statement is not filed on or before the Filing Deadline or not declared effective on or before the Effectiveness Deadline, we shall pay to each holder of registrable securities an amount in cash equal to one percent (1.0%) of the purchase price per share paid by such holder for the registrable securities for each full period of 30 days that (i) we are late in filing the registration statement or (ii) the registration statement is late in being declared effective by the SEC. The payment amount shall be pro rated for partial thirty (30) day periods. The maximum aggregate amount of payments to be made by us as the result of such failures, whether by reason of a Filing Deadline failure, Effectiveness Deadline failure or any combination thereof, shall be an amount equal to ten percent (10)% of each holder’s purchase price per share for the registrable securities. Notwithstanding the foregoing, no payments shall be owed with respect to any period during which all of the holder’s registrable securities may be sold by such holder under Rule 144 or pursuant to another exemption from registration. Moreover, no such payments shall be due and payable with respect to any registrable securities we are unable to register due to limits imposed by the SEC’s interpretation of Rule 415 under the Securities Act.

We will keep the registration statement “evergreen” for two (2) years from the date it is declared effective by the SEC or until Rule 144 of the Securities Act is available to the holders with respect to all of their registrable securities, whichever is earlier.

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Additionally, shares of our common stock underlying the warrants issued to Navesink and its designees are entitled to “piggyback” registration rights, at our discretion.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s control share laws.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation.  This control share law may have the effect of discouraging corporate takeovers.  We currently have approximately 59 stockholders of record.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more.  The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders.  Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved.  If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares.  The acquiring person is free to sell the shares to others.  If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of Directors approves the combination in advance.  For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation.  The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our Board of Directors.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

The Company’s Bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former directors and officers (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of the Company or any of its subsidiaries prior to the Merger.

The Company’s Articles of Incorporation provide a limitation of liability such that no director or officer shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board of Directors may also adopt bylaws or resolutions or authorize the entry into contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment or repeal of these indemnification provisions, nor the adoption of any provision of our articles of incorporation or bylaws inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer and Trust Company. The transfer agent’s address is 17 Battery Place, New York, New York 10004, and its telephone number is (212)845-3217.

RECENT SALES OF UNREGISTERED SECURITIES

Sales by Dynastar

On May 4, 2010 Dynastar issued 9,000,000 shares of its common stock to its two founders for aggregate proceeds of $300. One of these founders is also the Company’s chief executive officer and its director. The other founder is no longer actively involved with Dynastar.

Dynastar also issued 450,000 shares its common stock on May 4, 2010, to an advisor for services in connection with the private placement transaction.

46

On June 3, 2010, through a private placement transaction, Dynastar issued 3,604,425 shares of its Series A convertible preferred stock for aggregate net cash proceeds of $736,574, consisting of gross proceeds of $1,189,400 less cash expenses of $452,826.

On May 4, 2010 Dynastar issued 550,000 shares of its fully vested common stock to a financial consultant for advisory services. The shares were valued upon issuance at $0.05 per share based upon the value of the services rendered, which was more readily determinable than the trading value of the common stock (which was not publicly traded). The aggregate fair value of these shares of $27,500 was charged to stock-based compensation expense.

On November 4, 2010, Dynastar awarded 50,000 shares of its fully vested common stock to its chief financial officer, Robert Mohr. This stock was valued upon issuance at $0.33 per share, by reference to the issuance price of the convertible preferred stock issued on September 30, 2010. The aggregate fair value of these shares of $16,500 was charged to stock-based compensation expense.

As of October 24, 2011, Dynastar has sold an aggregate principal amount of $1,144,985 of its Bridge Notes in a private placement. Prior to the Merger Closing Date, the holders of these Dynastar Bridge Notes agreed to convert the Bridge Notes along with accrued but unpaid interest concurrently with the closing of the Merger, at a conversion price of $0.20 per share, into 5,724,925 shares of our common stock. Purchasers of the Bridge Notes also agreed to exchange their Dynastar Warrants into our warrants to purchase one share of our common stock for each $0.80 investment in the Bridge Notes. Dynastar Warrants to purchase an aggregate of 1,431,231 shares of Dynastar common stock were issued. Upon the closing of the Merger, the Dynastar Warrants were exchanged for warrants to purchase 2,862,463 shares of our common stock.

Immediately prior to the closing of the Merger on January 17, 2012, and in connection with the Merger, Dynastar issued an aggregate of 3,604,425 shares of its common stock upon the conversion of its Dynastar Preferred Stock.

The issuances of these securities were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and, in certain cases, under Regulation D promulgated by the SEC under that section, which exempts transactions by an issuer not involving any public offering.

Sales by the Company

In connection with the Merger, we issued an aggregate of 15,872,000 shares of our common to the stockholders of Dynastar.  We also issued 5,724,925 shares of our common stock to the holders of the Bridge Notes for principal and 258,781 shares for accrued interest and warrants for 2,862,463 shares of our common stock to the holders of the Dynastar Warrants. The issuance of these shares of our common stock and the warrants to the Dynastar stockholders in connection with the Merger was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated by the SEC under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

47

On January 17, 2012, we sold an aggregate of 125,000 units in an offering of securities at a price of $0.20 per unit for gross proceeds of $25,000. Each unit consists of one share of our common stock and a warrant to purchase one-half share of our common stock at a purchase price of $0.80 per full share.  The sale of these securities were deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation S promulgated thereunder and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The recipient of securities in the offering represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates issued in the offering. All purchasers of the securities were accredited or sophisticated persons, or were non-U.S. persons, and had adequate access, through employment, business or other relationships, to information about us.

On January 17, 2012, we issued warrants to purchase 2,000,000 shares of our common stock to Navesink and its designees as compensation under our consulting agreement with Navesink dated effective as of January 17, 2012. The issuance of these warrants was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and , Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

Reference is made to the disclosure set forth under Item 9.01 of this Current Report, which disclosure is incorporated herein by reference.

INDEX TO EXHIBITS

See Item 9.01(c) below, which is incorporated by reference herein.

DESCRIPTION OF EXHIBITS

See the Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 to this Current Report under the section “Recent Sales of Unregistered Securities” is incorporated into this item by reference.

Item 5.01. Changes in Control of the Registrant.

As a result of the closing of the Merger, we experienced a change in control, with the former stockholders of Dynastar acquiring control of us. The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

48

Item 5.06. Change in Shell Company Status.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference. As a result of the completion of the Merger, we believe that we are no longer a shell company as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Financial Statements:(i) audited financial statements and notes thereto of Dynastar and Subsidiary for the period ended May 4, 2010 (inception) through December 31, 2010, (ii) unaudited condensed consolidated financial statements and notes thereto of Dynastar and Subsidiary for the nine months ended September 30, 2011 and for the period from May 4, 2010 (inception) through September 30, 2010, (ii) audited financial statements and notes thereto of My Affordable Energy for the years ended December 31, 2010 and 2009, are included with this Current Report beginning on Page F-1.

(b) Pro forma financial information

Unaudited pro-forma consolidated financial statements are included with this Current Report beginning on Page F-55.

(d) Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Current Report on Form 8-K and in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

49

DESCRIPTION OF EXHIBITS

See the Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization dated as of January 17, 2012 by and among Registrant, Dynastar Acquisition Corp., and Dynastar Ventures Inc., (a Delaware corporation) (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2012)

2.2	Certificate of Merger dated as of January 17, 2012 for the merger of Dynastar Acquisition Corp. into Dynastar Ventures Inc. (a Delaware corporation) (incorporated by reference to Exhibit 2.2 to Current Report on Form 8-K filed with SEC on January 23, 2012)

3.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 filed with the SEC on July 16, 2007)

3.2	Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on October 14, 2011)

3.4	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 filed with the SEC on July 16, 2007)

4.1	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with SEC on January 23, 2012)

4.2	Form of Bridge Note Exchange Warrant

4.3	Form of Broker Warrant (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed with SEC on January 23, 2012)

4.4	Form of Navesink Warrant (incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.1	Form of Subscription Agreement between the Registrant and the investors in the Unit Private Placement Offering (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.2	Subscription Escrow Agreement dated December 15, 2011, by and among the Registrant, Gottbetter Capital Markets, LLC, and CSC Trust Company of Delaware (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.3	Placement Agency Agreement dated as of October 27, 2011 by and between the Placement Agent and the Registrant (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with SEC on January 23, 2012)

50

10.4	Form of Registration Rights Agreement by and between the Registrant and the investors in the Private Placement Offering (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.5

Escrow Agreement dated January 17, 2012 among the Registrant, John S. Henderson IV, as indemnification representative, and Gottbetter & Partners, LLP, as escrow agent (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.6	Share Cancellation Agreement dated as of January 17, 2012 by and between the Registrant and Dynastar Ventures Inc. (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.7	Navesink Consulting Agreement dated as of January 17, 2002 by and between the Registrant and Navesink Capital Advisors, LLC (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.8	Undiscovered Equities Consulting Agreement dated as of December 20, 2011 by and between Dynastar Ventures, Inc. and Undiscovered Equities, Inc. (incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.9	Executive Employment Agreement for John Henderson (incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.10	Executive Employment Agreement for Robert Mohr (incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.11	Registrant’s 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.12	Form of Plan Agreement (incorporated by reference to Exhibit 10.12 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.13	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.13 to Current Report on Form 8-K filed with SEC on January 23, 2012)

14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to Current Report on Form 8-K filed with SEC on January 23, 2012)

21.1	Subsidiaries of Registrant

51

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2012	Dynastar Holdings, Inc.

	By:	/s/ John S. Henderson IV
Name: John S. Henderson IV
Title: Chief Executive Officer

52

DYNASTAR HOLDINGS, INC.

Form 8K

FINANCIAL STATEMENTS

Table of Contents

Dynastar Ventures, Inc. and Subsidiary

Financial Statements for the period from May 4, 2010 (inception) through December 31, 2010:

Independent Auditors’ Report	F-1

Consolidated Balance Sheet	F-2

Consolidated Statement of Operations	F-3

Consolidated Statement of Changes in Redeemable Preferred Stock and Stockholders’ Deficit	F-4

Consolidated Statement of Cash Flows	F-5

Notes to Consolidated Financial Statements	F-6 – F-19

Condensed Consolidated Financial Statements for the Nine Months Ended September 30, 2011 and for the period from May 4, 2010 (inception) through September 30, 2010 (unaudited):

Condensed Consolidated Balance Sheets	F-20

Condensed Consolidated Statements of Operations	F-21

Condensed Consolidated Statement of Changes in Redeemable Preferred Stock and Stockholders’ Deficit	F-22

Condensed Consolidated Statements of Cash Flows	F-23 – F-24

Notes to Condensed Consolidated Financial Statements	F-25 – F-43

My Affordable Energy, LLC

Financial Statements for the years ended December 31, 2010 and 2009:

Report of Independent Registered Public Accounting Firm	F-44

Balance Sheets	F-45

Statements of Operations	F-46

Statements of Member’s Deficit	F-47

Statement of Cash Flows	F-48

Notes to Financial Statements	F-49 – F-54

DYNASTAR HOLDINGS, INC.

Form 8k

FINANCIAL STATEMENTS

Table of Contents, continued

Pro Forma Condensed Combined Financial Statements (unaudited)

Introduction to the Unaudited Pro Forma Condensed Combined Financial Statements	F-55 – F-56

Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2011	F-57

Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2011	F-58

Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2010	F-59

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2010	F-60

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	F-61 – F-67

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Director and Stockholders of

Dynastar Ventures, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Dynastar Ventures, Inc. and Subsidiary (a company in the development stage) (the “Company”) as of December 31, 2010, and the related consolidated statements of operations, changes in redeemable preferred stock and stockholders’ deficit and cash flows for the period from May 4, 2010 (inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dynastar Ventures, Inc. and Subsidiary as of December, 31, 2010, and the results of their consolidated operations, and their consolidated cash flows for the period from May4, 2010 (inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

New York, New York

January 5, 2012

F-1

DYNASTAR VENTURES, INC. AND SUBSIDIARY

(A Company in the Development Stage)

CONSOLIDATED BALANCE SHEET

December 31, 2010

ASSETS

Current assets:
Cash	$28,968
Note receivable	150,000
Prepaid expenses and other current assets	38,511
Total current assets	217,479

Property and equipment, net	44,990
Deposit toward acquisition of My Affordable Energy	100,000
Other assets	8,400
Total assets	$370,869

LIABILITIES, REDEEMABLE PREFERRED STOCK
AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$36,750
Accrued registration rights damages	71,364
Accrued payroll and related benefits	33,959
Total current liabilities	142,073

Other liabilities	2,483

Total liabilities	144,556

Redeemable preferred stock, $0.0001 par value, 10,000,000 shares authorized: Series A Convertible Preferred stock, 5,000,000 shares designated; 3,604,245 shares issued and outstanding, at stated value; liquidation preference of $3,568,202	1,189,400

Commitments

Stockholders' deficit:
Common stock, $0.0001 par value, 50,000,000 shares authorized, 10,050,000 shares issued and outstanding	1,005
Additional paid-in capital	61,311
Deficit accumulated during development stage	(1,025,403)
Total stockholders' deficit	(963,087)

Total liabilities, redeemable preferred stock and stockholders' deficit	$370,869

See notes to these consolidated financial statements

F-2

DYNASTAR VENTURES, INC. AND SUBSIDIARY

(A Company in the Development Stage)

STATEMENT OF OPERATIONS

For the period from May 4, 2010 (inception) to December 31, 2010

Revenue	$-
Cost of sales	-
Gross profit	-

Operating expenses:
Compensation	349,388
Consulting fees	102,820
Registration rights damages	71,364
General and administrative	83,767
Total operating expenses	607,339

Loss from operations	(607,339)

Other Income
Interest income	48,436

Net loss	(558,903)

Deemed dividend to Series A convertible preferred stockholders	(466,500)

Net loss available to common stockholders	$(1,025,403)

See notes to these consolidated financial statements

F-3

DYNASTAR VENTURES, INC. AND SUBSIDIARY

(A Company in the Development Stage)

CONSOLIDATED STATEMENT OF CHANGES IN

REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

For the period from May 4, 2010 (inception) to December 31, 2010

						Deficit
	Redeemable					Accumulated
	Convertible		Common		Additional	during
	Preferred Stock		Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balance, May 4, 2010	-	$-	-	$-	$-	$-	$-

Issuance of common stock to founders for cash	-	-	9,000,000	900	(600)	-	300

Issuance of common stock to consultants in connection with private placement	-	-	450,000	45	13,629	-	13,674

Issaunce of common stock to consultants for services	-	-	550,000	55	27,445	-	27,500

Issuance of preferred stock in connection with private placement, at stated value	3,604,245	1,189,400	-	-	-	-	-

Stock based compensation - common stock issued to officer of the Company	-	-	50,000	5	16,495	-	16,500

Stock based compensation - amortization of employee stock options	-	-	-	-	4,342	-	4,342

Deemed dividend on preferred stock	-	-	-	-	-	(466,500)	(466,500)

Net loss	-	-	-		-	(558,903)	(558,903)

Balance, December 31, 2010	3,604,245	$1,189,400	10,050,000	$1,005	$61,311	$(1,025,403)	$(963,087)

See notes to these consolidated financial statements

F-4

DYNASTAR VENTURES, INC. AND SUBSIDIARY

(A Company in the Development Stage)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from May 4, 2010 (inception) to December 31, 2010

Cash flows from operating activities:
Net loss	$(558,903)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,500
Deferred rent expense	2,483
Stock based compensation	48,342
Accrued registration rights damages	71,364
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(38,511)
Payment of deposit on lease	(8,400)
Accounts payable	36,750
Accrued payroll and related expenses	33,959
Total adjustments	148,487
Net cash used in operating activities	(410,416)

Cash flows from investing activities:
Issuance of note receivable	(400,000)
Repayment of note receivable	250,000
Deposit toward acquisition of My Affordable Energy	(100,000)
Purchases of property and equipment	(47,490)
Net cash used in investing activities	(297,490)

Cash flows from financing activities
Issuance of common stock to founders of the Company	300
Issuance of preferred stock, net of cash offering costs of $452,826	736,574
Net cash provided by financing activities	736,874

Net increase in cash and cash equivalents	28,968
Cash and cash equivalents - beginning of year	-
Cash and cash equivalents - end of year	$28,968

See notes to these consolidated financial statements

F-5

DYNASTAR VENTURES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from May 4, 2010 (inception) to December 31, 2010

Note 1 - Organization

Dynastar Ventures, Inc. (the “Company” or “Dynastar”) was originally formed as Bluegrass Venture Group Inc. on May 4, 2010 in the State of Delaware. The Company was organized for the purpose of acting as a public holding company of direct selling companies, initially focused in the residential and commercial electricity and natural gas markets.

The Company intends to grow initially through a series of acquisitions intended to build up its operating infrastructure. Then, the Company intends to leverage that infrastructure of personnel, technology and best practices to grow organically and through further acquisitions into new geographical markets and new product lines.

The Company is considered to be a development stage company and as such, the financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) topic 915 “Development Stage Entities.” The Company is subject to all of the risks associated with development stage companies.

On December 14, 2010, the Company formed a wholly owned subsidiary, Dynastar Energy LLC (“Dynastar Energy”) for the purpose of acquiring the assets of My Affordable Energy, LLC (“Affordable Energy”). On February 11, 2011, the Company changed its name from Bluegrass Venture Group, Inc. to Dynastar Ventures, Inc. On February 15, 2011, the Company consummated the acquisition of the business and selected assets of Affordable Energy (see Note 6 – Agreement to Purchase Affordable Energy).

On March 21, 2011, the Company formed a wholly owned subsidiary, Hm Energy Consultants, LLC, for the purpose of facilitating its selling activities.

Note 2 – Liquidity and Management’s Plans

Through December 31, 2010, the Company has incurred cumulative net losses and net losses available to common stockholders since inception of $558,903 and $1,025,403, respectively. At December 31, 2010, the Company had a cash balance of $28,968. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The Company was formed in May 2010 and through January 2011, its operations consisted solely of raising capital and conducting due diligence in connection with the targeted acquisition of an operating company. On February 15, 2011, the Company closed on its first acquisition and became an operating company. Following the February 15, 2011 acquisition, it is the Company’s plan to become a public company as a vehicle to raise capital. Thereupon, the Company intends to deploy that additional capital to expand its operations within additional deregulated energy markets within the United States. The Company further expects to incur significant auditing, accounting, legal and other costs in connection with the preparations for and then becoming a public company.

The Company expects that through the next 12 to 18 months, the capital requirements to fund the Company’s growth and to cover the operating costs of a public company will consume most of the Company’s cash flows that it intends to generate from both the recently acquired operating company, as well as from the proceeds of planned issuances of debt and equity securities. The Company further believes that during this period, while the Company is focusing on the growth and expansion of its business, that the gross profits that it expects to generate from the sale of energy operations will not generate sufficient funds to cover these anticipated operating costs.

F-6

DYNASTAR VENTURES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from May 4, 2010 (inception) to December 31, 2010

Note 2 – Liquidity and Management’s Plans, continued

As discussed above, on February 15, 2011, the Company acquired Affordable Energy. Through November 2011, the Company has reduced the Company’s overall headcount in an effort to reduce operating costs and has taken steps that it believes will drive long-term revenue growth through enhancements in the commission program with its independent energy consultants.

Since inception, the Company’s operations have primarily been funded through private equity and debt financing, and it is expected that the Company would continue to seek additional funding through these private or public equity and debt financing sources.

However, there can be no assurance that the Company’s plans as discussed above will materialize and/or that the Company will be successful in funding estimated cash shortfalls through additional debt or equity capital and/or any cash generated by the operations that the Company acquired in February 2011. Given these conditions, the Company’s ability to continue as a going concern is contingent upon it being able to secure an adequate amount of debt or equity capital to enable it to meet its cash requirements.  In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets, the competitive environment in which the Company operates and the current capital raising environment. These factors, among others, raise substantial doubt that the Company will be able to continue as a going concern.

The Company raised $1,144,985 in 10.0% convertible bridge notes during the period February through October of 2011 and plans to conduct a private placement to raise $2,000,000 over the following 24 months through the issuance of units consisting of common stock and warrants. The funds raised through this private placement will be used to fund the Company’s operations, including the costs that it expects to incur as a public company, and most importantly, to fund the Company’s plans to recruit additional independent energy consultants and sales and marketing personnel to enable it to expand to additional markets and deepen its penetration into existing markets. The current level of cash is not enough to cover the existing fixed and variable obligations of the Company, so increased revenue performance and the addition of more capital are critical to our success. Should the Company not be able to raise these additional funds through the private placement or some other financing source, the Company would need to consider implementing any or all of the following steps as counter measures to temporarily conserve cash, including: (i) curtailing its growth plans by limiting hiring of new personnel, (ii) reducing the salaries of or deferring the payment of compensation to its employees and (iii) extending the terms of payments to its vendors, advisors and consultants.

Assuming that the Company is successful in its growth plans and development efforts, the Company believes that it will be able to raise additional funds through sales of its stock. There is no guarantee that the Company will be able to raise these additional funds or to do so at an advantageous price.

The Company’s financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company not be unable to continue as a going concern.

F-7

DYNASTAR VENTURES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from May 4, 2010 (inception) to December 31, 2010

Note 3 - Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements include the accounts of Dynastar Ventures, Inc. and its subsidiary and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All significant inter-company accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management also utilizes various other estimates, including but not limited to, the value of equity instruments and stock based compensation. Actual results could differ from those estimates.

Cash

The Company places its cash deposits and cash investments with financial institutions. At times, the Company’s cash may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

Property and Equipment

Property and equipment is stated at cost and is being depreciated using the straight-line method over their estimated useful lives, generally three to five years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains or losses are reflected in the consolidated results of operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

F-8

DYNASTAR VENTURES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from May 4, 2010 (inception) to December 31, 2010

Note 3 - Summary of Significant Accounting Policies, continued

Preferred Stock

The Company accounts for its preferred stock in accordance with the guidance of ASC 480 “Distinguishing Liabilities from Equity”. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred shares (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, preferred shares are classified as stockholders’ equity. The Company’s preferred shares feature certain redemption rights that are considered by the Company to be outside of the Company’s sole control. Accordingly at December 31, 2010, the Company’s convertible preferred stock is presented as temporary equity in the mezzanine section of the Company’s consolidated balance sheet.

Stock-Based Compensation

The Company accounts for equity instruments issued to non-employees in accordance with accounting guidance which requires that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed. Stock based compensation for non-employees is reflected within general and administrative expenses.

The Company accounts for equity instruments issued to employees in accordance with accounting guidance which requires that awards are recorded at their fair value on the date of grant and are amortized over the vesting period of the award. The Company recognizes compensation costs over the requisite service period of the award, which is generally the vesting term of the equity instrument issued.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise‘s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company has identified Kentucky as its sole tax jurisdiction, as defined. Based on the Company‘s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company‘s financial statements. Since the Company was incorporated on May 4, 2010, the evaluation was performed for the 2010 tax year. The Company believes that the income tax positions and deductions that it has taken on its return, would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

The Company‘s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of December 31, 2010 or for the period from May 4, 2010 (inception) through December 31, 2010. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

F-9

DYNASTAR VENTURES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from May 4, 2010 (inception) to December 31, 2010

Note 4 - Note receivable

On June 22, 2010, the Company received a note receivable in the amount of $400,000 in exchange for a loan made to an advisor of the Company, as a means of investing unused funds raised in connection with a private placement of preferred stock as described in Note 9. Pursuant to the terms of the note, all principal was payable 21 days from the date of issuance along with interest at 6% per annum and a loan origination fee of $24,000. Any amounts unpaid after the 21 day term bear interest at the rate of 18% per annum from the date of default until paid in full. On September 10, 2010, September 16, 2010 and December 31, 2010, the borrower repaid principal amounts of $100,000, $100,000 and $150,000, respectively. On September 16, 2010, the borrower paid $12,000 of the loan origination fee. During the period from June 22, 2010 through December 31, 2010, the Company recorded interest income of $48,436 on this note receivable, including the $24,000 loan origination fee. The total interest and loan origination fee receivable at December 31, 2010 was $36,436, and was included in prepaid expenses and other current assets on the accompanying balance sheet. As of December 31, 2010, $150,000 of the principal balance was outstanding. The borrower made further payments in 2011 and as of February 15, 2011, the remaining balance of the note receivable as well as the accrued interest and origination fee were received in full.

Note 5 - Property and Equipment

Property and equipment consisted of the following at December 31, 2010:

	Estimated Useful Life
Computers and equipment	3 years	$20,997
Furniture and fixtures	5 years	26,493
Property and equipment, gross		47,490
Less: accumulated depreciation		(2,500)
Property and equipment, net		$44,990

Depreciation expense for the period from May 4, 2010 (inception) through December 31, 2010 was $2,500.

Note 6 – Agreement to Purchase Affordable Energy

On December 14, 2010, Dynastar Energy entered into an asset purchase agreement (the “Purchase Agreement”) with Affordable Energy, a Texas Limited Liability Company, to acquire the business and selected assets of Affordable Energy. In accordance with that agreement, on December 14, 2010, Dynastar Energy paid a deposit to the sellers of Affordable Energy in the amount of $100,000 (See Note 12).

Note 7 - Commitments

Employment Agreements

On November 4, 2010 the Company entered into an employment agreement with its Chief Executive Officer. The agreement provides, a base annual salary of $240,000, $260,000 and $300,000 for the years ended December 31, 2011, 2012 and 2013, respectively, monthly bonuses based upon the number of energy consultants added and up to 36 months of contractual compensation for termination under certain circumstances.

F-10

DYNASTAR VENTURES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from May 4, 2010 (inception) to December 31, 2010

Note 7 – Commitments, continued

Employment Agreements, continued

On November 4, 2010 the Company entered into an employment agreement with its Chief Financial Officer. The agreement provides a base annual salary of $175,000, $200,000 and $250,000 for the years ended December 31, 2011, 2012 and 2013, respectively, monthly bonuses based upon the number of energy consultants added and up to 12 months of contractual compensation for termination under certain circumstances. In connection with the execution of the agreement, the officer was granted 50,000 shares of restricted stock with a grant date a fair value of $16,500, as well as options for the purchase of 450,000 shares of the Company’s common stock (see Note 11 - Stock-Based Compensation).

Lease Agreements

On November 5, 2010 the Company entered into an agreement to lease 2,142 square feet of office space in Louisville, Kentucky. Payments of rent under the lease are scheduled to begin in February 2011, with an annual escalation of rent in the year 2012. The lease commenced on December 1, 2010 and expires on November 30, 2012.

Future minimum lease payments under this operating lease are as follows:

For the year ended
December 31,	Amount
2011	$28,800
2012	30,800
Total	$59,600

Rent expense for the period May 4, 2010 (inception) through December 31, 2010 was $2,483, and was reflected in general and administrative expenses.

Non-contingent rent increases are being amortized over the life of the lease on a straight line basis.

Deferred rent of $2,483 represents the unamortized rent adjustment amount at December 31, 2010 and was reflected in other long-term liabilities in the accompanying balance sheet.

Note 8 – Income Taxes

The Company’s deferred tax assets are as follows at December 31, 2010:

Net operating loss carryforwards	$165,574
Stock-based compensation	7,920
Registration rights penalties	27,118
Total deferred tax assets	200,612

Less: valuation allowance	(200,612)
Net deferred tax assets	$-

F-11

DYNASTAR VENTURES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from May 4, 2010 (inception) to December 31, 2010

Note 8—Income Taxes, continued

The Company has a net operating loss of approximately $436,000 that expires in 2030. The ultimate realization of the net operating losses is dependent upon future taxable income, if any, of the Company and may be limited in any one period by alternative minimum tax rules. Although management’ plans forecast that the Company will have sufficient future taxable income to absorb the net operating loss carryovers before the expiration of the carryover period, it is more likely than not that these operating loss benefits will not be realized. Accordingly, management has determined that a full valuation allowance of the deferred tax asset is appropriate at December 31, 2010.

Internal Revenue Code Section 382 imposes limitations on the use of net operating loss carryovers when the stock ownership of one or more 5% shareholders (shareholders owning 5% or more of the Company’s outstanding capital stock) has increased on a cumulative basis by more than 50 percentage points within a period of two years. Management cannot control the ownership changes occurring as a result of public trading of the Company’s Common Stock. Accordingly, there is a risk of an ownership change beyond the control of the Company that could trigger a limitation of the use of the loss carryover.

The Company established a valuation allowance of $200,612 as of December 31, 2010, which fully offset the net deferred tax asset of $200,612. The deferred tax asset results from applying an effective combined federal and state tax rate of 38% to the cumulative timing differences of $527,927. Effective tax rates differ from statutory rates.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate at December 31, 2010 is as follows:

Tax benefit at federal statutory rate	(34.0)%
State income tax	(4.0)%
Permanent difference: travel and entertainment and stock-based compensation	2.1%
Increase in valuation allowance	35.9%
Effective income tax rate	-%

F-12

DYNASTAR VENTURES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from May 4, 2010 (inception) to December 31, 2010

Note 9 - Series A Convertible Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of convertible preferred stock, par value of $0.001 per share. It has designated one series of preferred stock: 5,000,000 shares of Series A convertible preferred stock.

On June 3, 2010, through a private placement transaction, the Company issued 3,604,425 shares of Series A convertible preferred stock for aggregate net cash proceeds of $736,574, consisting of gross proceeds of $1,189,400 less cash expenses of $452,826. The Company also issued 450,000 shares of common stock on May 4, 2010, to an advisor for services in connection with the private placement transaction. Since the redemption rights of the Series A convertible preferred stock were immediately vested, the Company recorded a deemed dividend of $466,500 to fully accrete the Series A convertible preferred stock to its stated value.

The Series A convertible preferred stock is subordinate to, and ranks junior to, all of the indebtedness of the Company. The Series A convertible preferred stock ranks senior to the Company’s common stock, and has a liquidation preference of 300% of its stated value of $0.33 per share.

The Series A convertible preferred shares feature certain redemption rights that are considered by the Company to be outside of its control. Accordingly, the Series A convertible preferred stock is required to be classified as mezzanine equity, and is recorded at its redemption value of $1,189,400.

The Series A convertible preferred stock is convertible into 3,604,425 shares of common stock at any time, at the option of the holder at a conversion price of $0.33 per share. The conversion price is subject to adjustment for stock splits, stock dividends, recapitalizations, dilutive issuances and other anti-dilution provisions, including circumstances in which the Company issues equity securities or convertible instruments with an effective issuance price lower than the conversion price specified in the Series A convertible preferred stock. Outstanding shares of Series A convertible preferred stock are also automatically convertible into shares of our common stock, at the then applicable conversion price, upon the closing of a firm commitment underwritten public offering of shares of our common stock yielding aggregate proceeds of not less than $20,000,000 or under certain other circumstances when the trading volume and average trading prices of the stock attain certain specified levels.

The Company determined that the conversion feature was a derivative since the conversion price was not fixed. The Company evaluated the convertible preferred stock and determined that the host convertible preferred stock instrument had more equity-like characteristics, since even after considering all conditional redemption features, it was deemed unlikely that its holders could or would expect to redeem the instrument for cash. As a result, the Company accounted for the conversion option as an embedded conversion feature. The conversion option did not have any intrinsic value.

In connection with the private placement, the Company entered into a registration rights agreement with the investors, pursuant to which the Company agreed to pay liquidated damages to each investor if the Company failed to file a registration statement within 90 days of the closing date, and if the registration statement is not declared effective with 180 days of the closing date. Under the registration rights agreement, the Company would be obligated to pay each investor damages equal to 1% of each investor’s purchase price for each 30 day period for each of the failed requirements, provided that such damages will be capped at 10% of each investor’s total purchase price.

As of December 31, 2010, the Company has not yet filed a registration statement. For the period May 4 through December 31, 2010, the Company has recorded $71,364 in liquidated damages related to the registration rights.

F-13

DYNASTAR VENTURES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from May 4, 2010 (inception) to December 31, 2010

Note 10 - Stockholders’ Equity

Common Stock

The Company is authorized to issue up to 50,000,000 shares of common stock, par value $0.0001 per share.

On May 4, 2010 the Company issued 9,000,000 shares of its common stock to the two founders of the Company for aggregate proceeds of $300. One of these founders is also the Company’s chief executive officer and its director. The other founder is no longer actively involved with the company.

On May 4, 2010 the Company issued 550,000 shares of its fully vested common stock to a financial consultant for advisory services. The shares were valued based upon the value of the services rendered, which was more readily determinable than the fair value of the common stock. Accordingly, $27,500 was charged to stock-based compensation expense.

On November 4, 2010, the Company awarded 50,000 shares of its fully vested common stock to its chief financial officer. This stock was valued upon issuance at $0.33 per share, by reference to the issuance price of the convertible preferred stock issued on June 30, 2010. Accordingly, $16,500 was charged to stock-based compensation expense.

Note 11 – Stock-Based Compensation

The 2010 Long Term Incentive Plan

The 2010 Long Term Incentive Plan (the “Incentive Plan”) was adopted on November 1, 2010, in order to provide the Company’s directors, officers and employees, with additional incentives by increasing their ownership interest in the company. Stock options granted under the Incentive Plan are intended to constitute “incentive stock options” as defined in Section 422 of the Internal Revenue Code. However, to the extent that the aggregate fair market value of shares vested by an individual optionee during any calendar year exceeds $100,000, the options which exceed such limit will be treated as nonstatutory stock options.

The Incentive Plan provides for 1,000,000 shares of common stock to be reserved for issuance under the plan. Options issued under the plan vest in equal installments on the first three anniversaries of the date of grant. Unexercised options will expire in ten years. The exercise price is to be equal to at least 100% of the fair market value of a share of common stock on the date of grant.

As of December 31, 2010, 535,000 shares remain eligible to be issued under the Incentive Plan.

Stock Options

On November 4, 2010, the Company granted an option for the purchase for 450,000 shares of its common stock to an officer, in connection with the execution of his employment agreement. The option has a 10 year term, and vests ratably on the first three anniversaries of the date of grant. The option has a grant date fair value of approximately $127,000 utilizing the Black-Scholes option pricing model with the following assumptions used: expected life of 6.5 years, volatility of 111%, dividends of 0%, and a risk free interest rate of 2.53%.

F-14

DYNASTAR VENTURES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from May 4, 2010 (inception) to December 31, 2010

Note 11 – Stock-Based Compensation, continued

Stock Options, continued

On December 20, 2010, the Company granted an option for the purchase of 15,000 shares of its common stock to an employee of the Company. The option has a 10 year term, and vests ratably on the first three anniversaries of the date of grant. In the aggregate, the option has a grant date fair value of approximately $4,000 utilizing the Black-Sholes option pricing model with the following assumptions used: expected life of 6.5 years, volatility 111%, dividends of 0%, and a risk free interest rate of 3.36%.

The expected life of stock options granted was calculated using the simplified method set out in the SEC Staff accounting Bulletin No. 110, which defines the expected life as the average of the contractual term and the vesting period.

Equity instruments issued to employees are recorded at their fair value on the date of grant and are amortized over the vesting period of the award. Stock based compensation related to employee stock options was $4,342 for the period from May 4, 2010 (inception) to December 31, 2010.

At December 31, 2010, the unamortized value of stock options held by employees was approximately $127,000. The unamortized portion will be expensed over a weighted average period of 2.8 years.

The following table is a summary of the status of the Company’s stock options for the period May 4, 2010 (inception) through December 31, 2010.

	Number of Options	Weighted average exercise price	Weighted average remaining contractual life	Unamortized value of options outstanding	Intrinsic Value
Options outstanding at May 4, 2010 (inception)	-
Granted	465,000
Exercised	-
Forfeited	-
Options outstanding at December 31, 2010	465,000	$0.33	9.8 years	$126,938	$-
Exercisable at December 31, 2010	-				$-

Note 12 – Subsequent Events

Purchase of Affordable Energy

On December 14, 2010, Dynastar Energy entered into an asset purchase agreement (the “Purchase Agreement”) with Affordable Energy, a Texas Limited Liability Company, to acquire the business and selected assets of Affordable Energy. In accordance with that agreement, on December 14, 2010, Dynastar Energy paid a deposit to the sellers of Affordable Energy in the amount of $100,000.

F-15

DYNASTAR VENTURES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from May 4, 2010 (inception) to December 31, 2010

Note 12 – Subsequent Events, continued

Purchase of Affordable Energy, continued

On February 15, 2011, pursuant to the Purchase Agreement, the Company completed the acquisition of the assets of Affordable Energy. The aggregate purchase price for Affordable Energy’s assets was $1,200,000, payable (i) $175,000 in cash, including the application of the deposit described above, (ii) the issuance of a promissory note for $125,000 with a stated interest rate of 10% per annum due on June 15, 2011 (which was extended to and paid on September 15, 2011 in exchange for an extension fee of $45,000) and (iii) a non-interest bearing promissory note with a face value $900,000 due on the earlier of November 12, 2011 (which was extended to February 15, 2012, under the terms of the agreement, in exchange for a 1.5% increase in the Discount Factor, as described below, for each 30 day period that the note is extended past November 12, 2011), or thirty days after the day on which the Company’s common stock is traded over a nationally recognized stock exchange (the “$900,000 Acquisition Note”). The acquisition of Affordable Energy was accounted for as an asset purchase.

The terms of the $900,000 Acquisition Note further provide that if the Company’s common stock is publicly traded on the due date, as extended, then repayment shall be made by the delivery of a sufficient number of shares of the common stock of the Company equal in value to $900,000, where such value is determined on a per share basis, as an amount equal to eighty and one half percent (80.5%), as adjusted, for a conversion on or after February 10, 2012, of the average closing price of the Company’s common stock during the 22 days of the public trading of the stock (the “Discount Factor”). In the event that the Company’s common stock is not publicly traded by February 15, 2012, then the entire amount of the $900,000 Acquisition Note shall be due and payable by such date.

The non-interest bearing note was discounted at a market interest rate of 10% per annum, and recorded at its net present value of $835,229, reflecting a discount of $64,771. The embedded conversion option featured in the $900,000 acquisition Note could not be exercised unless and until the Company first becomes a public company, files a statement to register its securities with the SEC and then after that registration statement is deemed to be effective by the SEC. Accordingly, the Company has determined based upon authoritative guidance that the embedded conversion option is deemed to be a contingent conversion rather than an active conversion option and that such conversion option did not require accounting recognition upon the issuance of the $900,000 Acquisition Note.

Note Receivable

During the period January 1, 2011 through February 15, 2011, the borrower repaid the $150,000 remaining principal outstanding on the note receivable.

10% Convertible Promissory Notes

From March 2011 through October 2011, the Company received aggregate proceeds of $1,144,985 in exchange for the issuance of secured convertible promissory notes and warrants to purchase 1,431,231 shares of the Company’s common stock, including $100,000 in exchange for secured promissory notes and warrants for the purchase of 125,000 shares of the Company’s common stock issued to Navesink Capital Advisors, LLC (“Navesink”), a consultant to the Company. The notes have an interest rate of 10% per annum and are payable one year from their respective dates of issuance. The notes and accrued interest are contingently convertible at $0.40 per share, and automatically convert into shares of the Company’s common stock after the Company becomes a public company and thereupon the Securities and Exchange Commission declaring the registration of the underlying common stock effective. The warrants have a term of five years and an exercise price of $0.80 per share.

F-16

DYNASTAR VENTURES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from May 4, 2010 (inception) to December 31, 2010

Note 12 – Subsequent Events, continued

Partial Redemption of Series A Convertible Preferred Stock

On November 30, 2011, for $25,000, the Company redeemed 75,758 shares of its Series A convertible preferred stock.

F-17

DYNASTAR VENTURES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from May 4, 2010 (inception) to December 31, 2010

Note 12 – Subsequent Events, continued

Reverse Merger, continued

Private Placement of $2,000,000 of Units through Pubco

It is the Company’s plan to enter into a merger with a public shell company. In connection therewith, on October 5, 2011, the Company paid $100,000 to acquire 271,400,076 shares of the outstanding common stock of a public shell company (“Pubco”)

Pubco, in turn, plans to initiate a private placement offering pursuant to Regulation D and/or Regulation S under the Securities Act (the “PPO”) for a maximum of $2,000,000 (the “Maximum PPO”) through the sale of up to 10,000,000 Units (as defined below) of Pubco’s securities, at an offering price of $0.20 per Unit (the “Offering Price”), with each Unit comprised of one (1) share of Pubco’s common stock and a warrant to purchase one-half of one (1/2) share of common stock at an exercise price of $0.80 per whole share for five (5) years (the “Investor Warrants”). Each share of common stock is entitled to one vote per share. Pubco may sell up to an additional 2,500,000 Units for $500,000 (the “Over-Allotment Option”) in the event the PPO is oversubscribed. Since the Company intends to merge with Pubco, the Company will be the beneficiary of the net funds raised in this private placement offering.

F-18

DYNASTAR VENTURES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from May 4, 2010 (inception) to December 31, 2010

Note 12 – Subsequent Events, continued

Investor Relations Agreement

On December 20, 2011, Dynastar entered into a consulting agreement with Undiscovered Equities, Inc. (“UEI”) pursuant to which UEI will provide certain public relations and financial communications services to Dynastar and to Dynastar Holdings. Under the agreement, Dynastar has agreed to pay a cash fee of up to $350,000 payable as follows: (i) $200,000 upon Dynastar Holdings raising a minimum of $500,000 in the Offering; an additional $100,000 upon Dynastar Holdings raising a minimum of $1,000,000 in the Offering; and an additional $50,000 upon Dynastar Holdings raising a minimum of $1,500,000 in the Offering. Additionally, subject to Dynastar Holdings raising a minimum of $1,500,000 in the Offering, Dynastar Holdings will issue to UEI, 1,000,000 restricted shares of Dynastar Holdings common stock (subject to adjustment in the event of any stock split or similar event). This agreement with UEI will terminate on December 31, 2012 unless terminated earlier in accordance with its provisions.

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

F-19

DYNASTAR VENTURES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash	$181,462	$28,968
Accounts receivable	107,551	-
Note receivable	-	150,000
Prepaid expenses and other current assets	4,776	38,511
Total current assets	293,789	217,479

Property and equipment, net	66,425	44,990
Goodwill	1,009,479	-
Intangibles, net	95,000	-
Deposit toward acquisition of My Affordable Energy	-	100,000
Other assets	8,400	8,400

Total assets	$1,473,093	$370,869

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$65,233	$36,750
Accrued registration rights damages	118,940	71,364
Accrued payroll and related benefits	38,217	33,959
Accrued independent energy consultant commissions	34,891	-
Accrued expenses and other current liabilities	130,207	-
Notes payable, net of discount	1,615,102	-
Total current liabilities	2,002,590	142,073

Derivative liabilities	366,788	-
Other liabilities	950	2,483
Total liabilities	2,370,328	144,556

Redeemable Preferred Stock:
Series A Convertible Preferred stock, $0.001 par value, 5,000,000 shares authorized, 3,604,245 shares issued and outstanding, at stated value; liquidation preference of $3,568,202	1,189,400	1,189,400
Stockholders' deficit:
Common stock, $0.0001 par value, 50,000,000 shares authorized, 10,050,000 shares issued and outstanding	1,005	1,005
Additional paid-in capital	95,783	61,311
Accumulated deficit	(2,183,423)	(1,025,403)
Total stockholders' deficit	(2,086,635)	(963,087)

Total liabilities and stockholders' deficit	$1,473,093	$370,869

See notes to these condensed consolidated financial statements

F-20

DYNASTAR VENTURES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Nine	For the period
	Months Ended	May 4, 2010 (inception)
	September 30, 2011	Through September 30, 2010
Revenue	$849,367	$-
Cost of revenues	328,462	-
Gross profit	520,905	-

Operating expenses:
Liquidated damages under registration rights agreement	47,576	11,894
Compensation and related expenses	580,559	173,411
Consulting expenses	206,716	74,290
Acquisition costs	455,752	-
Amortization of intangibles	25,000	-
General and administrative	199,612	29,257
Total operating expenses	1,515,215	288,852

Loss from operations	(994,310)	(288,852)

Other income (expense):
Change in fair value of derivative liabilities	6,780	-
Interest income	3,132	48,362
Interest expense	(65,166)	-
Amortization of debt discount	(108,456)	-

Net loss	(1,158,020)	(240,490)

Deemed dividend to Series A convertible preferred stockholders	-	(466,500)

Net loss available to common stockholders	$(1,158,020)	$(706,990)

See notes to these condensed consolidated financial statements

F-21

DYNASTAR VENTURES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN

REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

For the nine months ended September 30, 2011

(Unaudited)

	Redeemable
	Convertible		Common		Additional
	Preferred Stock		Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, January 1, 2011	3,604,245	$1,189,400	10,050,000	$1,005	$61,311	$(1,025,403)	$(963,087)

Stock based compensation - amortization of employee options					34,472		$34,472

Net loss						(1,158,020)	$(1,158,020)

Balance, September 30, 2011	3,604,245	$1,189,400	10,050,000	$1,005	$95,783	$(2,183,423)	$(2,086,635)

See notes to these condensed consolidated financial statements

F-22

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine	For the period
	Months Ended	May 4, 2010 (inception)
	September 30, 2011	Through September 30, 2010
Cash flows from operating activities:
Net loss	$(1,158,020)	$(240,490)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	42,087	-
Accrued registration rights damages	47,576	11,894
Deferred rent expense	(1,533)	-
Amortization of discount on note payable	108,456	-
Change in fair value of derivative liabilities	(6,780)	-
Stock based compensation	34,472	27,500
Note payable issued in exchange for services	29,985	-
Changes in operating assets and liabilities:
Accounts receivable	(107,551)	-
Prepaid expenses and other current assets	33,735	(36,362)
Accounts payable	28,483	-
Accrued independent energy consultant commissions	34,891	-
Accrued payroll and related expenses	4,258	-
Accrued expenses and other current liabilities	130,207	-
Net cash used in operating activities	(779,734)	(237,458)

Cash flows from investing activities:
Acquisition of Affordable Energy	(75,000)	-
Issuance of note receivable	-	(400,000)
Repayment of note receivable	150,000	200,000
Purchases of property and equipment	(32,772)	(2,722)
Net cash used in investing activities	42,228	(202,722)

Cash flows from financing activities
Issuance of preferred stock, net of offering costs paid in cash	-	736,574
Issuance of common stock to founders of the Company	-	300
Proceeds from notes payable	1,015,000	-
Repayment of notes payable	(125,000)	-
Net cash provided by financing activities	890,000	736,874

Net increase (decrease) in cash and cash equivalents	$152,494	$296,694
Cash and cash equivalents - beginning of year	28,968	-
Cash and cash equivalents - end of year	$181,462	$296,694

See notes to these condensed consolidated financial statements

F-23

DYNASTAR VENTURES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine	For the period
	Months Ended	May 4, 2010 (inception)
	September 30, 2011	Through September 30, 2010
	2011	2010

Supplemental non-cash investing and financing activity - acquisition of Affordable Energy:
Assets acquired
Property and equipment	$5,750	$—
Intangible assets	120,000	—
Goodwill recognized on purchase business combination	1,009,479	—
Total purchase price	1,135,229	—

Less: Cash paid to acquire business	(75,000)	—
Non-cash consideration to seller	$1,060,229	$—

Non-cash consideration, consisting of:
Application of deposit towards purchase price	$100,000
Note payable issued to seller, net of $64,771 debt discount	960,229
Total non-cash consideration	$1,060,229	—

See notes to these consolidated financial statements.

F-24

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 1 - Organization

Dynastar Ventures, Inc. (“Dynastar”) was organized for the purpose of acting as a public holding company for direct selling companies, primarily focused in the residential and commercial electricity and natural gas markets. Dynastar and its subsidiaries Dynastar Energy, LLC (“Dynastar Energy”) and Hm Energy Consultants, LLC are together referred to herein as the “Company.”

The Company intends to grow initially through a series of acquisitions in order to build up its operating infrastructure. Then, the Company intends to leverage that infrastructure of personnel, technology and best practices to grow organically and through further acquisitions into new geographical markets and new product lines.

The Company is considered to be a development stage company and as such, the financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) topic 915 “Development Stage Entities.” The Company is subject to all of the risks associated with development stage companies.

On February 15, 2011, the Company acquired substantially all of the assets of My Affordable Energy, LLC (“Affordable Energy”). Affordable Energy is a direct seller of residential and commercial electricity and natural gas (See Note 4 - Acquisition).

Note 2 – Management’s Plans and Liquidity

Through September 30, 2011, the Company has incurred cumulative net losses and net losses available to common stockholders since inception of $1,716,923 and $2,183,423, respectively. At September 30, 2011, the Company had a cash balance of $181,462. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The Company was formed in May 2010 and through January 2011, its operations consisted solely of raising capital and conducting due diligence in connection with the targeted acquisition of an operating company. On February 15, 2011, the Company closed on its first acquisition and became an operating company. Following the February 15, 2011 acquisition, it is the Company’s plan to become a public company as a vehicle to raise capital. Thereupon, the Company intends to deploy that additional capital to expand its operations within additional deregulated energy markets within the United States. The Company further expects to incur significant auditing, accounting, legal and other costs in connection with the preparations for and then becoming a public company.

The Company expects that through the next 12 to 18 months, the capital requirements to fund the Company’s growth and to cover the operating costs of a public company will consume most of the Company’s cash flows that it intends to generate from both the recently acquired operating company, as well as from the proceeds of planned issuances of debt and equity securities. The Company further believes that during this period, while the Company is focusing on the growth and expansion of its business, that the gross profits that it expects to generate from the sale of energy operations will not generate sufficient funds to cover these anticipated operating costs. Accordingly, the company requires external funding to sustain operations and to follow-through on the execution of its business plan.

F-25

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 2 – Liquidity and Management’s Plans, continued

As discussed above, on February 15, 2011, the Company acquired Affordable Energy. Through November 2011, the Company has reduced the Company’s overall headcount in an effort to reduce operating costs and has taken steps that it believes will drive long-term revenue growth through enhancements in the commission program with its independent energy consultants.

Since inception, the Company’s operations have primarily been funded through private equity and debt financing, and it is expected that the Company would continue to seek additional funding through these private or public equity and debt financing sources.

However, there can be no assurance that the Company’s plans as discussed above will materialize and/or that the Company will be successful in funding estimated cash shortfalls through additional debt or equity capital and/or any cash generated by the operations that the Company acquired in February 2011. Given these conditions, the Company’s ability to continue as a going concern is contingent upon it being able to secure an adequate amount of debt or equity capital to enable it to meet its cash requirements.  In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets, the competitive environment in which the Company operates and the current capital raising environment. These factors, among others, raise substantial doubt that the Company will be able to continue as a going concern.

 The Company raised $1,144,985 in 10.0% convertible bridge notes during the period of February through October of 2011 and plans to conduct a private placement to raise $2,000,000 over the following 24 months through the issuance of units consisting of common stock and warrants. The funds raised through this private placement will be used to fund the Company’s operations, including the costs that it expects to incur as a public company, and most importantly, to fund the Company’s plans to recruit additional independent energy consultants and sales and marketing personnel to enable it to expand to additional markets and deepen its penetration into existing markets.   The current level of cash is not enough to cover the existing fixed and variable obligations of the Company, so increased revenue performance and the addition of more capital are critical to our success. Should the Company not be able to raise these additional funds through the private placement or some other financing source, the Company would need to consider implementing any or all of the following steps as counter measures to temporarily conserve cash, including: (i) curtailing its growth plans by limiting hiring of new personnel, (ii) reducing the salaries of or deferring the payment of compensation to its employees and (iii) extending the terms of payments to its vendors, advisors and consultants.

 Assuming that the Company is successful in its growth plans and development efforts, the Company believes that it will be able to raise additional funds through sales of its stock. There is no guarantee that the Company will be able to raise these additional funds or to do so at an advantageous price.

 The Company’s financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company not be unable to continue as a going concern.

F-26

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 3 - Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of Dynastar Ventures, Inc. and its subsidiary and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All significant inter-company accounts and transactions have been eliminated in consolidation. Operating results for the nine months ended September 30, 2011 are not necessarily indicative of the results that may be expected for the year ended December 31, 2011. For further information, refer to the consolidated financial statements and footnotes thereto for the period May 4, 2010 through December 31, 2010, included elsewhere in this Current Report.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management also utilizes various other estimates, including but not limited to, the allocation of the purchase price consideration in its business combination, the valuation of the warrants, the value of equity instruments and stock based compensation. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that subject the Company to concentration of credit risk consist primarily of accounts receivable. Amounts receivable from Affordable Power, a deregulated energy provider, account for 100% of the Company’s accounts receivable at September 30, 2011.

Cash

The Company places its cash deposits with financial institutions. At times, the Company’s cash may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

Accounts Receivable

Accounts Receivable represent balances arising from revenues earned from Affordable Power. The Company has had no occurrences of credit losses and has therefore determined that an allowance for doubtful accounts is not necessary for the periods presented. Management believes that all receivables from Affordable Power are fully collectible.

Property and Equipment

Property and equipment is stated at cost and is being depreciated using the straight-line method over their estimated useful lives, generally three to five years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gains or losses are reflected in the consolidated results of operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

F-27

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 3 - Summary of Significant Accounting Policies, continued

Convertible instruments

The Company accounts for hybrid contracts that feature conversion options in accordance with applicable generally accepted accounting principles (“GAAP”). Accounting Standards Codification (“ASC”) 815 “Derivatives and Hedging Activities,” (“ASC 815”) requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

The Company accounts for convertible instruments, when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, in accordance with ASC 470-20 “Debt with Conversion and Other Options” (“ASC 470-20”). Under ASC 470-20 the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. The Company accounts for convertible instruments (when the Company has determined that the embedded conversion options should be bifurcated from their host instruments) in accordance with ASC 815.  Under ASC 815, a portion of the proceeds received upon the issuance of the hybrid contract are allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in results of operations.

Common stock purchase warrants and other derivative financial instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provides a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock as defined in ASC 815-40 "Contracts in Entity's Own Equity". The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).  The Company assesses classification of common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities or equity is required.

F-28

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 3 - Summary of Significant Accounting Policies, continued

Common stock purchase warrants and other derivative financial instruments, continued

The Company’s free standing derivatives consist of warrants to purchase common stock that were issued to debt holders in connection with the 10% Secured Promissory Notes (See Note 8 – Notes Payable). Accordingly, these instruments have been classified as derivative liabilities in the accompanying balance sheet as of September 30, 2011. Derivative liabilities are initially recorded at fair value and are then re-valued at each reporting date, with changes in fair value recognized in earnings during the reporting period.

Fair Value Measurements

Fair value is defined as an exit price, representing the amount that would be received upon the sale of an asset or payment to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability. A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

•	Level 1. Observable inputs such as quoted prices in active markets;

•	Level 2. Inputs to the valuation methodology include:

°	Quoted prices for similar assets and liabilities in active markets.
°	Quoted prices for identical or similar assets or liabilities in inactive markets.
°	Inputs other than quoted market prices that are observable for the asset liability.
°	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

•	Level 3. Unobservable inputs for which there is little or no market data, which require the reporting entity to develop its own assumptions.

    Assets (Liabilities) Measured at Fair Value on a Recurring Basis:

	Condensed Consolidated	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Balance Sheet	(Level 1)	(Level 2)	(Level 3)
Derivative Liabilities:
September 30, 2011	$366,788	$-	$-	$366,788
December 31, 2010	$-	$-	$-	$-

F-29

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 3 - Summary of Significant Accounting Policies, continued

Fair Value Measurements, continued

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

Nine Months Ended
September 30, 2011
Beginning balance	$-
Aggregate fair value of warrants issued	373,568
Change in fair value of warrants	(6,780)
Ending balance	$366,788

The derivative warrant liabilities are measured at fair value using the lattice pricing model and are classified within Level 3 of the valuation hierarchy.

The significant assumptions and valuation methods that the Company used to determine fair value and the change in fair value of the Company’s derivative financial instruments are discussed in Note 8 (disclosure of warrants).

In accordance with the provisions of ASC 815, the Company presented the warrant liabilities at fair value on its balance sheet, with the corresponding changes in fair value recorded in the Company’s statement of operations for the applicable reporting periods. As disclosed in Note 8, the Company computed the fair value of the derivative liability at the date of issuance and the reporting date of September 30, 2011 using both the Black-Scholes option pricing and lattice pricing methods. The fair value calculated using the lattice pricing method is within 1% of the value determined under the Black-Scholes method.

The Company developed the assumptions that were used as follows: The fair value of the Company’s common stock was derived from arm’s length issuances to third parties for cash of securities convertible into shares of the Company’s common stock. The term represents the remaining contractual term of the derivative; the volatility rate was developed based on analysis of the historical volatility rates of several other similarly situated companies (using a number of observations that was at least equal to or exceeded the number of observations in the life of the derivative financial instrument at issue); the risk free interest rates were obtained from publicly available US Treasury yield curve rates; the dividend yield is zero because the Company has not paid dividends and does not expect to pay dividends in the foreseeable future.

Preferred Stock

The Company accounts for its preferred stock in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred shares (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, preferred shares are classified as stockholders’ equity. The Company’s preferred shares feature certain redemption rights that are considered by the Company to be outside of the Company’s control. Accordingly, the Series A Convertible Preferred Stock is presented as temporary equity in the mezzanine section of the Company’s condensed consolidated balance sheets.

F-30

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 3 - Summary of Significant Accounting Policies, continued

Revenue Recognition

The Company recognizes revenue from commissions earned on the sale of energy services by its deregulated energy provider clients. The Company also receives a customer acquisition bounty (“CAB”) when it acquires new residential or commercial energy customers as well as monthly customer renewal bonuses and customer fees. The company recognizes these revenues when the deregulated energy provider, as the principal, receives payment for the electricity from the retail customer.

The Company also recognizes revenues from its independent energy consultants, who pay a flat monthly fee entitling them to the use of the Company’s websites which facilitate their business operations. These revenues are earned and recognized in the month that they are received.

Revenues for the nine months ended September 30, 2011 consisted of the following:

kWh commissions	$607,843
Customer acquisition and renewal bonuses	55,560
Customer fees	71,194
Total commission revenues	734,597
Independent energy consultant fees	114,770
Total revenues	$849,367

Cost of Sales

The Company recognizes costs of sales for commissions and CABs earned by its independent energy consultants during the month that the Company recognizes the corresponding revenue.

Stock-Based Compensation

The Company accounts for equity instruments issued to non-employees in accordance with accounting guidance which requires that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed. Stock based compensation for non-employees is reflected within general and administrative expenses.

The Company accounts for equity instruments issued to employees in accordance with accounting guidance which requires that awards are recorded at their fair value on the date of grant and are amortized over the vesting period of the award. The Company recognizes compensation costs over the requisite service period of the award, which is generally the vesting term of the equity instrument issued.

F-31

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 3 - Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements

In December 2010, the FASB issued ASU 2010-28, Intangibles – Goodwill and Other (Topic 350), related to the way companies test for impairment of goodwill. Pursuant to ASU 2010-28, goodwill of the reporting unit is not impaired if the carrying amount of a reporting unit is greater than zero and its fair value exceeds its carrying amount. In that event, the second step of the impairment test is not required. However, if the carrying amount of a reporting unit is zero or negative, the second step of the impairment test is required to be performed to measure the amount of impairment loss, if any, when it is more likely than not that goodwill impairment exists. In considering whether it is more likely than not that goodwill impairment exists, a company must evaluate whether there are qualitative factors that could adversely affect goodwill. Consistent with the prior requirements, this test must be performed annually or, if an event occurs or circumstances exist that indicate that it is more likely than not that goodwill impairment exists, in the interim. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

On September 15, 2011, the FASB issued ASU 2011-08, Intangibles – Goodwill and Other, which simplifies how an entity is required to test goodwill for impairment. This ASU would allow an entity to first assess qualitative factors to determine whether it is necessary to perform the two step quantitative goodwill impairment test. Under the ASU, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The ASU includes a number of factors to consider in conducting the qualitative assessment. The ASU is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

In May 2011, FASB issued Accounting Standards Update (“ASU”) No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS.” This pronouncement was issued to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and International Financial Reporting Standards (“IFRS”). ASU 2011-04 changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. This pronouncement is effective for interim and annual reporting periods beginning on or after December 15, 2011, with early adoption prohibited. The new guidance will require prospective application. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

F-32

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 4 - Acquisition

On December 14, 2010, Dynastar Energy entered into an asset purchase agreement (the “Purchase Agreement”) with Affordable Energy, a Texas Limited Liability Company, to acquire the business and selected assets of Affordable Energy. In accordance with that agreement, on December 14, 2010, Dynastar Energy paid a deposit to the sellers of Affordable Energy in the amount of $100,000.

On February 15, 2011, pursuant to the Purchase Agreement, the Company completed the acquisition of the assets of Affordable Energy. The aggregate purchase price for Affordable Energy’s assets was $1,200,000, payable (i) $175,000 in cash, including the application of the deposit described above, (ii) the issuance of a promissory note for $125,000 with a stated interest rate of 10% per annum due on June 15, 2011 (which was extended to and paid on September 15, 2011 in exchange for an extension fee of $45,000) and (iii) a non-interest bearing promissory note with a face value $900,000 due on the earlier of November 12, 2011 (which was extended to February 15, 2012, under the terms of the agreement, in exchange for a 1.5% increase in the Discount Factor, as described below, for each 30 day period that the note is extended past November 12, 2011), or thirty days after the day on which the Company’s common stock is traded over a nationally recognized stock exchange (the “$900,000 Acquisition Note”).

The terms of the $900,000 Acquisition Note further provide that if the Company’s common stock is publicly traded on the due date, as extended, then repayment shall be made by the delivery of a sufficient number of shares of the common stock of the Company equal in value to $900,000, where such value is determined on a per share basis, as an amount equal to eighty and one half percent (80.5%), as adjusted, for a conversion on or after February 10, 2012, of the average closing price of the Company’s common stock during the 22 days of the public trading of the stock (the “Discount Factor”). In the event that the Company’s common stock is not publicly traded by February 15, 2012, then the entire amount of the $900,000 Acquisition Note shall be due and payable by such date.

The non-interest bearing note was discounted at a market interest rate of 10% per annum, and recorded at its net present value of $835,229, reflecting a discount of $64,771, amortized over the term of the note. The embedded conversion option featured in the $900,000 acquisition Note cannot be exercised unless and until the Company first becomes a public company, files a statement to register its securities with the SEC and then after that registration statement is deemed to be effective by the SEC. Accordingly, the Company has determined based upon authoritative guidance that the embedded conversion option is deemed to be a contingent conversion rather than an active conversion option and that such conversion option did not require accounting recognition upon the issuance of the $900,000 Acquisition Note.

In accordance with the acquisition, the Company identified customer relationships as an amortizable intangible asset. This intangible asset will be amortized over its expected useful life of 3 years (see Note 7).

F-33

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 4 – Acquisition, continued

The following details the preliminary allocation of the purchase price for the acquisition of Affordable Energy:

Property and equipment	$5,750
Intangible asset - customer relationships	120,000
Goodwill	1,009,479
Total	$1,135,229

The following details the summary of the purchase price consideration:

Cash	$175,000
Promissory note due September 15, 2011	125,000
Promissory note due February 15, 2012	835,229
Total	$1,135,229

Unaudited Pro-Forma Financial Information

The following presents the unaudited pro-forma combined results of operations of the Company with Affordable Energy from the beginning of the year of acquisition (January 1, 2011) and for the entire fiscal year preceding the acquisition (January 1, 2010, even though this date precedes the date of the formation of the Company). The acquisition date for Affordable Energy was February 15, 2011.

	For the Nine Months Ended September 30,
	2011	2010
Revenues	$958,590	$1,213,079

Net (loss) available to common stockholders	$(1,198,431)	$(751,293)

The pro forma combined results are not necessarily indicative of the results that actually would have occurred if the acquisition of Affordable Energy had been completed as of the beginning of 2011 or 2010, nor are they necessarily indicative of future consolidated results.

F-34

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 5 - Note receivable

On June 22, 2010, the Company received a note receivable in the amount of $400,000 in exchange for a loan made to an advisor of the Company as a means of investing unused funds raised in connection with the private placement of its Series A convertible preferred stock described in Note 10. Pursuant to the terms of the note, all principal was payable 21 days from the date of issuance along with interest at 6% per annum and a loan origination fee of $24,000. Any amounts unpaid after the 21 day term bear interest at the rate of 18% per annum from the date of default until paid in full. Through December 31, the borrower repaid $250,000 in principal on the note receivable, and paid $12,000 of the loan origination fee. During the period from June 22, 2010 through September 30, 2010, the Company recorded interest income of $48,362 on this note receivable, including the loan origination fee of $24,000. The total interest and loan origination fee receivable at December 31, 2010 was $36,436, and is included in prepaid expenses and other current assets on the accompanying condensed consolidated balance sheet. As of December 31, 2010, $150,000 of principal was still outstanding. The borrower made further payments in 2011 and as of February 15, 2011, the remaining balance of the note receivable as well as the accrued interest and commitment fee were received in full. The Company recorded interest income of $3,132 and $48,362 on this note receivable during the nine months ended September 30, 2011 and the period May 4, 2010 (inception) through September 30, 2010, respectively.

Note 6 - Property and Equipment

Property and equipment consisted of the following:

	As of:
	September 30, 2011	December 31, 2010

Computers and equipment	$58,339	$20,997
Furniture and fixtures	27,673	26,493
Property and equipment	86,012	47,490
Less: accumulated depreciation	(19,587)	(2,500)
Property and equipment, net	$66,425	$44,990

Depreciation expense for the nine months ended September 30, 2011, and the period from May 4, 2010 (inception) through September 30, 2010 was $17,087 and $0, respectively.

Note 7 – Intangible Assets

Intangible assets consist of customer relationships purchased in connection with the acquisition of Affordable Energy as follows:

	As of:
	September 30, 2011	December 31, 2010

Customer relationships	$120,000	$-
Less: accumulated amortization	25,000	-
Intangible assets, net	$95,000	$-

Amortization of customer relationships is computed using the straight-line method over the estimated useful life of 3 years. The Company recorded amortization expense related to the acquired customer relationships of $25,000 during the nine months ended September 30, 2011. The remaining amortization period as of September 30, 2011 is 2.4 years.

F-35

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 8 – Notes Payable

On March 25, 2011, the Company received proceeds of $25,000 in exchange for an unsecured promissory note. The note had an interest rate of 8% per annum, and was payable on or before June 25, 2011. On July 18, 2011 the note was converted to a secured convertible promissory note, bearing an interest rate of 10% per annum, convertible by the holder into shares of the Company’s common stock at $0.40 per share, automatically convertible into shares of the Company’s common upon the Securities and Exchange Commission (“SEC”) declaring the registration of the underlying stock effective (the “10% Convertible Promissory Notes”), due on July 18, 2012. The 10% Convertible Promissory Notes are subordinate to the $900,000 Acquisition Note. In connection with the issuance of the 10% Convertible Promissory Note, the holder was granted a warrant for the purchase of up to 31,250 shares of the Company’s common stock with a term of 5 years, an exercise price of $0.80 per share and certain weighted average anti-dilution protection provisions which would be triggered if the Company issues shares under certain circumstances at a price below the $0.80 warrant exercise price (the “10% Convertible Note Warrant”).

On March 28, 2011 the Company received proceeds of $20,000 in exchange for an unsecured promissory note. The convertible promissory note had an interest rate of 8% per annum, and was payable on or before June 28, 2011. On July 18, 2011 the note was converted to a 10% Convertible Promissory Note due on July 18, 2012. In connection with the issuance of the 10% Convertible Promissory Note, the holder was awarded a 10% Note Warrant to purchase up to 25,000 shares of the Company’s common stock.

On April 8, 2011 the Company received proceeds of $25,000 in exchange for a 10% Convertible Promissory Note due April 7, 2012. In connection with the issuance of the 10% Convertible Promissory Note, the holder was awarded a 10% Note Warrant to purchase up to 31,250 shares of the Company’s common stock.

On May 3, 2011 the Company received proceeds of $20,000 in exchange for a 10% Convertible Promissory Note due May 2, 2012. In connection with the issuance of the 10% Convertible Promissory Note, the holder was awarded a 10% Note Warrant to purchase up to 25,000 shares of the Company’s common stock.

On June 29, 2011 the Company received proceeds of $250,000 in exchange for a 10% Convertible Promissory Note due June 28, 2012. In connection with the issuance of the 10% Convertible Promissory Note, the holder was awarded a 10% Note Warrant to purchase up to 312,500 shares of the Company’s common stock.

On July 19, 2011 the Company issued a 10% Convertible Promissory Note valued at $29,985 to a consultant in exchange for services, due July 18, 2012. In connection with the issuance of the 10% Convertible Promissory Note, the holder was awarded a 10% Note Warrant to purchase up to 37,481 shares of the Company’s common stock.

On August 24, 2011 the Company received proceeds of $675,000 in exchange for a 10% Convertible Promissory Note due August 23, 2012. In connection with the issuance of the 10% Convertible Promissory Note, the holder was awarded a 10% Note Warrant to purchase up to 843,750 shares of the Company’s common stock.

See Note 13 Subsequent Events – Issuance of 10% Convertible Promissory Note, for an additional issuance.

The embedded conversion option featured in the 10% Convertible Promissory Notes cannot be exercised unless and until the Company becomes a public company and its common stock is able to trade for 22 consecutive days. Accordingly, the Company has determined based upon authoritative guidance that the embedded conversion option is deemed to be a contingent conversion rather than an active conversion option and that such conversion option did not require accounting recognition upon the issuances of each of the 10% Convertible Promissory Notes.

F-36

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 8 – Notes Payable, continued

The Company further determined, based upon authoritative guidance, that the 10% Promissory Note Warrants should be valued separately. Using the fair value measurements described below, we allocated $373,568 of the proceeds of the 10% Convertible Promissory Notes to the 10% Promissory Note Warrants. The value of the 10% Promissory Note Warrants was accounted for as a free-standing derivative liability, and a corresponding discount was recorded on the 10% Convertible Promissory Notes, amortizable under the interest method over the remaining term of the 10% Convertible Promissory Notes.

The Company calculated the fair value of the 10% Promissory Note Warrants using the Black-Scholes option pricing model with the following assumptions:

	As of September 30, 2011	As of the Dates of Issuances
Fair value of stock	$0.40	$0.40
Exercise price	$0.80	$0.80
Weighted average term (years)	4.5	5.0
Dividend yield	0%	0%
Expected volatility	111%	111%
Weighted average risk-free interest rate	.86%	1.28%
Number of warrants	1,431,231	1,431,231
Aggregate fair value	$366,788	$373,568

The warrants issued in connection with issuance of the 10% secured convertible promissory notes have certain anti-dilution and other provisions that cause them to be a derivative liability. The aggregate fair value of the warrants at their respective dates of issuance amounted to of $373,568 and was recorded as a debt discount, which is being amortized over the term of the related debt instruments. Amortization of debt discount related to the 10% secured convertible promissory notes was $55,123 for the nine months ended September 30, 2011. The derivative liability related to the warrants is revalued at each reporting period. During the nine months ended September 30, 2011, $6,780 representing the decrease in the value fair of the derivative was credited to the statement of operations under the caption “change in fair value of derivative liabilities”.

Notes payable at September 30, 2011 consist of:

	Face Value of Promissory Note	Unamortized portion debt discount	Note Payable, net of discount
$900,000 Acquisition Note	$900,000	$(11,438)	$888,562
10% Convertible Promissory Notes	1,044,985	(318,445)	726,540
Total	$1,944,985	$(329,883)	$1,615,102

F-37

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 9 - Commitments

Lease Agreements

On November 5, 2010 the Company entered into an agreement to lease 2,142 square feet of office space in Louisville, Kentucky. The lease commenced on December 1, 2010 and expires on November 30, 2012.

Effective March 1, 2011, the Company entered into an agreement to lease 2,978 square feet of office space in Houston, Texas. The lease commenced on March 1, 2011 and expires on February 28, 2014.

Future minimum lease payments under operating leases are as follows:

For the year ended
September 30,	Amount
2012	$69,200
2013	41,600
2014	15,000
Total	$125,800

Rent expense for the nine months ended September 30, 2011 and the period from May 4, 2010 (inception) through September 30, 2010 was $46,850 and $0 respectively, and was reflected in operating expenses.

Note 10 – Series A Convertible Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of convertible preferred stock, par value of $0.001 per share. It has designated one series of preferred stock: 5,000,000 shares of Series A convertible preferred stock.

On June 3, 2010, through a private placement transaction, the Company issued 3,604,425 shares of Series A convertible preferred stock for aggregate net cash proceeds of $736,574, consisting of gross proceeds of $1,189,400 less cash expenses of $452,826. The Company also issued 450,000 shares of common stock on May 4, 2010, to an advisor for services in connection with the private placement transaction. Since the redemption rights of the Series A convertible preferred stock were immediately vested, the Company recorded a deemed dividend of $466,500 to fully accrete the Series A convertible preferred stock to its stated value.

The Series A convertible preferred stock is subordinate to, and ranks junior to, all of the indebtedness of the Company. The Series A convertible preferred stock ranks senior to the Company’s common stock, and has a liquidation preference of 300% of its stated value of $0.33 per share.

The Series A convertible preferred shares feature certain redemption rights that are considered by the Company to be outside of its control. Accordingly, the Series A convertible preferred stock is required to be classified as mezzanine equity, and is recorded at its redemption value of $1,189,400.

F-38

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 10 – Series A Convertible Preferred Stock, continued

The Series A convertible preferred stock is convertible into 3,604,425 shares of common stock at any time, at the option of the holder at a conversion price of $0.33 per share. The conversion price is subject to adjustment for stock splits, stock dividends, recapitalizations, dilutive issuances and other anti-dilution provisions, including circumstances in which the Company issues equity securities or convertible instruments with an effective issuance price lower than the conversion price specified in the Series A convertible preferred stock. Outstanding shares of Series A convertible preferred stock are also automatically convertible into shares of our common stock, at the then applicable conversion price, upon the closing of a firm commitment underwritten public offering of shares of our common stock yielding aggregate proceeds of not less than $20,000,000 or under certain other circumstances when the trading volume and average trading prices of the stock attain certain specified levels.

The Company determined that the conversion feature was a derivative since the conversion price was not fixed. The Company evaluated the convertible preferred stock and determined that the host convertible preferred stock instrument had more equity-like characteristics, since even after considering all conditional redemption features, it was deemed unlikely that its holders could or would expect to redeem the instrument for cash. As a result, the Company accounted for the conversion option as an embedded conversion feature. The conversion option did not have any intrinsic value.

In connection with the private placement, the Company entered into a registration rights agreement with the investors, pursuant to which the Company agreed to pay liquidated damages to each investor if the Company failed to file a registration statement within 90 days of the closing date, and if the registration statement is not declared effective with 180 days of the closing date. Under the registration rights agreement, the Company would be obligated to pay each investor damages equal to 1% of each investor’s purchase price for each 30 day period for each of the failed requirements, provided that such damages will be capped at 10% of each investor’s total purchase price.

As of September 30, 2011, the Company has not yet filed a registration statement. Accordingly, Company has recorded $47,576 and $11,894 in liquidated damages related to the registration rights for the nine months ended September 30, 2011 and for the period from May 4, 2010 (inception) to September 30, 2010, respectively. The Maximum damages allowed under the registration rights agreement of $118,940 have been accrued through September 30, 2011.

Note 11 - Stockholders’ Equity

Common Stock

The Company is currently authorized to issue up to 50,000,000 shares of common stock, par value $0.0001 per share. There are 10,050,000 shares issued and outstanding as of September 30, 2011.

Note 12 – Stock-Based Compensation

On November 4, 2010, the Company granted an option for the purchase for 450,000 shares of its common stock to an officer, in connection with the execution of his employment agreement. The option has a 10 year term, and vests ratably on the first three anniversaries of the date of grant. The option has a grant date fair value of $127,027 utilizing the Black-Scholes option pricing model with the following assumptions used: expected life of 6.5 years, volatility of 111%, dividends of 0%, and a risk free interest rate of 2.53%.

F-39

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 12 – Stock-Based Compensation, continued

On December 20, 2010, the Company granted an option for the purchase of 15,000 shares of its common stock to an employee of the Company. The option has a 10 year term, and vests ratably on the first three anniversaries of the date of grant. In the aggregate, the option has a grant date fair value of $4,254 utilizing the Black-Sholes option pricing model with the following assumptions used: expected life of 6.5 years, volatility 111%, dividends of 0%, and a risk free interest rate of 3.36%. This option was forfeited during the nine months ended September 30, 2011, in connection with the termination of the employee.

The expected life of stock options granted was calculated using the simplified method set out in the SEC Staff accounting Bulletin No. 110, which defines the expected life as the average of the contractual term and the vesting period.

Stock based compensation related to employee stock options was $34,472 and $0 for the nine months ended September 30, 2011 and for the period from May 4, 2010 (inception) to September 30, 2010, respectively. As of September 30, 2011, the unamortized value of options held by employees was $88,213. The unamortized portion will be expensed over a period of 2.1 years.

The following table is a summary of the status of the Company’s stock options for the nine months ended September 30, 2011.

	Number of Options	Weighted average exercise price	Weighted average remaining contractual life	Unamortized value of options

Options outstanding at January 1, 2011	465,000	$0.33	9.8 years	$126,938
Granted	-
Exercised	-
Forfeited	15,000
Options outstanding at September 30, 2011	450,000	$0.33	9.1 years	$88,213
Exercisable at September 30, 2011	-

Note 13 – Subsequent Events

10% Convertible Promissory Notes

On October 7, 2011 the Company received proceeds of $100,000 from Navesink Capital Advisors LLC (“Navesink”), a consultant to the Company, in exchange for a 10% Convertible Promissory Note due October 6, 2012. In connection with the issuance of the 10% Convertible Promissory Note, Navesink was awarded a 10% Note Warrant to purchase up to 125,000 shares of the Company’s common stock.

F-40

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 13 – Subsequent Events, continued

Partial Redemption of Series A Convertible Preferred Stock

On November 30, 2011, for $25,000, the Company redeemed 75,758 shares of its Series A convertible preferred stock.

Reverse Merger

On January 17, 2012, the “Closing Date”, the Company was merged into Dynastar Acquisition Corp. (“Acquisition Corp”), a wholly owned subsidiary of Dynastar Holdings, Inc., a public company (“Dynastar Holdings”), pursuant to a merger agreement of the same date (the “Merger Agreement”, with Dynastar remaining as the surviving entity (the “Merger”). As a result of the Merger, Dynastar became a public company.

Immediately after giving effect to the Merger and the related transactions, there were issued and outstanding securities of the Company on the Closing Date, explained as follows:

Prior to the closing of the Merger, holders of the Series A Convertible Preferred Stock agreed (i) that their shares would automatically convert into shares of Dynastar common stock immediately prior to, and conditional upon, the closing of the Merger at the anti-dilution adjusted conversion price of $0.20 per share, rather than at the original conversion price of $0.33 per share, and (ii) to waive certain rights they may have had as preferred stockholders including the payment of registration rights penalties. On the Closing Date, the remaining outstanding shares of the Series A Convertible Preferred Stock were converted into 5,822,000 shares of Dynastar common stock.

As a result of the Merger, each share of Dynastar common stock outstanding was cancelled and converted into the right to receive one (1) share of Dynastar Holdings common stock. On the Closing Date, the stockholders of Dynastar surrendered all of the issued and outstanding shares of Dynastar’s capital stock, including the converted shares of the Series A Convertible Preferred Stock, and received in exchange an aggregate of 15,872,000 shares of the common stock of Dynastar Holdings.

On October 6, 2011, Dynastar purchased an aggregate of 271,400,076 shares of Dynastar Holdings’ common stock from the previous owner for a cash consideration of $100,000. In connection with the Merger, the Company surrendered those shares for cancellation. The pre-merger closing stockholders of Dynastar Holdings retained 16,103,541 shares of their common stock.

Prior to the closing of the Merger, holders of the 10% Convertible Promissory Notes agreed (i) that their notes would automatically convert into shares of the Dynastar Holdings common stock upon the closing of the Merger at the anti-dilution adjusted conversion price of $0.20 per share, rather than at the original conversion price of $0.40 per share, (ii) that the warrants issued in connection therewith, (the “Dynastar Warrants” (defined below) would automatically convert upon the closing of the Merger into warrants of Dynastar Holdings and (iii) to waive certain rights they may have had under the terms of the Dynastar Warrants.

On the Closing Date, the 10% Convertible Promissory Notes were converted, as to their outstanding principal amount, into an aggregate of 5,724,925 shares of Dynastar Holdings common stock and as to their accrued interest amount, into an aggregate of 258,781 shares of Dynastar Holdings common stock and the Dynastar Warrants were exchanged into Dynastar Holdings warrants to purchase an aggregate of 2,862,463 shares of its common stock;

F-41

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 13 – Subsequent Events, continued

Reverse Merger, continued

The Merger was accounted for as a “reverse merger,” and Dynastar is deemed to be the acquirer in the reverse merger for accounting purposes. Consequently, the assets and liabilities and the historical operations of the Company that will be reflected in the financial statements prior to the Merger will be those of Dynastar, and the consolidated financial statements of the Company after completion of the Merger will include the assets and liabilities of Dynastar, historical operations of Dynastar and operations of Dynastar from the Closing Date of the Merger.

Consulting Agreement

Effective upon the closing of the Merger, the Company entered into an agreement with Navesink pursuant to which Navesink agreed to provide certain professional consulting services relating to business development and corporate finance. This agreement has a term of six months. As consideration under this agreement, the Company agreed to issue to Navesink a five year warrant exercisable for two million (2,000,000) shares of its common stock at an exercise price of $0.20 per share. Shares underlying these warrants are entitled to “piggyback” registration rights at the Company’s discretion. Prior to the merger Closing Date, Navesink assigned to certain third parties its right to receive warrants exercisable for one million five hundred thousand (1,500,000) shares.

Stock Option Grants

In connection with the Merger, the Company’s Chief Executive Officer received an option exercisable for 1,000,000 shares of Dynastar Holdings’ common stock, with an exercise price of $0.22 to qualify as incentive stock options under the Internal Revenue Code requirements for 10% stockholders, vesting in three equal annual installments beginning on the first anniversary of the Closing Date and a term of 10 years. In addition, in connection with the Merger, the Company’s Chief Financial Officer, exchanged an option exercisable for 450,000 Dynastar shares of common stock for an option exercisable for 450,000 shares of Dynastar Holdings common stock of which 150,000 shares were fully vested as of the Closing Date and the remaining 300,000 shares will vest in two equal annual installments on November 4, 2012 and November 4, 2013 and received an additional option exercisable for 500,000 shares of Dynastar Holdings common stock, vesting in three equal annual installments beginning on the first anniversary of the Closing Date, each with an exercise price of $0.20, and a term of ten years. The Company’s Chief Executive Officer received an option exercisable for 1,000,000 shares of Dynastar Holdings’ common stock, with an exercise price of $0.22 to qualify as incentive stock options under the Internal Revenue Code requirements for 10% stockholders, vesting in three equal annual installments beginning on the first anniversary of the Closing Date and a term of 10 years.

Private Placement

Just prior to the consummation of the Merger, Dynastar Holdings initiated a private placement offering pursuant to Regulation D and/or Regulation S under the Securities Act (the “Offering”) for a maximum of $2,000,000 (the “Maximum Offering”) through the sale of up to 10,000,000 Units (as defined below) of Dynastar Holdings’s securities, at an offering price of $0.20 per Unit (the “Offering Price”), with each Unit comprised of one (1) share of Dynastar Holdings’s common stock and a warrant to purchase one-half of one (1/2) share of common stock at an exercise price of $0.80 per whole share for five (5) years (the “Investor Warrants”). Each share of common stock is entitled to one vote per share. Dynastar Holdings may sell up to an additional 2,500,000 Units for $500,000 (the “Over-Allotment Option”) in the event the Offering is oversubscribed. Upon the consummation of the Merger, Dynastar became the beneficiary of the net funds which will be raised in this private placement offering.

On the Closing Date, an investor in the Offering purchased 125,000 units for total cash consideration of $25,000.  The Offering for the remaining 9,875,000 units will continue after the closing of the Merger.

Dynastar Holdings paid the placement agent in the Offering, Gottbetter Capital Markets, LLC, a commission of 10% of the funds raised from investors in the offering. In addition, the placement agent received five-year warrants to purchase a number of shares of our common stock equal to five (5%) of the units sold to investors in the Offering. As a result of the foregoing arrangement, at the initial closing of the Offering, the placement agent was paid commissions of $2,500 and was issued broker warrants to purchase 6,250 shares of Dynastar Holdings common stock at an exercise price of $0.20 per share.

F-42

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND

FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Note 13 – Subsequent Events, continued

Investor Relations Agreement

On December 20, 2011, Dynastar entered into a consulting agreement with Undiscovered Equities, Inc. (“UEI”) pursuant to which UEI will provide certain public relations and financial communications services to Dynastar and to Dynastar Holdings. Under the agreement, Dynastar has agreed to pay a cash fee of up to $350,000 payable as follows: (i) $200,000 upon Dynastar Holdings raising a minimum of $500,000 in the Offering; an additional $100,000 upon Dynastar Holdings raising a minimum of $1,000,000 in the Offering; and an additional $50,000 upon Dynastar Holdings raising a minimum of $1,500,000 in the Offering. Additionally, subject to Dynastar Holdings raising a minimum of $1,500,000 in the Offering, Dynastar Holdings will issue to UEI, 1,000,000 restricted shares of Dynastar Holdings common stock (subject to adjustment in the event of any stock split or similar event). This agreement with UEI will terminate on December 31, 2012 unless terminated earlier in accordance with its provisions.

F-43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of

My Affordable Energy, LLC

We have audited the accompanying balance sheets of My Affordable Energy, LLC (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, member’s deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of My Affordable Energy, LLC as of December 31, 2010 and 2009, and the results of its operations, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6 to the financial statements, on February 15, 2011, substantially all of the assets of the Company were acquired by Dynastar Energy, LLC, a wholly owned subsidiary of Dynastar Ventures, Inc., pursuant to a certain asset purchase agreement dated December 14, 2010.

/s/ Marcum LLP
New York, New York
January 5, 2012

F-44

MY AFFORDABLE ENERGY, LLC

BALANCE SHEETS

	December 31,
	2010	2009

ASSETS
Current assets:
Cash	$22,365	$65,871
Accounts receivable	82,282	170,270
Total current assets	104,647	236,141

Property and equipment, net	57,889	91,978

Total assets	$162,536	$328,119

LIABILITIES AND MEMBER'S DEFICIT

Current liabilities:
Accounts payable	$3,345	$63,757
Accrued commissions	49,003	55,334
Notes payable - related party	76,188	76,188
Other accrued liabilities	1,803	4,836
Total current liabilities	130,339	200,115

Note payable - related party, non current portion	131,426	207,614
Other liabilities	1,910	153

Total liabilities	263,675	407,882

Commitments

Member's Deficit:
Member's interests - 100 units issued and outstanding	1,000	1,000
Contributed capital due from member	(1,000)	(1,000)
Accumulated losses	(101,139)	(79,763)
Total member's deficit	(101,139)	(79,763)

Total liabilities and member's deficit	$162,536	$328,119

See notes to these financial statements

F-45

MY AFFORDABLE ENERGY, LLC

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2010	2009

Revenue	$1,544,865	$1,392,711
Cost of revenues	862,801	761,282
Gross profit	682,064	631,429

Operating expenses	703,440	514,199

Net (loss) income	$(21,376)	$117,230

See notes to these financial statements

F-46

MY AFFORDABLE ENERGY, LLC

STATEMENTS OF MEMBER'S DEFICIT

For the Years Ended December 31, 2010 and 2009

	Membership Interests		Capital Contribution	Accumulated
	Units	Amount	Due from Member	Losses	Total
Balance, January 1, 2009	100	$1,000	$(1,000)	$(196,993)	$(196,993)

Net income	-	-	-	117,230	117,230

Balance, December 31, 2009	100	1,000	(1,000)	(79,763)	(79,763)

Net loss	-	-	-	(21,376)	(21,376)

Balance, December 31, 2010	100	$1,000	$(1,000)	$(101,139)	$(101,139)

See notes to these financial statements

F-47

MY AFFORDABLE ENERGY, LLC

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2010	2009
Cash flows from operating activities:
Net (loss) income	$(21,376)	$117,230
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	34,089	4,307
Changes in operating assets and liabilities:
Accounts receivable	87,988	(164,777)
Accounts payable	(60,412)	63,757
Accrued commissions	(6,331)	50,341
Other liabilities	(1,276)	(2,324)
Total adjustments	54,058	(48,696)
Net cash provided by operating activities	32,682	68,534

Cash flows from investing activities:
Purchases of property and equipment	-	(83,490)
Net cash used in investing activities	-	(83,490)

Cash flows from financing activities
Proceeds from note payable	-	68,474
Repayment of note payable	(76,188)	(19,047)
Net cash (used in) provided by financing activities	(76,188)	49,427

Net (decrease) increase in cash and cash equivalents	(43,506)	34,471
Cash and cash equivalents - beginning of year	65,871	31,400
Cash and cash equivalents - end of year	$22,365	$65,871

See notes to these financial statements

F-48

MY AFFORDABLE ENERGY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 1 – Organization

Business Organization

My Affordable Energy, LLC (“Affordable Energy” or the “Company”) is a direct sales marketing company focused on offering electrical energy to individuals, families and small businesses in Texas. The Company’s services feature residential and small business solutions offered through a network of independent energy consultants. The Company’s solutions offer customers a competitive alternative to the purchase of electricity from the incumbent electrical provider.

Affordable Energy was formed on February 7, 2008, as a Texas limited liability company to engage in the retail marketing of electricity.

On February 15, 2011, the business and certain assets of the Company were sold to Dynastar Energy, LLC, a wholly owned subsidiary of Dynastar Ventures, Inc. Thereupon, the Company’s existence was terminated (See Note 6).

Description of Business

The Company’s business model applies a direct sales approach. The business strategy relies on a market sales force that compensates independent business owners (“Consultants”) not only for sales of the Company’s services they generate personally, but also for the sales of other Consultants whom they have introduced to the Company, creating a sales organization of Consultants and a hierarchy of levels of compensation. The Company’s energy services products are typically marketed directly to residential and small business customers by means of referrals, national advertising, video promotions, conferences, the Internet, and word-of-mouth marketing. Consultants become associated with the Company through an independent contractor relationship and receive remuneration for selling energy services and for expanding their organization of people doing the same by promoting the Company’s business opportunity.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-49

MY AFFORDABLE ENERGY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 2 - Summary of Significant Accounting Policies, continued

Concentration of Credit Risk

Financial instruments that subject the Company to concentration of credit risk consist primarily of accounts receivable. Amounts receivable from Affordable Power account for 100% of the Company’s accounts receivable at December 31, 2010 and 2009.

Cash

The Company places its cash deposits and cash investments with financial institutions. At times, the Company’s cash may be uninsured or in deposit amounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

Accounts Receivable

Accounts Receivable represent balances arising from revenues earned from Affordable Power. The Company has had no occurrences of credit losses and has therefore determined that an allowance for doubtful accounts is not necessary for the periods presented. Management believes that all receivables from Affordable Power are fully collectible.

Property and Equipment

Property and equipment is stated at cost and is being depreciated using the straight-line method over their estimated useful lives, generally three to five years. Leasehold improvements are being amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

Membership Interests

The Operating Agreement dated as of February 8, 2008 (“LLC Operation Agreement”) governs the rights and privileges associated with the Membership Interest held by its member, distributions to its member, management and oversight of its business and operations and restrictions on transferability of membership interest.

Revenue Recognition

The Company recognizes revenue from commissions earned on the sale of energy services by its independent energy consultants, on behalf of Affordable Power (See Note 6 – Related Party). The Company also receives a customer acquisition bounty (“CAB”) when it acquires new residential or commercial energy customers, as monthly fees based on customer retention. The Company recognizes these revenues when Affordable Power, as the principal, receives payment for the electricity from the retail customer.

The Company also recognizes revenues from its independent energy consultants, who pay a flat monthly fee entitling them to the use of the Company’s websites which facilitate their business operations. These revenues are earned and recognized in the month that they are received.

F-50

MY AFFORDABLE ENERGY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 2 - Summary of Significant Accounting Policies, continued

Cost of Sales

The Company recognizes costs of sales for commissions and CABs earned by its independent energy consultants in the same month the related revenue is recognized.

Advertising Expense

The Company expenses advertising costs as incurred. Advertising expense was $134,307 and $80,066 for the years ended December 31, 2010 and 2009, respectively.

Income Taxes

The Company is a limited liability company classified as a partnership entity for U.S. federal and state income tax purposes. The Company is a pass-through entity for income tax purposes, and is not subject to income taxes. Rather, all items of taxable income and deductions are passed through to its member. The federal tax status as a pass-through is based on its legal status as a partnership. Accordingly, the partnership is not required to take any tax positions in order to qualify as a pass-through entity. The partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities, including franchise tax returns in the state of Texas. Accordingly, these financial statements do no reflect a provision for income taxes and the Company has no other tax positions which must be considered for disclosure. All of our tax years are open to examination.

For all open tax years and for all major taxing jurisdictions, the Company has concluded that the partnership is a pass-through entity and there are no uncertain tax positions that would require recognition in the financial statements.   If the partnership were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes.  No interest expense or penalties have been recognized as of or for the years ended December 31, 2010 and 2009.  The Company does not expect that its assessment regarding unrecognized tax benefits will materially change over the next 12 months.  However, the Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof.

Recent Accounting Pronouncements

The Company does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

F-51

MY AFFORDABLE ENERGY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 3 - Property and Equipment

Property and equipment consisted of the following at December 31, 2010 and 2009:

		December 31,
	Estimated Useful Life	2010	2009

Computer software	3.0 years	$10,499	$10,499
Furniture and fixtures	5.0 years	19,224	19,224
Office equipment	3.0 years	3,335	3,335
Leasehold improvements	2.5 years	63,227	63,227
Property and equipment		96,285	96,285
Less: accumulated depreciation and amortization		(38,396)	(4,307)
Property and equipment, net		$57,889	$91,978

Depreciation and amortization expense for the years ended December 31, 2010 and 2009 was $34,089 and $4,307, respectively.

Note 4 - Note Payable - Related Party

From inception through September 30, 2009, the Company was financed primarily through cash advances made by and services paid or provided by Affordable Power (See Note 6 – Related Party). Through September 30, 2009, these advances accumulated to a balance of $304,753. On September 30, 2009 in connection with these advances, the Company and Affordable Power formalized the Company’s obligation and terms of repayment to Affordable Power through a note payable. The terms of the unsecured note payable provide for 48 interest free monthly payments of $6,349. The balance of the note was $207,614 and $283,802 as of December 31, 2010 and 2009, respectively (See Note 6 – Related Party).

Future obligations under the note are as follows:

For the year ended December 31,	Amount
2011	$76,188
2012	76,188
2013	55,238
Total	$207,614

F-52

MY AFFORDABLE ENERGY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 5 - Commitments

On November 6, 2009 the Company entered into an agreement to lease approximately 3,668 rentable square feet of office space in Houston, Texas, effective on December 1, 2009. The lease expires on November 30, 2012. Prior to entering into the lease agreement, the Company rented this space on a month-to-month basis.

Future minimum lease payments under this lease are as follows:

For the year ended December 31,	Amount
2011	$57,160
2012	55,479
Total	$112,639

Rent expense charged to operations amounted to $52,731 and $20,460 for the years ended December 31, 2010 and 2009, respectively.

The terms of the Company’ lease obligation provides for scheduled escalations in the monthly rent. Non-contingent rent increases are amortized over the life of the lease on a straight line basis. Deferred rent of $1,910 and $153 represents the unamortized rent adjustment amount at December 31, 2010 and 2009, respectively, and is reflected in other long-term obligations in the accompanying balance sheets.

Note 6 – Related Party

From the date of the Company’s formation through February 15, 2011, 100% of the Company’s membership interest was owned by Malik A. Kheraj who is a principal of Affordable Power LP (“Affordable Power”). Mr. Kheraj was the Company’s President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer during such period.

From the date of its formation, Affordable Energy has operated as an agent solely to Affordable Power for the sales and marketing of electrical energy. In addition, the Company has a note payable to Affordable Power (see Note 4).

Note 7 - Subsequent Events

Sale of Company

On February 15, 2011, substantially all of the assets of the Company were acquired by Dynastar Ventures, Inc., pursuant to a certain asset purchase agreement dated December 14, 2010. The aggregate purchase price for the Company’s assets was $1,200,000, payable (i) $175,000 in cash at closing, (ii) a promissory note for $125,000 due 120 days after closing on June 15, 2011, and (iii) a promissory note for $900,000 due 275 days after closing on November 17, 2011. On June 14, the due date of the $125,000 promissory note was extended to September 15, 2011, in exchange for a note extension fee of $20,000. Both promissory notes bear a stated interest rate of 10% per annum and automatically become due immediately when the stock of Dynastar Ventures, Inc. begins trading on a nationally recognized exchange.

F-53

MY AFFORDABLE ENERGY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 7 - Subsequent Events, continued

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

DYNASTAR HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction to the Unaudited Pro Forma Condensed Combined Financial Statements

On January 17, 2012 (the “Closing Date”), Dynastar Holdings, Inc. (“Dynastar Holdings”) consummated a reverse merger with Dynastar Ventures, Inc. (“Dynastar”). Dynastar was formed on May 4, 2010 and became an operating company upon its acquisition of My Affordable Energy, LLC (“Affordable Energy”) on February 15, 2011. The core Affordable Energy business represented the operations of Dynastar that became the operations of the Company after the reverse merger. In anticipation of the reverse merger, Dynastar Holdings commenced a private offering to raise up to $2,000,000 (“Private Placement”). Concurrently with the closing of the reverse merger, the Company completed an initial closing of this private placement in the amount of $25,000.

The following unaudited pro forma condensed combined financial statements are derived from our historical combined financial statements and give effect to Dynastar’s acquisition of Affordable Energy, the reverse merger and the initial closing of the private placement. Further possible closings under the private placement were not included within these pro forma condensed combined financial statements, since there is no assurance of the amount of funds that might be raised in the private placement in any subsequent closings.

Dynastar

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2011 and 2010 and for the year ended December 31, 2010 were prepared under the assumption that Dynastar’s acquisition of Affordable Energy was consummated on January 1, 2010.

Dynastar’s acquisition of Affordable Energy was completed on February 15, 2011, pursuant to the terms of a certain Asset Purchase Agreement dated December 14, 2010, and from February 15, 2011 its results are reflected in the actual results through September 30, 2011.

Merger with Dynastar

Dynastar Holdings, Dynastar, and Dynastar Acquisition Corp. entered into a merger agreement on January 17, 2012, and consummated the reverse merger on the same day. As a result of the merger, Dynastar Holdings became the legal acquirer of the business of Dynastar and Dynastar Holdings will continue the existing business operations of Dynastar as a wholly owned subsidiary of Dynastar Holdings. Dynastar will remain as the surviving business. The term, “the Company” refers to Dynastar Holdings and subsidiaries after the effect of the reverse merger. Dynastar is considered the acquirer for accounting purposes because the management of Dynastar was in control of the Company after the merger. As a result of the merger, the stockholders of Dynastar received one share of Dynastar Holdings common stock in exchange for each share of Dynastar stock owned prior to the merger.

Upon the closing of the merger:

(i)	the stockholders of Dynastar surrendered all of the issued and outstanding shares of Dynastar’s capital stock (after the remaining outstanding shares of the Series A Convertible Preferred Stock were converted into 5,822,000 shares of Dynastar common stock, and received, in exchange for such shares, an aggregate of 15,872,000 shares of common stock of Dynastar Holdings;
(ii)	Dynastar Holdings’ pre merger stockholders retained 16,103,541 shares of the common stock of Dynastar Holdings;
(iii)	certain Dynastar notes payable (the “Bridge Notes”) were converted, as to their outstanding principal amount of $1,144,985 and interest accrued thereon through the Closing Date of $51,756, into 5,724,925 and 258,781 shares of common stock of Dynastar Holdings, respectively. There were outstanding prior to the merger Dynastar warrants for the purchase of 1,431,231 shares of Dynastar common stock at an exercise price of $0.80 per share (the “Bridge Note Warrants”) which were converted into warrants of Dynastar Holdings to purchase an aggregate of 2,862,462 shares of Dynastar Holdings common stock at an exercise price of $0.80 per share;
(iv)	Dynastar surrendered to Dynastar Holdings for cancellation the 271,400,076 shares of Dynastar Holdings common stock which Dynastar had purchased on October 6, 2011 at a cost of $100,000;
(v)	Robert R. Mohr, Chief Financial Officer of Dynastar and Chief Financial Officer of the Company, exchanged an option exercisable for 450,000 Dynastar shares of common stock at an exercise price of $0.80 per share for an option under the Dynastar Holdings equity incentive plan (the “2011 Plan”) exercisable for 450,000 shares of Dynastar Holdings common stock at an exercise price of $0.20 per share; further, Mr. Mohr was granted an option under the 2011 Plan exercisable for 500,000 shares of common stock at an exercise price of $0.20 per share; John S. Henderson IV, Chief Executive Officer of Dynastar and Chief Executive Officer of the Company received an option exercisable for 1,000,000 shares of Dynastar Holdings common stock under the 2011 Plan at an exercise price of $0.22 per share;

F-55

DYNASTAR HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  Introduction to the Unaudited Pro Forma Condensed Combined Financial Statements, continued

(vi)	one investor purchased 125,000 units in the offering at $0.20 per unit, of which each unit included one share of Dynastar Holdings common stock and one half of a warrant to purchase a share of Dynsatar Holdings common stock at an exercise price of $0.80 (the “Units”). In connection with this initial closing of the Private Placement, the placement agent received a cash fee of $2,500 and a warrant to purchase up to 6,250 shares of Dynastar Holdings common stock;
(vii)	Dynastar and Dynastar Holdings entered into a six month agreement with Navesink Capital Advisors, LLC (“Navesink”) to provide business development and corporate finance services. As compensation for these services to be rendered after the merger, Dynastar Holdings issued to Navesink a warrant for the purchase of 2,000,000 shares of Dynastar Holdings common stock with terms that included an exercise price of $0.20 per share. The entire warrant was fully vested upon issuance .

The parties have agreed to take all actions necessary to ensure the merger is treated as a “plan of reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010 were prepared under the assumption that the reverse merger with Dynastar and the first closing of the Private Placement were both consummated on January 1, 2010.

In the preparation of the pro forma condensed combined balance sheet as of September 30, 2011, it was assumed that the reverse merger with Dynastar and the first closing of the Private Placement were both consummated on September 30, 2011.

The unaudited pro forma condensed combined financial statements are based upon information and assumptions available at the time of release of this document. The pro forma condensed combined financial statements do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the various events occurred on the dates indicated.

These unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, (i) the Dynastar Holdings audited historical financial statements and the notes thereto for the years ended December 31, 2010 and 2009 and the Dynastar Holdings unaudited historical condensed financial statements and the notes thereto for the nine months ended September 30, 2011 and 2010, previously filed pursuant to the Securities and Exchange Act of 1934 and incorporated herein by reference, (ii) the Dynastar audited financial statements and the notes thereto for the period from May 4, 2010 (Inception) through December 31, 2010 and the Dynastar condensed consolidated financial statements and the notes thereto for the nine months ended September 30, 2011 and 2010, included within this Current Report starting on page F-1; and the Affordable Energy, Inc. audited financial statements and the notes thereto for the years ended December 31, 2010 and 2009, included within this Current Report starting on page F-44.

F-56

DYNASTAR VENTURES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2011

	Dynastar	Dynastar Ventures, Inc.	Pro Forma Reverse Merger Adjustments				Pro forma
	Holdings, Inc.	and Subsidiary	Debit	Note	Credit	Note	As Adjusted
	Note 1	Note 2
ASSETS

Current assets:
					$100,000	16
					25,000	14
					4,092	9
			100,000	6	10,000	5
Cash and cash equivalents	$4,092	$181,462	25,000	3	2,500	4	$168,962
Accounts receivable	-	107,551					107,551
Prepaid expenses and other current assets	1,055	4,776	321,444	19	1,055	9	326,220
Total current assets	5,147	293,789	446,444		142,647		602,733

Property and equipment, net	-	66,425					66,425
Intangible assets, net	-	95,000					95,000
Goodwill	-	1,009,479					1,009,479
Other assets	-	8,400					8,400
Total assets	$5,147	$1,473,093	$446,444		$142,647		$1,782,037

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$-	$65,233					$65,233
Accrued registration rights damages	-	118,940	118,940	10			-
Accrued payroll and related benefits	-	38,217					38,217
Accrued independent energy consultant commissions	-	34,891					34,891
Accrued expenses and other current liabilities	-	130,207	16,965	7	-		113,242
					64,251	6
Notes payable, net of discount	-	1,615,102	1,144,985	7	354,194	12	888,562
Total current liabilities	-	2,002,590	1,280,890		418,445		1,140,145

					1,005	18
					7,919	17
Derivative liabilities	-	366,788	39,687	13	35,749	6	371,774
Other liabilities	-	950					950

Total liabilities	-	2,370,328	1,320,577		463,118		1,512,869

Redeemable preferred stock, $0.0001 par value:
			1,164,400	15
Series A Convertible Preferred stock	-	1,189,400	25,000	14			-

Commitments

Stockholders' equity:
					5,822	15
					10,050	8
			271,400	16	5,810	7
Common stock, $0.001 par value	287,504	1,005	1,005	8	125	3	37,911
			1,005	18
			7,919	17	171,400	16
			176,808	11	1,617,281	15
			5,147	9	321,444	19
			9,045	8	118,940	10
			10,000	5	1,156,140	7
Additional paid-in capital	(105,549)	95,783	2,500	4	24,875	3	3,187,890
			458,703	15	39,687	13
Accumulated deficit	(176,808)	(2,183,423)	354,194	12	176,808	11	(2,956,633)
Total stockholders' equity	5,147	(2,086,635)	1,297,726		3,648,382		269,168

Total liabilities, redeemable preferred stock and stockholders' equity	$5,147	$1,473,093	$3,807,703		$4,111,500		$1,782,037

See footnotes to unaudited pro forma condensed combined financial statements

F-57

DYNASTAR HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2011

		Pro Forma Combination of Dynastar Ventures, Inc. with My Affordable Energy, LLC
		Dynastar Ventures, Inc.	Acquisition of My Affordable Energy, LLC					Pro forma as					Pro forma as
	Dynastar	Corporation	Business Unit	Pro Forma Adjustments				adjusted before	Pro Forma Reverse Merger Adjustments				adjusted after
	Holdings, Inc.	Historical	Historical	Debit	Note	Credit	Note	reverse merger	Debit	Note	Credit	Note	reverse merger
	Note A	Note B	Note C
	(a)	(b)	(c)	(d)		(d)		(b) + (c) + (d) = (e)	(f)		(f)		(a) + (e) + (f)

Revenues	$-	$849,367	$109,223					$958,590					$958,590
Cost of revenues	-	328,462	68,349					396,811					396,811
Gross profit	-	520,905	40,874					561,779					561,779

Operating expenses:
Liquidated damages under registration rights agreement	-	47,576	-					47,576					47,576
Compensation and related expenses	-	580,559	36,828					617,387	27,440	G			644,827
Consulting expenses	33,987	206,716	5,000					211,716					245,703
Acquisition costs	-	455,752	-					455,752					455,752
Amortization of intangibles	-	25,000	-	5,000	D			30,000					30,000
General and administrative expenses	4,565	199,612	22,454					222,066					226,631
Total operating expenses	38,552	1,515,215	64,282					1,584,497					1,650,489

Operating income	(38,552)	(994,310)	(23,408)					(1,022,718)					(1,088,710)

Other income (expense), net:
Change in fair value of derivative liabilities	-	6,780	-	-		-		6,780					6,780
Interest income	-	3,132	-	-		-		3,132					3,132
Interest expense	-	(65,166)	-	1,563	E	-		(66,729)			20,166	H	(46,563)
Amortization of debt discount	-	(108,456)	-	10,440	F	-		(118,896)			55,123	I	(63,773)
Other income (expense), net	-	(163,710)	-					(175,713)					(100,424)

Net income	$(38,552)	$(1,158,020)	$(23,408)					$(1,198,431)					$(1,189,134)

Basic and diluted net loss per share	$(0.00)												$(0.03)

									(271,400,076)	J
									5,822,000	K
									(1,293,600)	L
									125,000	M
Weighted average number of common shares outstanding - basic and diluted	287,503,617	10,050,000							5,809,750	N			36,616,691

See footnotes to unaudited pro forma condensed combined financial statements

F-58

DYNASTAR HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2010

		Acquisition of My Affordable Energy, LLC
	Dynastar	Business Unit	Pro Forma Adjustments				Pro forma
	Ventures, Inc.	Historical	Debit	Note	Credit	Note	As Adjusted
	For the Period from May 4, 2010 through September 30, 2010	For the Nine Months Ended September 30, 2010
	Note O	Note P

Revenues	$-	$1,213,079					$1,213,079
Cost of revenues	-	761,404					761,404
Gross profit	-	451,675					451,675

Operating expenses:
Liquidated damages under registration rights agreement	11,894	-					11,894
Compensation and related expenses	173,411	161,738					335,149
Consulting expenses	74,290	56,643					130,933
Acquisition costs	-	-					-
Amortization of intangibles	-	-	30,000	Q			30,000
General and administrative expenses	29,257	175,580					204,837
Total operating expenses	288,852	393,961					712,813

Operating income	(288,852)	57,714					(261,138)

Other income (expense), net:
Change in fair value of derivative liabilities	-	-					-
Interest income	48,362	-					48,362
Interest expense	-	-	9,375	R			(9,375)
Amortization of debt discount	-	-	62,642	S			(62,642)
Other income (expense), net	48,362	-					(23,655)

Net income	$(240,490)	$57,714					$(284,793)

See footnotes to unaudited pro forma condensed combined financial statements

F-59

DYNASTAR HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2010

		Pro Forma Combination of Dynastar Ventures, Inc. with My Affordable Energy, LLC
		Dynastar Ventures, Inc.	Acquisition of My Affordable Energy, LLC					Pro forma as					Pro forma as
	Dynastar	Corporation	Business Unit	Pro Forma Adjustments				adjusted before	Pro Forma Reverse Merger Adjustments				adjusted after
	Holdings, Inc.	Historical	Historical	Debit	Note	Credit	Note	reverse merger	Debit	Note	Credit	Note	reverse merger
	For the Year Ended December 31, 2010	For the Period from May 4, 2010 through December 31, 2010	For the Year Ended December 31, 2010
	Note T	Note U	Note V
	(a)	(b)	(c)	(d)		(d)		(b) + (c) + (d) = (e)	(f)		(f)		(a) + (e) + (f)

Revenues	$-	$-	$1,544,865					$1,544,865					$1,544,865
Cost of revenues	-	-	862,801					862,801					862,801
Gross profit	-	-	682,064					682,064					682,064

Operating expenses:
Liquidated damages under registration rights agreement	-	71,364	-					71,364					71,364
Compensation and related expenses	-	349,388	-					349,388	34,375	Z			383,763
Consulting expenses	17,763	102,820	-					102,820					120,583
Acquisition costs	-	-	-					-					-
Amortization of intangibles	-	-	-					-					-
General and administrative expenses	4,732	83,767	703,440	40,000	W			827,207					831,939
Total operating expenses	22,495	607,339	703,440					1,350,779					1,407,649

Operating income	(22,495)	(607,339)	(21,376)					(668,715)					(725,585)

Other income (expense), net:
Change in fair value of derivative liabilities	-	-	-					-					-
Interest income	-	48,436	-					48,436					48,436
Interest expense	-	-	-	12,500	X			(12,500)					(12,500)
Amortization of debt discount	-	-	-	83,523	Y			(83,523)					(83,523)
Other income (expense), net	-	48,436	-					(47,587)					(47,587)

Net income	$(22,495)	$(558,903)	$(21,376)					$(716,302)					$(773,172)

Basic and diluted net loss per share	$(0.00)												$(0.02)

									(271,400,076)	AA
									5,822,000	BB
									(1,293,000)	CC
									125,000	DD
Weighted average number of common shares outstanding - basic and diluted	287,503,617	10,050,000							5,890,750	EE			36,698,291

See footnotes to unaudited pro forma condensed combined financial statements

F-60

DYNASTAR HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

I.	Background

Dynastar’s Acquisition of Affordable Energy

On February 15, 2011, pursuant to a certain asset purchase agreement dated December 14, 2010, Dynastar completed the acquisition of the assets of Affordable Energy. The aggregate purchase price for Affordable Energy’s assets was $1,200,000, payable (i) $175,000 in cash, including the application of a $100,000 deposit, (ii) the issuance of a promissory note for $125,000 with a stated interest rate of 10% per annum due on June 15, 2011 (which was extended to and paid on September 15, 2011 in exchange for an extension fee of $45,000, of which $10,000 was paid on June 15, 2011; $15,000 was paid on July 15, 2011 and $20,000 was paid on August 15, 2011), and (iii) a non-interest bearing promissory note with a face value of $900,000 due on November 12, 2011 (which was extended to February 15, 2012 under the terms of the agreement in exchange for a 1.5% increase in the discount factor for each 30 day period that the note is extended past November 12, 2011), or thirty days after the day on which the Company’s common stock is traded. The non-interest bearing note was discounted at a market interest rate of 10% per annum, and recorded at its net present value of $835,229, reflecting a discount of $64,771.

The terms of the $900,000 promissory note further provide that if Dynastar’s common stock, or the common stock of its successor in a merger, is publicly traded on the due date, as extended, then repayment shall be made by the delivery of a sufficient number of shares of the common stock of Dynastar Holdings equal in value to $900,000, where such value is determined on a per share basis, as an amount equal to eighty and one half percent (80.5%), as adjusted, for a conversion on or after February 10, 2012, of the average closing price of the Company’s common stock during the 22 days of the public trading of the stock (the “Discount Factor”). In the event that the Company’s common stock is not publicly traded by February 15, 2012, then the entire amount of the $900,000 Acquisition Note shall be due and payable by such date.

Merger with Dynastar

The Company consummated a reverse merger with Dynastar on January 17, 2012. After the merger, Dynastar became the surviving company for accounting purposes.

Private Placement

The Company consummated an initial closing of the private placement of 125,000 units at $0.20 per unit. Each unit contains one share of common stock and one half of a warrant to purchase common stock at an exercise price of $0.80 for five years. In addition, Dynastar Holdings paid the placement agent in the Offering, Gottbetter Capital Markets, LLC, a commission of 10% of the funds raised from investors in the offering. In addition, the placement agent received five-year warrants to purchase a number of shares of our common stock equal to five (5%) of the units sold to investors in the Offering. As a result of the foregoing arrangement, at the initial closing of the Offering, the placement agent was paid commissions of $2,500 and was issued broker warrants to purchase 6,250 shares of Dynastar Holdings common stock at an exercise price of $0.20 per share.

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DYNASTAR HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

II.	Pro Forma Adjustments

The following pro forma adjustments give effect to these asset dispositions:

Pro Forma Condensed Combined Balance Sheet – as of September 30, 2011

Note 1    Derived from the Dynastar Holdings’ unaudited consolidated financial statements as of September 30, 2011, as filed with the Securities and Exchange Commission (“SEC”) on November 14, 2011.

Note 2    Derived from the unaudited financial statements of Dynastar as of September 30, 2011.

Pro Forma Adjustments

Note 3   To record the private placement of 125,000 units at an offering price of $0.20 per unit, each unit consisting of one share of the Dynastar Holdings common stock at a par value of $0.001 per shares and a warrant to purchase one-half of one share of the Dynastar Holdings common stock at an exercise price of $0.80 per whole share for five years.

	Debit	Credit
Cash	$25,000
Common Stock		$125
Additional paid-in capital		24,875

Note 4   To record the fees paid to the broker in connection with the first closing of the Private Placement. Broker fee is computed based upon 10% of the gross cash proceeds received.

	Debit	Credit
Additional paid-in capital	$2,500
Cash		$2,500

Note 5   To record the payment of professional fees in connection with the first closing of the Private Placement.

	Debit	Credit
Additional paid-in capital	$10,000
Cash		$10,000

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DYNASTAR HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

II.	Pro Forma Adjustments, continued

Note 6   To record the issuance of a Bridge Note on October 7, 2011 with a face value of $100,000 and a warrant to purchase 125,000 shares of Dynastar common stock. The embedded conversion option featured in the this note cannot be exercised unless and until the Company becomes a public company and its common stock is able to trade for 22 consecutive days. Accordingly, it was determined based upon authoritative guidance that the embedded conversion option is deemed to be a contingent conversion rather than an active conversion option and that such conversion option did not require accounting recognition upon the issuance of such note. It was further determined, based upon authoritative guidance, that the warrant should be valued separately. Using the Black-Scholes model, the fair value inputs included: exercise price of $0.80 per share, fair value per share of $0.40, a term of 5 years, volatility of 111% and a discount rate of 3.5%, it was determined that there would be a discount of $35, 749 representing the value attributable to the value of the free-standing derivative liability.

	Debit	Credit
Cash	$100,000
Notes payable, net of discount		$64,251
Derivative liability		35,749

Note 7  To record the conversion of $1,144,985 of the Bridge Notes, representing $1,044,985 issued through September 30, 2011 and $100,000 issued on October 7, 2011and $16,965 in accrued and unpaid interest through September 30, 2011, at a conversion price of $0.20 per share, converted into 5,809,750 shares of Dynastar Holdings common stock.

	Debit	Credit
Notes payable	$1,144,985
Accrued expenses and other current liabilities	16,965
Common Stock		$5,810
Additional paid-in capital		1,156,140

Note 8  To record the exchange of all Dynastar outstanding common stock, par value $0.0001 per share, into 10,050,000 shares of Dynastar Holdings common stock, par value $0.001 per share.

	Debit	Credit
Common Stock (Dynastar)	$1,005
Additional paid-in capital	9,045
Common Stock		$10,050

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Notes to Unaudited Pro Forma Condensed Combined Financial Statements

II.	Pro Forma Adjustments, continued

Note 9 To record the split off of the Dynastar Holdings pre merger assets and liabilities.

	Debit	Credit
Additional paid-in capital	$5,147
Cash		$4,092
Prepaid expenses and other current assets		1,055

Note 10 To record the reversal of the accrued registration rights penalties on the books of Dynastar as of September 30, 2011, in connection with the those stockholders waiving their right to these penalties and the subsequent conversion of the Dynastar Series A redeemable preferred stock.

	Debit	Credit
Accrued registration rights penalties	$118,940
Additional paid-in capital		$118,940

Note 11 To record the elimination of Dynastar’s historical accumulated deficit pursuant to the merger and plan of recapitalization.

	Debit	Credit
Additional paid-in capital	$176,808
Accumulated deficit		$176,808

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DYNASTAR HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

II.	Pro Forma Adjustments, continued

Note12 To expense the aggregate unamortized discounts related to Dynastar’s Bridge Notes, consisting of $318,445 unamortized at September 30, 2011 for Bridge Notes issued through that date and $35,749 of discount in connection with the Bridge Note issued on October 7, 2011.

	Debit	Credit
Accumulated deficit	$354,194
Notes payable		$354,194

Note 13 To adjust the value of the derivative liability recorded for the warrants issued through October 7, 2011 in connection with Dynastar’s Bridge Notes. In connection with the reverse merger, Bridge Note Warrants for the purchase of an aggregate of 1,431,231 shares of Dynastar’s common stock with an exercise price of $0.80 per share were cancelled and exchanged for Dynastar Holdings warrants. It was determined that both the Dynastar Bridge Note Warrants and the new Dynastar Holdings warrants issued at closing were deemed to be derivatives, as their terms certain anti-dilution provisions. The pro forma adjustment below was to record the adjustment to fair value for these warrants as of the pro forma balance sheet date of September 30, 2011. In the adjustment below, the warrant derivative liability is adjusted to a fair value of $362,850, from a value of $402,357.

	Debit	Credit
Derivative liabilities	$39,687
Additional paid-in capital		$39,687

Note 14 To record the redemption of $25,000 of Dynastar’s Series A redeemable preferred stock by a certain shareholder prior to the Merger.

	Debit	Credit
Redeemable preferred stock	$25,000
Cash		$25,000

Note 15 To record the conversion of Dynastar Series A redeemable preferred stock ($1,164,400 redemption value) into 5,822,000 shares of Dynastar common stock, which in turn, upon the Closing Date, were converted into shares of Dynastar Holdings common stock, $0.001 par value and to record a deemed divided in connection with the induced conversion of these shares. The conversion price of these shares was reduced from $0.33 to $0.20 per share.

	Debit	Credit
Redeemable preferred stock	$1,164,400
Accumulated deficit	458,703
Common stock		$5,822
Additional paid-in capital		1,617,281

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DYNASTAR HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

II.	Pro Forma Adjustments, continued

Note 16 To record the acquisition of 271,400,036 shares of Dynastar Holdings common stock by Dynastar for $100,000 and the subsequent surrender and cancellation of those shares.

	Debit	Credit
Common stock	$271,400
Cash		$100,000
Additional paid-in capital		171,400

Note 17 In connection with the initial closing of the Private Placement, to record the derivative liability related to (i) the warrant for the purchase of 62,500 shares of Dynastar Holdings common stock issued as part of units sold. This warrant has certain anti-dilution and other provisions that causes it be a derivative liability. It was further determined, based upon authoritative guidance, that the warrant should be valued separately. Using the Black-Scholes model, the fair value inputs included: exercise price of $0.80 per share, fair value per share of $0.20, a term of 5 years, volatility of 111% and a discount rate of 3.5%, to determine the value of $7,919.

	Debit	Credit
Additional paid-in capital	$7,919
Derivative liabilities		$7,919

Note 18 In connection with the initial closing of the Private Placement, to record the derivative liability related to the warrant for the purchase of 6,250 shares of Dynastar Holdings common stock issued to the broker. This warrant has certain anti-dilution and other provisions that causes it to be a derivative liability. It was further determined, based upon authoritative guidance, that the warrant should be valued separately. Using the Black-Scholes model, the fair value inputs included: exercise price of $0.20 per share, fair value per share of $0.20, a term of 5 years, volatility of 111% and a discount rate of 3.5%, to determine a value of $1,005.

	Debit	Credit
Additional paid-in capital	$1,005
Derivative liabilities		$1,005

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Notes to Unaudited Pro Forma Condensed Combined Financial Statements

II.	Pro Forma Adjustments, continued

Note 19 To record the prepaid expense and charge to additional paid in capital for the warrant to purchase 2,000,000 shares of Dynastar Holdings common stock issued to Navesink in consideration for advisory services to be provided over the six months following the Closing Date of the merger. This warrant was fully vested upon issuance. Using the Black-Scholes model, the fair value inputs included: exercise price of $0.20 per share, fair value per share of $0.20, a term of 5 years, volatility of 111% and a discount rate of 3.5%, to determine a value of $321,444. Since no services had been provided as of the pro forma balance sheet date, the full value was recorded as a prepaid asset.

	Debit	Credit
Prepaid expenses	$321,444
Additional paid-in capital		$321,444

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DYNASTAR HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Adjustments, continued

Pro Forma Condensed Combined Statement of Operations - For the Nine Months Ended September 30, 2011

Note A	Derived from the Dynastar unaudited financial statements for the nine months ended September 30, 2011 as filed with the SEC on November 14, 2011, and included herewith.
Note B	Derived from the unaudited financial statements of Dynastar for the nine months ended September 30, 2011, as included herewith.
Note C	Derived from the unaudited financial information of Affordable Energy for the period from January 1, 2011 through February 15, 2011.

Pro Forma Adjustments to arrive at the pro forma combined financial statements of Dynastar assuming the purchase of Affordable Energy (but before the merger and private placement):

Note D	To record the amortization of the customer relationships acquired in the acquisition of Affordable Energy for January 1, 2011 through February 15, 2011.
Note E	To record interest expense for the $125,000 note issued in connection with the acquisition of Affordable Energy.
Note F	To record the amortization of the debt discount related to the $900,000 note issued in connection with the acquisition of Affordable Energy.

Pro Forma adjustments to arrive at the pro forma combined financial statements of Dynastar Holdings, Inc. assuming the consummation of the reverse merger and the simultaneous closing of the private placement:

Note G	To record stock based compensation for stock options granted to the Company’s two executive officers in connection with the merger. On the Closing Date, an option for the purchase of 1,000,000 shares of Dynastar Holdings common stock was granted to the Company’s Chief Executive Officer. On the same date, options for the purchase of an aggregate of 950,000 shares of Dynastar Holdings common stock at an exercise price of $0.20 per share were issued to the Company’s Chief Financial Officer. In connection with this award, the Company’s Chief Financial Officer surrendered an option for the purchase of 450,000 shares of Dynastar common stock at an exercise of price of $0.80 per share that had been issued to him by Dynastar in 2010. The options were valued using the Black-Scholes model, with fair value inputs of: exercise price of $0.22 per share for the Chief Executive Officer’s options and $0.20 per share for the Chief Financial Officer’s options, fair value per share of $0.20, a expected term of approximately 6.5 years, volatility of 111% and a discount rate of 3.96%, to determine fair values of the new options of $147,600 and $163,800 for each of the Company’s Chief Executive Officer and Chief Financial Officer, respectively.

Note H	To adjust interest expense for the effect of the Bridge Notes conversion into the common stock of Dynastar Holdings.

Note I	To adjust amortization of debt discount for the effect of the Bridge Notes conversion into the common stock of Dynastar Holdings.

Note J	To record the cancellation of 27,400,076 shares of Dynastar Holdings common stock in connection with the merger.

Note K	To record the conversion of Dynastar Series A redeemable preferred shares initially into 5,822,000 shares of Dynastar common stock and then on the Closing Date, into the common stock of Dynastar Holdings.

Note L	To record the effect of 1,293,600 shares held in escrow at closing and deemed to be forfeitable.

Note M	To record the issuance of 125,000 shares of Dynastar common stock in connection with the Private Placement.

Note N	To record the issuance of 5,809,750 shares of Dynastar common stock in connection with the conversion of the Bridge Notes with a face value of $1,144,985 and interest of $16,965 accrued through September 30, 2011.

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DYNASTAR HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

II. Pro Forma Adjustments, continued

Pro Forma Condensed Combined Statement of Operations - For the Nine Months Ended September 30, 2010

This statement was prepared in order to support the supplemental Management’s Discussion and Analysis.

Note O	Derived from the unaudited financial statements of Dynastar for the nine months ended September 30, 2010 as included herewith.
Note P	Derived from the unaudited financial information of Affordable Energy for the nine months ended September 30, 2010.

Pro Forma Adjustments to arrive at the pro forma combined financial statements of Dynastar assuming the purchase of Affordable Energy (not including our merger with Dynastar):

Note Q	To record the amortization of the customer relationships acquired in the acquisition of Affordable Energy.
Note R	To record interest expense for the $125,000 note issued in connection with the acquisition of Affordable Energy.
Note S	To record the amortization of the debt discount related to the $900,000 note issued in connection with the acquisition of Affordable Energy.

Pro Forma Condensed Combined Statement of Operations - For the Year Ended December 31, 2010

Note T	Derived from the Dynastar Holdings audited financial statements for the year ended December 31, 2010 as filed with the SEC on March 31, 2011.
Note U	Derived from the audited financial statements of Dynastar for the year ended December 31, 2010 as included herewith.
Note V	Derived from the audited financial statements of Affordable Energy for the year ended December 31, 2010 as included herewith.

Pro Forma Adjustments to arrive at the pro forma combined financial statements of Dynastar assuming the purchase of My Affordable Energy (but before the merger with Dynastar Holdings):

Note W	To record the amortization of the customer relationships acquired in the acquisition of Affordable Energy.
Note X	To record interest expense for the $125,000 note issued in connection with the acquisition of Affordable Energy.
Note Y	To record the amortization of the debt discount related to the $900,000 note issued in connection with the acquisition of Affordable Energy.

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DYNASTAR HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma adjustments to arrive at the pro forma combined financial statements of Dynastar Holdings, Inc. assuming the consummation of the reverse merger and the simultaneous closing of the private placement:

Note Z	To record stock based compensation for stock options granted to the Company’s two executive officers in connection with the merger. On the Closing Date, an option for the purchase of 1,000,000 shares of Dynastar Holdings common stock was granted to the Company’s Chief Executive Officer. On the same date, options for the purchase of an aggregate of 950,000 shares of Dynastar Holdings common stock at an exercise price of $0.20 per share were issued to the Company’s Chief Financial Officer. In connection with this award, the Company’s Chief Financial Officer surrendered an option for the purchase of 450,000 shares of Dynastar common stock at an exercise of price of $0.80 per share that had been issued to him by Dynastar in 2010. The options were valued using the Black-Scholes model, with fair value inputs of: exercise price of $0.22 per share for the Chief Executive Officer’s options and $0.20 per share for the Chief Financial Officer’s options, fair value per share of $0.20, a expected term of approximately 6.5 years, volatility of 111% and a discount rate of 3.96%, to determine fair values of the new options of $148,100 and $163,700 for each of the Company’s Chief Executive Officer and Chief Financial Officer, respectively.

Note AA	To record the cancellation of 27,400,076 shares of Dynastar Holdings common stock in connection with the merger.
Note BB	To record the conversion of Dynastar Series A redeemable preferred shares initially into 5,822,000 shares of Dynastar common stock and then, on the Closing Date, into the common stock of Dynastar Holdings
Note CC	To record the effect of 1,293,600 shares held in escrow at closing and deemed to be forfeitable.
Note DD	To record the issuance of 125,000 shares of Dynastar common stock in connection with the Private Placement.
Note EE	To record the issuance of 5,890,750 shares of Dynastar Holdings common stock in connection with the conversion of the Bridge Notes, with a face value of $1,144,985 and interest of $16,965 accrued through September 30, 2011.

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